LAS VEGAS SANDS, INC.
                                       and
                           VENETIAN CASINO RESORT, LLC


                      AMENDED AND RESTATED CREDIT AGREEMENT


               This AMENDED AND RESTATED CREDIT AGREEMENT is dated as of September 17, 2001 and entered into by and among LAS VEGAS SANDS, INC. ("LVSI"), a Nevada corporation, and VENETIAN CASINO RESORT, LLC ("Venetian"), a Nevada limited liability company, as joint and several obligors (each of LVSI and Venetian, a "Borrower" and, collectively, the "Borrowers"), THE FINANCIAL INSTITUTIONS LISTED ON THE SIGNATURE PAGES HEREOF (each individually referred to herein as a "Lender" and collectively as "Lenders"), and THE BANK OF NOVA SCOTIA ("Scotiabank"), as Lead Arranger (in such capacity the "Arranger"), and Scotiabank, as administrative agent for Lenders (in such capacity, the "Administrative Agent") and solely for the purposes of subsection 10.22, Sheldon
G. Adelson.

                                R E C I T A L S
                                ---------------

               WHEREAS, pursuant to that certain Credit Agreement dated as of November 14, 1997, as amended by the First Amendment thereto dated as of January 30, 1998, and further amended by the Limited Waiver and Second Amendment to Credit Agreement dated as of November 12, 1999, by and among Borrowers, Lenders and Administrative Agent (such Credit Agreement, as amended, the "Initial Credit Agreement" ), lenders extended the senior secured credit facilities set forth in the Initial Credit Agreement to Borrowers to provide a portion of the financings necessary to develop and construct the Project (this and other capitalized terms used herein shall have the meanings given in subsection 1.1 of this Agreement), and in the case of the Revolving Loans, to provide working capital for the Project hotel and casino following the Completion Date;

               WHEREAS, Borrowers financed the development and construction of the Project with (i) equity contributions to Borrowers from Adelson consisting of the Real Estate Contribution (approximately 14 acres of which has been released to the Phase II Subsidiary upon the completion of a subdivision of such land) and cash in an aggregate amount of $320,000,000, (ii) proceeds of the issuance of senior secured Mortgage Notes in an aggregate principal amount of not less than $425,000,000, (iii) proceeds of the issuance of Subordinated Notes of approximately $90,000,000 in cash, (iv) the proceeds of the Interim Mall Facility (as defined in the Initial Credit Agreement) in an aggregate principal amount of not less than $140,000,000, (v) the proceeds of an equipment finance loan from the FF&E Lenders of not less than approximately $98,000,000 to finance furniture, fixtures and equipment (including, without limitation, gaming equipment and power station equipment) a portion of which may be financed on an interim basis with proceeds of the revolving loan portion of the senior secured credit facilities contemplated hereby, (vi) the proceeds of a contribution from a joint venture between Atlantic Thermal Systems, Inc., and Pacific Enterprises Energy Services, in an amount up to approximately $70,000,000 as necessary to purchase, construct and install (x) certain equipment that is located at or used in connection with the heating, ventilation and air conditioning facility for the Project and (y) certain equipment that is part of the Project's mechanical and/or electrical systems, and (vii) the term loan portion of the senior secured credit facilities contemplated hereby;

               WHEREAS, pursuant to that certain Amended and Restated Credit Agreement dated as of June 14, 2000, as amended by the First Amendment thereto dated as of March 15, 2001, and the Limited Waiver, Consent and Second Amendment thereto dated as of June 29, 2001, each by and among Borrowers, Lenders and Administrative Agent (such Credit Agreement, as amended, the "Existing Credit Agreement"), Lenders amended and restated the terms of the Initial Credit Agreement to (i) provide additional term loans in the aggregate principal amount of $50,000,000, (ii) revise the financial covenants set forth in the Initial Credit Agreement and (iii) make certain other amendments to the Initial Credit Agreement;

               WHEREAS, the parties to the Existing Credit Agreement desire to amend and restate the Existing Credit Agreement in order to (i) revise the amortization schedule for the existing Terms Loans (as defined in the Existing Credit Agreement), the financial covenants set forth in the Existing Credit
Agreement and the mandatory prepayment provisions of the Existing Credit Agreement, (ii) extend the Revolving Loan Commitment Termination Date, (iii) combine the Tranche A Term Loan, Tranche B Term Loan and Tranche C Term Loan into one tranche (to be referred to as the Term Loan) and (iv) make certain other amendments to the Existing Credit Agreement; and

               WHEREAS, it is the intention of Borrowers and Administrative Agent and each of the Lenders that this amendment and restatement of the Existing Credit Agreement shall not constitute a refinancing of the Loans outstanding on the Closing Date and that all Obligations hereunder and under the other Loan Documents, shall continue to be secured by the grant to Administrative Agent, on behalf of Lenders, of a First Priority Lien on the First Priority Collateral; that the Subsidiary Guaranty previously executed by each Subsidiary of Borrowers shall continue in full force and effect and that each Subsidiary other than the Intermediate Holding Companies shall continue to secure all of the Obligations under the Subsidiary Guaranty by granting to Administrative Agent, on behalf of Lenders, a First Priority Lien on the First Priority Collateral.

               NOW,  THEREFORE,   in  consideration  of  the  premises  and  the
agreements, provisions and covenants herein contained, Borrowers, Lenders and the Agent agree as follows:

Section 1.     DEFINITIONS

1.1      Certain Defined Terms.
---      ----------------------

               The following terms used in this Agreement shall have the following meanings:

               "Adelson" means Sheldon G. Adelson, an individual.

               "Adelson Completion Guaranty" means that certain Completion Guaranty dated as of the November 14, 1997 executed by Adelson in favor of the Administrative Agent, Interim Mall Lender and the Mortgage Notes Indenture Trustee (acting on behalf of the Mortgage Note Holders).

               "Adelson Intercreditor Agreement" means the Intercreditor Agreement (Adelson) dated as of November 14, 1997 among Adelson, Venetian, Mall Construction Subsidiary, Administrative Agent, Mortgage Note Indenture Trustee, Interim Mall Lender and the Subordinated Notes Indenture Trustee in substantially the form of
               Exhibit XVI hereto.

               "Adelson Subordination Agreement" has the meaning assigned to that term in subsection 5.19.

               "Additional Contingent Claims" has the meaning assigned to that term in subsection 5.17A.

               "Additional Billboard Space" has the meaning assigned to that term in the Cooperation Agreement.

               "Additional Indebtedness" has the meaning assigned to that term in subsection 7.1(xv).

               "Adjusted Eurodollar Rate" means, for any Interest Rate Determination Date with respect to an Interest Period for a Eurodollar Rate Loan, the rate per annum obtained by dividing (i) the arithmetic average (rounded upward to the nearest 1/16 of one percent) of the offered quotations, if any, to first class banks in the interbank Eurodollar market Lenders for U.S. dollar deposits of amounts in same day funds comparable to the respective principal amounts of the Eurodollar Rate Loans of Scotiabank for which the Adjusted Eurodollar Rate is then being determined with maturities comparable to such Interest Period as of approximately 10:00 A.M. (New York time) on such Interest Rate Determination Date by (ii) a percentage equal to 100% minus the stated maximum rate of all reserve requirements (including any marginal, emergency, supplemental, special or other reserves) applicable on such Interest Rate Determination Date to any member bank of the Federal Reserve System in respect of "Eurocurrency liabilities" as defined in Regulation D (or any successor category of liabilities under Regulation D).

               "Administrative Agent" has the meaning assigned to that term in the introduction to this Agreement and also means and includes any successor Administrative Agent appointed pursuant to subsection 9.5.

               "Advance Confirmation Notice" has the meaning assigned that term in the Disbursement Agreement.

               "Affected Lender" has the meaning assigned to that term in subsection 2.6C.

               "Affected Loans" has the meaning assigned to that term in subsection 2.6C.

               "Affiliate", as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

               "Agent" means, individually, each of the Administrative Agent and the Arranger, and "Agents" means Administrative Agent and the Arranger, collectively.

               "Aggregate Amounts Due" has the meaning assigned to that term in subsection 10.5.

               "Agreement" means this Amended and Restated Credit Agreement dated as of September 17, 2001.

               "Anticipated Future Work" has the meaning assigned to that term in the Disbursement Agreement.

               "Applicable Tax Percentage" means the highest aggregate effective marginal rate of federal, state and local income tax or, when applicable, alternative minimum tax, to which any direct or indirect member or S corporation shareholder of the Borrowers subject to the highest marginal rate of tax would be subject in the relevant year of determination (as certified to the Administrative Agent by a nationally recognized tax accounting firm), taking into account only that member's or S corporation shareholder's share of income and deductions attributable to its interest in the Borrowers.

               "Applied Amount" has the meaning assigned to that term in subsection 2.4B(iv)(b).

               "Approved Equipment Funding Commitment" has the meaning assigned that term in the Disbursement Agreement.

               "Arranger"  has  the  meaning   assigned  to  such  term  in  the
               introduction to this Agreement.

               "Asset Sale" means the sale by a Borrower or any of its Subsidiaries to any Person of (i) any of the stock of any of such Person's Subsidiaries, (ii) substantially all of the assets of any division or line of business of a Borrower or any of its Subsidiaries, or (iii) any other assets (whether tangible or intangible) of a Borrower or any of its Subsidiaries (other than
               (a) inventory or goods (other than equipment) sold in the ordinary course of business, (b) any other assets to the extent that the aggregate fair market value of such assets sold during any Fiscal Year, is less than or equal to $1,000,000 or (c) any transfers or dispositions permitted by clauses (ii), (vii) through (xix), inclusive, and (xxi) of subsection 7.7).

               "Assignment   Agreement"   means  an   Assignment   Agreement  in
               substantially the form of Exhibit VII annexed hereto.

               "Bank Agent" has the meaning assigned to that term in the Conforming Adelson L/C Drawing Agreement.

               "Bankruptcy Code" means Title 11 of the United States Code entitled "Bankruptcy", as now and hereafter in effect, or any successor statute.

               "Base Rate" means, at any time, the higher of (x) the Prime Rate or (y) the rate which is 1/2 of 1% in excess of the Federal Funds Effective Rate.

               "Base  Rate  Loans"  means  Loans   bearing   interest  at  rates
               determined   by  reference  to  the  Base  Rate  as  provided  in
               subsection 2.2A.

               "Billboard" means H & H of Nevada, LLC.

               "Billboard Master Lease" means that certain Lease Agreement dated November 14, 1997 by and between Venetian and New Mall Subsidiary, as successor to Mall Subsidiary (as successor to Mall Construction Subsidiary) pursuant to which the New Mall Subsidiary, as successor to Mall Subsidiary (as successor to Mall Construction Subsidiary), is leasing from Venetian the Additional Billboard Space.

               "Billboard Operating Lease" means that certain Amended and Restated Restaurant Lease dated June 26, 1997 by and between New Mall Subsidiary, as successor to Mall Subsidiary and Venetian and Billboard, as successor to B.L. International of Nevada, Inc. (together with all assignments, modifications, amendments, riders and addenda thereto).

               "Borrowers" has the meaning assigned to that term in the introduction to this Agreement and shall mean, as the context requires, any or all of the Borrowers.

               "Business Day" means (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or Nevada or is a day on which banking institutions located in either such state are authorized or required by law or other governmental action to close, and (ii) with respect to all notices, determinations, fundings and payments in connection with the Adjusted Eurodollar Rate or any Eurodollar Rate Loans, any day that is a Business Day described in clause (i) above and that is also a day for trading by and between banks in Dollar deposits in the London interbank market.

               "Capital Lease", as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

               "Cash" means (i) money, (ii) currency or (iii) a credit balance in a Deposit Account.

               "Cash Equivalents" means (a) [intentionally deleted], (b)(i) direct obligations of the United States of America (including obligations issued or held in book-entry form on the books of the Department of the Treasury of the United States of America) or obligations fully guaranteed by the United States of America,
               (ii) obligations, debentures, notes or other evidence of indebtedness issued or guaranteed by any other agency or instrumentality of the United States, (iii) interest-bearing demand or time deposits (which may be represented by certificates of deposit) issued by banks having general obligations rated (on the date of acquisition thereof) at least "A" or the equivalent by Standard & Poor's Ratings Group, a division of McGraw Hill, Inc. (together with its successors, "S&P") or Moody's Investors Service, Inc. (together with its successors, "Moody's") (S&P and Moody's together with any other nationally recognized credit rating agency if neither of such corporations is then currently rating the pertinent currently rating the pertinent obligations, a "Rating Agency") or, if not so rated, secured at all times, in the manner and to the extent provided by law, by collateral security in clause (i) or (ii) of this definition, of a market value of no less than the amount of monies so invested, (iv) commercial paper rated (on the date of acquisition thereof) at least "A-1" or "P-1" or the equivalent by any Rating Agency issued by any Person, (v) repurchase obligations for underlying securities of the types described in clause (i) or (ii) above, entered into with any commercial bank or any other financial institution having long-term unsecured debt securities rated (on the date of acquisition thereof) at least "A" or "A2" or the equivalent by any Rating Agency in connection with which such underlying securities are held in trust or by a third-party custodian, (vi) guaranteed investment contracts of any financial institution which has a long-term debt rated (on the date of acquisition thereof) at least "A" or "A2" or the equivalent by any Rating Agency, (vii) obligations (including both taxable and non-taxable municipal securities) issued or guaranteed by, and any other obligations the interest on which is excluded from income for Federal income tax purposes issued by, and any state of the United States of America or District of Columbia or the Commonwealth of Puerto Rico or any political subdivision, agency, authority or instrumentality thereof, which issuer or guarantor has (A) a short-term debt rated (on the date of acquisition thereof) at least "A-1" or "P-1" or the equivalent by any Rating Agency and (B) a long-term debt rated (on the date of acquisition thereof) at least "A" or "A2" or the equivalent by any Rating Agency, (viii) investment contracts of any financial institution either (A) fully secured by (1) direct obligations of the United States, (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States or (3) securities or receipts evidencing ownership interest in obligations or special portions thereof described in clause (1) or (2), in each case guaranteed as full faith and credit obligations of the United States of America, having a market value at least equal to 102% of the amount deposited thereunder, or (B) with long-term debt rated (on the date of acquisition thereof) at least "A" or "A2" or the equivalent by any Rating

               Agency and short-term debt rated (on the date of acquisition thereof) at least "A-1" or "P-1" or the equivalent by any Rating Agency, (ix) a contract or investment agreement with a provider or guarantor (A) which provider or guarantor is rated (on the date of acquisition thereof) at least "A" or "A2" or the equivalent by any Rating Agency (provided that if a guarantor is a party to the rating, the guaranty must be unconditional and must be confirmed in writing prior to any assignment by the provider to any subsidiary of such guarantor), (B) providing that monies invested shall be payable to the Disbursement Agent while the Disbursement Agreement is in effect and thereafter to Administrative Agent without condition (other than notice) and without brokerage fee or other penalty, upon not more than two Business Days' notice for application when and as required or permitted under the Collateral Documents, and (C) stating that such contract or agreement is unconditional, expressly disclaiming any right of setoff and providing for immediate termination in the event of insolvency of the provider and termination upon demand of the Disbursement Agent while the
               Disbursement Agreement is in effect and thereafter to Administrative Agent (which demand shall only be made at the direction of the Borrowers) after any payment or other covenant default by the provider, or (x) any debt instruments of any Person which instruments are rated (on the date of acquisition thereof) at least "A," "A2", "A-1" or "P-1" or the equivalent by any Rating Agency, provided that in each case of clauses (i) through (x), such investments are denominated in Dollars and maturing not more than 13 months from the date of acquisition thereof; (c) investments in any money market fund which is rated (on the date of acquisition thereof) at least "A" or "A2" or the equivalent by any Rating Agency; (d) investments in mutual funds sponsored by any securities broker-dealer of recognized national standing having an investment policy that requires substantially all the invested assets of such fund to be invested in investments described in any one or more of the foregoing clauses and having a rating of at least "A" or "A2" or the equivalent by any Rating Agency; or (e) investments in both taxable and nontaxable (i) periodic auction reset securities which have final maturities between one and 30 years from the date of issuance and are repriced through a dutch auction or other similar method every 35 days or (ii) auction preferred shares which are senior securities of leveraged closed end municipal bond funds and are repriced pursuant to a variety of rate reset periods, in each case having a rating (on the date of acquisition thereof) of at least "A" or "A2" or the equivalent of any Rating Agency.

               "Casino Lease" means that certain Casino Lease between Venetian as lessor and LVSI as lessee dated effective as of November 14, 1997 with respect to the operation of the casino for the Project.

               "Central Plant" means the "New HVAC Plant", as such term is defined in the Cooperation Agreement.

               "Certificate re Non-Bank Status" means a certificate substantially in the form of Exhibit IX annexed hereto delivered by a Lender to Administrative Agent pursuant to subsection 2.7B(iii).

               "Class" means, as applied to Lenders, each of the following two classes of Lenders: (i) Lenders having Term Loan Exposure and
               (ii) Lenders having Revolving Loan Exposure.

               "Closing Date" means the date, on or before September 21, 2001, on which this Agreement is executed and delivered and all conditions for the occurrence thereof set forth in subsection 4.1 shall have been satisfied or waived by Administrative Agent.

               "Code" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute.

               "Collateral" means, collectively, all of the real, personal and mixed property (including capital stock) in which Liens are purported to be granted pursuant to the Collateral Documents as security for the Obligations.

               "Collateral Account Agreements" has the meaning assigned to that term in the Disbursement Agreement.

               "Collateral Documents" means the Company Security Agreement, the Deed of Trust, the Mall Construction Subsidiary Security Agreement, the Collateral Account Agreements (other than the
               Mortgage Notes Collateral Account Agreement), any Subsidiary Security Agreements and all other instruments or documents delivered by a Loan Party pursuant to the Existing Credit Agreement, this Agreement or any of the other Loan Documents in order to grant to Intercreditor Agent, Disbursement Agent or Administrative Agent, on behalf of Lenders, a Lien on any real, personal or mixed property of that Loan Party as security for the Obligations.

               "Commercial Letter of Credit" means any letter of credit or similar instrument issued for the purpose of providing the financing payment mechanism in connection with the purchase of any materials, goods or services by a Borrower in the ordinary course of business of such Borrower.

               "Commitment" means the commitment of a Lender to make Loans as set forth in subsection 2.1A, and "Commitments" means such commitments of all Lenders in the aggregate.

               "Company Security Agreement" means the Company Security Agreement executed and delivered by Borrowers and Mall Construction Subsidiary on November 14, 1997, substantially in the form of
               Exhibit XII annexed hereto.

               "Completion Date" means November 12, 1999.

               "Completion Guaranty" means each of the Direct Construction Guaranty, the Indirect Construction Guaranty and the Adelson Completion Guaranty or any one of them and "Completion Guaranties" means the Direct Construction Guaranty, the Indirect Construction Guaranty and the Adelson Completion Guaranty collectively.

               "Completion Guaranty Loan" means any amounts advanced by Adelson under the Adelson Completion Guaranty, which is treated as a loan to Venetian in an aggregate principal amount not to exceed $25,000,000 at any time, plus accrued and unpaid interest thereon, evidenced by a Completion Guaranty Note and subject to the terms of the Adelson Intercreditor Agreement.

               "Completion Guaranty Note" means a note in the form attached to the Interim Mall Credit Agreement (as in effect on November 14,
               1997).

               "Compliance Certificate" means a certificate substantially in the form of Exhibit IV annexed hereto delivered to Administrative Agent and Lenders by Borrowers pursuant to subsection 6.1(iv).

               "Conforming Adelson L/C" means an unconditional, direct pay letter of credit which (a) is obtained by Adelson or one of his Affiliates (but not Borrowers or any of their Subsidiaries), (b) either (x) has an expiration date of not less than twenty-four
               (24) months or (y) has an expiration date of not less than twelve
               (12) months with an automatic extension of one twelve (12) month period unless the issuer of such letter of credit gives Drawing Agent not less than sixty (60) days prior written notice that it will not renew the letter of credit for such successive term, (c) either (x) is irrevocable or (y) provides that the issuer will deliver not less than sixty (60) days prior written notice to Drawing Agent of its intention to revoke such letter of credit,
               (d) is issued by a financial institution acceptable to each of the Agents in their reasonable judgment and (e) is otherwise in form and substance acceptable to each of the Agents in their reasonable judgment, provided that any such letter of credit shall only qualify as a Conforming Adelson L/C if it states that it may be drawn upon by the Conforming Adelson L/C Drawing Agent and applied in accordance with the terms of this Agreement and the Conforming Adelson L/C Drawing Agreement upon the occurrence of any Conforming Adelson L/C Draw Event, and provided further that neither Borrower nor any of their Subsidiaries shall have any obligations (contingent or otherwise) in respect of any such letter of credit.

               "Conforming Adelson L/C Draw Event" shall mean, during the time that the Conforming Adelson L/C remains in full force and effect, the occurrence of any of the following (a) an Event of Default (which is continuing and has not been waived) (i) set forth in subsection 8.1 hereof (failure to make payments when due), (ii) set forth in subsection 8.2 hereof (default under Other Indebtedness or Contingent Obligations), (iii) set forth in subsection 8.6 hereof (involuntary bankruptcy; appointment of receiver, etc.) or subsection 8.7 hereof (voluntary bankruptcy, appointment of receiver, etc.), (iv) set forth in subsection 8.13 (default under or termination of Operative Documents), and (v) resulting from a breach of any of the covenants set forth in subsection 7.6 hereof (financial covenants); (b) a draw on the Conforming Adelson L/C by or on behalf of the agent under the FF&E Facility; (c) if such Conforming Adelson L/C has a maturity of less than twenty-four (24) months, either (x) Drawing Agent's receipt of notice from the issuer of the Conforming Adelson L/C that such issuer will not renew the Conforming Adelson L/C or (y) the date that is five days prior to the expiration of the Conforming Adelson L/C if the Administrative Agent has not received evidence of the renewal thereof, provided that the Administrative Agent may not draw down on the Conforming Adelson L/C under such circumstances if and only if (1) the failure to obtain the renewal of such Conforming Adelson L/C was not caused by Adelson or his Affiliates and Adelson and/or his Affiliates have made reasonable efforts to obtain the renewal thereof and
               (2) Adelson or his Affiliates substitute cash equity in Borrowers in an amount equal to the face amount of the Conforming Adelson L/C in lieu of the Conforming Adelson L/C on or before the date that is five (5) days prior to the expiration thereof (such equity to be substituted for the withdrawn Conforming Adelson L/C in the calculation of Consolidated Adjusted EBITDA); or (d) Drawing Agent's receipt of notice from the issuer of the Conforming Adelson L/C that such issuer intends to revoke, terminate or cancel the Conforming Adelson L/C provided that the Administrative Agent may not draw down on the Adelson Conforming L/C under such circumstances if and only if Adelson or his Affiliates substitute cash equity in Borrowers in an amount equal to the face amount of the Conforming Adelson L/C in lieu of the Conforming Adelson L/C on or before the date that is five (5) days prior to the revocation, termination or cancellation thereof (such equity to be substituted for the withdrawn Conforming Adelson L/C in the calculation of Consolidated Adjusted EBITDA).

               "Conforming Adelson L/C Drawing Agent" means the "Drawing Agent" as defined in the Conforming Adelson L/C Drawing Agreement.

               "Conforming Adelson L/C Drawing Agreement" means the Conforming Adelson Drawing Agreement, dated as of June 14, 2000, among the Conforming Adelson L/C Drawing Agent, the Administrative Agent and General Electric Capital Corporation, as agent for the FF&E Lenders under the FF&E Facility Agreement described in clause (i) of the definition of "FF&E Facility Agreement" herein, pursuant to which drawings, if any, on the Conforming Adelson L/Cs shall be made and the proceeds thereof distributed ratably to the Lenders and the FF&E Lenders, as such agreement may be amended, restated or otherwise modified.

               "Consolidated Adjusted EBITDA" means, for any period, the sum of the amounts (without duplication) for such period of (i) Consolidated Net Income, (ii) Consolidated Interest Expense,
               (iii) provision for taxes based on income to the extent deducted in calculating Consolidated Net Income, (iv) total depreciation expense, (v) total amortization expense, and (vi) other non-cash items reducing Consolidated Net Income (including without limitation any reductions to Consolidated Net Income as a result of minority or preferred interests of Venetian) less other non-cash items increasing Consolidated Net Income, all of the foregoing as determined on a consolidated basis for Borrowers and their Subsidiaries in conformity with GAAP. Any cash equity contributions made by Adelson or any of his Affiliates (other than one of the Borrowers) to Borrowers and/or the face amount of any Conforming Adelson L/C delivered to Drawing Agent for the benefit of the Lenders and the FF&E Lenders during any quarter and during a period of fifteen (15) days following such quarter, in an aggregate amount for such cash equity contributions and face amounts of Conforming Adelson L/Cs not to exceed $15,000,000 per quarter, may at the written election of Borrowers be included in Consolidated Adjusted EBITDA for such quarter for all purposes hereunder, provided that Borrowers may not include such cash equity contributions or the face amount of the Conforming Adelson L/C, or any combination thereof, in Consolidated Adjusted EBITDA
               (a) if any Conforming Adelson L/C Draw Event or any Event of Default or Potential Event of Default has occurred and is continuing at the time such cash contribution is made or such Conforming Adelson L/C is provided to Drawing Agent or (b) in any event, after two consecutive quarters unless, following any exercise of such election to include any such cash equity contributions and/or face amount of any Conforming Adelson L/C in Consolidated Adjusted EBITDA, Borrowers have thereafter been in compliance with subsection 7.6 on a rolling four quarter basis on any test date occurring after such election (without giving affect to any previous cash contributions or Conforming Adelson L/C).

               "Consolidated Capital Expenditures" means, for any period, the sum of (i) the aggregate of all expenditures (whether paid in cash or other consideration or accrued as a liability and including that portion of Capital Leases which is capitalized on the consolidated balance sheet of Borrowers) by Borrowers and their Subsidiaries during that period that, in conformity with GAAP, are included in "additions to property, plant or equipment" or comparable items reflected in the consolidated statement of cash flows of Borrowers plus (ii) to the extent not covered by clause (i) of this definition, any expenditures by Borrowers (excluding any Excluded Subsidiaries) during that period to acquire (by purchase or otherwise) the business, property or fixed assets of any Person, or the stock or other evidence of beneficial ownership of any Person that, as a result of such acquisition, becomes a Subsidiary of the Borrowers or either of them; provided, however, that any expenditures related to the construction of the Phase I-A Project or the Guggenheim Projects shall be excluded from such definition.

               "Consolidated Cash Interest Expense" means, for any period, Consolidated Interest Expense for such period, excluding, however, any interest expense not payable in Cash (including amortization of discount and amortization of debt issuance costs).

               "Consolidated Current Assets" means, as at any date of determination, the total assets of Borrowers and their Subsidiaries on a consolidated basis (excluding any Excluded Subsidiaries) which may properly be classified as current assets in conformity with GAAP, excluding Cash and cash equivalents.

               "Consolidated Current Liabilities" means, as at any date of determination, the total liabilities of Borrowers and their Subsidiaries on a consolidated basis (excluding any Excluded Subsidiaries) which may properly be classified as current liabilities in conformity with GAAP, excluding the current portions of Funded Debt and any liabilities otherwise classified as current liabilities in conformity with GAAP to the extent incurred under the Operative Documents with respect to construction of the Project, the Phase I-A Tower and the Guggenheim Projects.

               "Consolidated Excess Cash Flow" means, for any period, an amount (if positive) equal to (i) the sum, without duplication, of the amounts for such period of (a) Consolidated Adjusted EBITDA and
               (b) the Consolidated Working Capital Adjustment minus (ii) the sum, without duplication, of the amounts for such period of (a) voluntary and scheduled repayments of Consolidated Total Debt to the extent actually paid (excluding repayments of Revolving Loans except to the extent the Commitments are permanently reduced in connection with such repayments), (b) Consolidated Capital Expenditures (net of any proceeds of any related financings with respect to such expenditures), (c) Consolidated Cash Interest Expense other than any interest expense in respect of Employee Repurchase Notes, (d) any amounts distributed by Borrowers for tax payments in accordance with subsection 7.5 with respect to such period and (without duplication) the provision for current taxes based on income of Borrowers (excluding any Subsidiaries) and payable by Borrowers to any Governmental Instrumentality in cash with respect to such period, (e) any amounts distributed to Borrowers or their Subsidiaries from New Mall Subsidiary, Mall Subsidiary, Mall Direct Holdings, New Mall Manager or Mall Manager following the sale or other disposition of all or any portion of the Mall or any interest therein (including by sale or other disposition of any equity interest in New Mall Subsidiary, Mall Subsidiary, Mall Direct Holdings, Mall Holdings, Mall Manager or New Mall Manager) or any issuance of debt or equity securities of such entities to the extent included in Consolidated Adjusted EBITDA up to the amount of the proceeds of such sale, disposition or issuance (net of any distribution for Permitted Quarterly Tax Distributions made in accordance with the last sentence of subsection 2.4B(iii)(g)) and (f) the amount of any Conforming Adelson L/C to the extent included in Consolidated Adjusted EBITDA.

               "Consolidated Fixed Charges" means, for any period, the sum (without duplication) of the amounts for such period of (i) Consolidated Cash Interest Expense, (ii) scheduled repayments of principal on Indebtedness (other than repayment of the Revolving Loan on the Revolving Loan Commitment Termination Date and scheduled payments of the Term Loans on March 31, 2003), (iii) any amounts distributed by Borrowers for tax payments in accordance with subsection 7.5 with respect to such period and (without duplication) provisions for taxes based on income payable by Borrowers to any Governmental Instrumentality, (iv) Consolidated Rental Payments, and (v) Consolidated Capital Expenditures, all of the foregoing as determined on a consolidated basis for Borrowers and their Subsidiaries in conformity with GAAP.

               "Consolidated Interest Expense" means, for any period, total interest expense (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest) of Borrowers and their Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of Borrowers, including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Interest Rate Agreements, but excluding, however, any amounts referred to in subsection 2.3 payable to Agents and Lenders on or before November 14, 1997 and any fees and expenses payable to Agents and Lenders in connection with this Agreement and fees and expenses payable to the FF&E Lenders and their agent in connection with the FF&E Facility Agreement in each case, prior to the Closing Date and any fees and expenses payable to the FF&E Lenders and their agent in connection with the FF&E Facility Agreement (2001) prior to the closing date of such facility.

               "Consolidated Net Income" means, for any period, the net income (or loss) of Borrowers and their Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP; provided that there shall be excluded (i) the income (or loss) of any Person (other than a Subsidiary of a Borrower), except to the extent of the amount of dividends or other distributions actually paid to Borrowers or any of their Subsidiaries by such Person during such period, (ii) the income (or loss) of any Person accrued prior to the date it is merged into or consolidated with Borrowers or that Person's assets are acquired by Borrowers, (iii) any after-tax gains or losses attributable to Asset Sales or returned surplus assets of any Pension Plan, (iv) dividends or distributions from any Excluded Subsidiary to Borrowers or any Subsidiary which are used to fund Permitted Quarterly Tax Distributions and (v) (to the extent not included in clauses (i), (ii) and (iii) above) any net extraordinary gains or net non-cash extraordinary losses, including, without limitation, any refinancing costs or charges.

               "Consolidated  Net Worth" means, as of any date of determination,
               (i) the sum of the following items, as shown on the consolidated balance sheet of LVSI and its Subsidiaries as of such date (a) the common equity of LVSI and its Subsidiaries, (b)(1) the aggregate liquidation preference of preferred stock or preferred membership interests of LVSI and its Subsidiaries and (2) any increase in depreciation and amortization resulting from any purchase accounting treatment from an acquisition or related financing; (ii) less any goodwill incurred subsequent to November 14, 1997 and (iii) less any write up of assets (in excess of fair market value) after November 14, 1997, in each case on a consolidated basis for LVSI and its Subsidiaries, determined in accordance with GAAP; provided, that in calculating Consolidated Net Worth, any gain or loss from any Asset Sale shall be excluded.

               "Consolidated Rental Payments" means, for any period, the aggregate amount of all rents paid or payable by Borrowers and their Subsidiaries on a consolidated basis (excluding any Excluded Subsidiaries) during that period under all Capital Leases to which either Borrower or any of their respective Subsidiaries is a party as lessee. Notwithstanding the foregoing, payments under the HVAC Services Agreement and the Phase II Lease shall in no event be included in Consolidated Rental Payments.

               "Consolidated Total Debt" means, as at any date of determination, the aggregate stated balance sheet amount of all Indebtedness of Borrowers and their Subsidiaries, determined on a consolidated basis in accordance with GAAP, excluding, however, any Employee Purchase Notes entered into in accordance with subsection 7.1(xi).

               "Consolidated   Working   Capital"  means,  as  at  any  date  of
               determination, the excess (or deficit) of Consolidated Current Assets over Consolidated Current Liabilities.

               "Consolidated Working Capital Adjustment" means, for any period on a consolidated basis, the amount (which may be a negative number) by which Consolidated Working Capital as of the beginning of such period exceeds (or is less than) Consolidated Working Capital as of the end of such period.

               "Construction Agency Agreement" means that certain Construction Agency Agreement dated as of November 14, 1997 by and between HVAC Provider and Venetian.

               "Construction Consultant" means Tishman Construction Corporation of Nevada, or any other person designated from time to time by the Administrative Agent, the Interim Mall Lender and the Mortgage Notes Indenture Trustee, in their sole discretion, acting pursuant to the Intercreditor Agreement, to serve as the Construction Consultant under the Disbursement Agreement.

               "Construction Consultant Engagement Agreement" means that certain engagement letter dated November 14, 1997 by and among the Construction Consultant, Borrowers, Administrative Agent, Interim Mall Lender, Goldman Sachs Mortgage Company, the Mortgage Notes Indenture Trustee and Goldman Sachs & Co.

               "Construction Litigation" has the meaning assigned to that term in subsection 5.17A.

               "Construction Management Agreement" means that certain Construction Management Agreement dated as of February 15, 1997 between Borrowers and Construction Manager for the construction of the Project as amended and assigned to Venetian pursuant to a certain Assignment, Assumption and Amendment of Construction Management Agreement dated as of November 14, 1997.

               "Construction Manager" means Lehrer McGovern Bovis Inc., a New York corporation and its successors and assigns permitted under the Construction Management Agreement.

               "Construction Related Obligations" means certain Legal Requirements in connection with the development of the Project including, without limitation, obligations under the Harrah's Shared Roadway Agreement and the obligations referred to in clause (v) of the definition of "Standby Letter of Credit".

               "Contingent Obligation", as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person (i) with respect to any Indebtedness, lease, dividend or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof, (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings, or (iii) under Interest Rate Agreements. Contingent Obligations shall include (a) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (b) the obligation to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, and (c) any liability of such Person for the obligation of another through any agreement
               (contingent or otherwise) (X) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (Y) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (X) or (Y) of this sentence, the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if less, the amount to which such Contingent Obligation is specifically limited.

               "Contractors" means any architects, consultants, designers, contractors, sub-contractors, suppliers, laborers or any other Person engaged by any Borrower(s) in connection with the design, engineering, installation and construction of the Project (other than Construction Manager).

               "Contracts" means, collectively, the contracts entered into, from time to time, between any Borrower(s) and any Contractor for performance of services or sale of goods in connection with the design, engineering, installation or construction of the Project.

               "Contractual Obligation", as applied to any Person, means any provision of any Security issued by that Person or of any material indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

               "Cooperation Agreement" means that certain Amended and Restated Reciprocal Easement, Use and Operating Agreement dated as of November 14, 1997 by and between LVSI, Venetian, Mall Construction Subsidiary (replaced by New Mall Subsidiary pursuant to an amendment dated December 20, 1999), Phase II Subsidiary and Interface.

               "Deed of Trust" means that certain Deed of Trust, Assignment of Rents and Leases and Security Agreement in the form of Exhibit XIII annexed hereto, dated effective as of November 14, 1997 granted by Borrowers to the Title Company, for the benefit of Administrative Agent, as agent for the Lenders.

               "Deposit Account" means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

               "Direct  Construction  Guarantor"  means Bovis,  Inc., a New York
               corporation   or  any  successor   permitted   under  the  Direct
               Construction Guaranty.

               "Direct Construction Guaranty" means that certain Guaranty of Performance and Completion dated as of August 19, 1997 executed by the Direct Construction Guarantor in favor of LVSI.

               "Disbursement Agent" means Scotiabank, in its capacity as Disbursement Agent under the Disbursement Agreement, and any successor Disbursement Agent appointed pursuant to the terms of the Disbursement Agreement.

               "Disbursement Agreement" means that certain Funding Agents' Disbursement and Administration Agreement dated as of November 14, 1997 among Borrowers, the Mall Construction Subsidiary, the Administrative Agent, the Mortgage Notes Indenture Trustee, the Interim Mall Lender, the HVAC Provider and the Disbursement Agent.

               "Disbursement Agreement Event of Default" means any Event of Default under and as defined in the Disbursement Agreement.

               "Dollars" and the sign "$" mean the lawful money of the United States of America.

               "Eighth Month Certificate" has the meaning set forth in the Disbursement Agreement.

               "Eligible Assignee" means (A) (i) a commercial bank organized under the laws of the United States or any state thereof; (ii) a savings and loan association or savings bank organized under the laws of the United States or any state thereof; (iii) a commercial bank organized under the laws of any other country or a political subdivision thereof; provided that (x) such bank is acting through a branch or agency located in the United States or
               (y) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country; and (iv) any other entity which is an "accredited investor" (as defined in Regulation D under the Securities Act) which extends credit or buys loans as one of its businesses including insurance companies, mutual funds and lease financing companies; and (B) any Lender and any Affiliate of any Lender; provided that no Affiliate of Borrowers shall be an Eligible Assignee; provided further that so long as no Event of Default shall have occurred and be continuing, no (i) Person that owns or operates a casino located in the State of Nevada or the State of New Jersey (or is an Affiliate of such a Person) (provided that a passive investment constituting less than 20% of the common stock of any such casino shall not constitute ownership thereof for the purposes of this definition), (ii) Person that owns or operates a convention, trade show or exhibition facility in Las Vegas, Nevada or Clark County, Nevada (or an Affiliate of such a Person) (provided that a passive investment constituting less than 20% of the common stock of any such convention or trade show facility shall not constitute ownership for the purpose of this definition), or (iii) union pension fund (provided that any intermingled fund or managed account which has as part of its assets under management the assets of a union pension fund shall not be disqualified from being an Eligible Assignee hereunder so long as the manager of such fund is not controlled by a union), shall be an Eligible Assignee, in each case which Person shall not have been denied an approval or a license, or found unsuitable under the Nevada Gaming Laws applicable to Lenders.

               "Employee Benefit Plan" means any "employee benefit plan" as defined in Section 3(3) of ERISA which is or was maintained or contributed to by Borrowers, any of its Subsidiaries or any of their respective ERISA Affiliates.

               "Employee   Repurchase  Notes"  has  the  meaning  set  forth  in
               subsection 7.1.

               "Environmental Claim" means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any governmental authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law, (ii) in connection with any Hazardous Materials or any actual or alleged Hazardous Materials Activity, or (iii) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

               "Environmental Laws" means any and all current or future statutes, ordinances, orders, rules, regulations, guidance documents, judgments, Permits, or any other requirements of governmental authorities relating to (i) environmental matters, including those relating to any Hazardous Materials Activity,
               (ii) the generation, use, storage, transportation or disposal of Hazardous Materials, or (iii) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, in any manner applicable to Borrowers or any of its Subsidiaries or any Facility, including the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C.ss. 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C.ss. 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C.ss. 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C.ss. 1251 et seq.), the Clean Air Act (42 U.S.C.ss. 7401 et seq.), the Toxic Substances Control Act (15 U.S.C.ss. 2601 et seq.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C.ss.136 et seq.), the Occupational Safety and Health Act (29 U.S.C.ss. 651 et seq.), the Oil Pollution Act (33 U.S.C.ss. 2701 et seq.) and the Emergency Planning and Community Right-to-Know Act (42 U.S.C.ss. 11001 et seq.), each as amended or supplemented, any analogous present or future state or local statutes or laws, and any regulations promulgated pursuant to any of the foregoing.

               "Equipment Component" has the meaning assigned to that term in the Disbursement Agreement.

               "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.

               "ERISA Affiliate" means, as applied to any Person, (i) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Code of which that Person is a member; (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of
               Section 414(c) of the Code of which that Person is a member;  and
               (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member. Any former ERISA Affiliate of Borrowers or any of their Subsidiaries shall continue to be considered an ERISA Affiliate of Borrowers or such Subsidiary within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of Borrowers or such Subsidiary and with respect to liabilities arising after such period for which Borrowers or such Subsidiary could be liable under the Code or ERISA.

               "ERISA Event" means (i) a "reportable event" within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Code) or the failure to make by its due date a required installment under Section 412(m) of the Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by Borrowers, any of its Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability pursuant to Section 4063 or 4064 of ERISA;
               (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan;
               (vi) the imposition of liability on Borrowers, any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal of Borrowers, any of its Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by Borrowers, any of its Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA;
               (viii) the occurrence of an act or omission which could give rise to the imposition on Borrowers, any of its Subsidiaries or any of their respective ERISA Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the Code or under Section 409, Section 502(c), (i) or (l), or Section 4071 of ERISA in respect of any Employee Benefit Plan; (ix) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against Borrowers, any of its Subsidiaries or any of their respective ERISA Affiliates in connection with any Employee Benefit Plan; (x) receipt from the Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Code) to qualify under Section 401(a) of the Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Code; or (xi) the imposition of a Lien pursuant to Section 401(a)(29) or 412(n) of the Code or pursuant to ERISA with respect to any Pension Plan.

               "Estimation Period" means the period for which a shareholder, partner or member, who is an individual is required to estimate for federal income tax purposes his allocation of taxable income from a Subchapter S corporation or a partnership for federal income tax purposes in connection with determining his estimated federal income tax liability for such period.

               "Eurodollar Rate Loans" means Loans bearing interest at rates determined by reference to the Adjusted Eurodollar Rate as provided in subsection 2.2A.

               "Event of Default"  means each of the events set forth in Section
               8.

               "Event of Loss" means, with respect to any property or asset (tangible or intangible, real or personal), any of the following:
               (A) any loss,  destruction  or damage of such  property or asset;
               (B) any actual condemnation, seizure or taking by exercise of the power of eminent domain or otherwise of such property or asset, or confiscation of such property or asset or the requisition of the use of such property or asset; or (C) any settlement in lieu of clause (B) above.

               "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

               "Excluded Subsidiary" means any Person excluded from the definition of Subsidiary by virtue of the last sentence of such definition set forth in this subsection 1.1 (including, without limitation, New Mall Subsidiary, Mall Subsidiary, Phase II

               Subsidiary, Mall Direct Holdings, Phase II Direct Holdings, Mall Manager, New Mall Manager, Phase II Manager and any other Person designated as an Excluded Subsidiary under Section 7.3(x)).

               "Existing Credit Agreement" has the meaning set forth in the third Recital.

               "Facilities" means any and all real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by Borrowers or any of their Subsidiaries or any of their respective predecessors or Affiliates including, without limitation, the Site.

               "FDIC" means the Federal Deposit Insurance Corporation.

               "Federal Funds Effective Rate" means, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Agent from three Federal funds brokers of recognized standing selected by Administrative Agent.

               "FF&E Facility" means the commitments, credit facilities, equipment leases or similar agreements with the FF&E Lenders in an aggregate principal amount of approximately $132,700,000 (plus accrued and unpaid interest thereon) to finance the purchase and installment of the Specified FF&E.

               "FF&E Facility Agreement" means (i) that certain credit agreement dated December 22, 1997 among Borrowers, General Electric Capital Corporation and the other FF&E Lenders party thereto as amended by (x) a Limited Waiver and First Amendment to Term Loan and Security Agreement dated as of November 12, 1999, (y) a Limited Waiver and Second Amendment to Term Loan and Security Agreement dated as of June 13, 2000 and (z) a Limited Waiver, Consent and Third Amendment to Term Loan and Security Agreement dated as of June 29, 2001 (as further amended, restated, supplemented or modified from time to time), (ii) the FF&E Facility Agreement
               (2001) and (iii) such other agreements among FF&E Lender(s) and Borrowers providing for all or a portion of the FF&E Facility (not covered under clause (i) or (ii)) on substantially the same terms as the financing described in clause (i) or (ii) above, or otherwise reasonably satisfactory to the Arranger and Administrative Agent (as amended, restated, supplemented or modified from time to time), provided in each case that the applicable FF&E Lenders have entered into intercreditor agreement(s) in form and substance satisfactory to the Administrative Agent.

               "FF&E Facility Agreement (2001)" means (i) the credit agreement entered into or to be entered into among Venetian, LVSI and the lenders party thereto, evidencing the debt facility on the terms satisfactory to the Administrative Agent (the "FF&E Letter Agreement"), (ii) such other agreements among certain lender(s), Venetian and LVSI, providing for all or a portion of the FF&E Facility (not covered under clause (i)) on substantially the same terms as the financing described in clause (i) above, or otherwise reasonably satisfactory to Scotiabank, as Administrative Agent, provided in each case that the applicable lenders have entered into intercreditor agreement(s) in form and substance satisfactory to Scotiabank, as Administrative Agent.

               "FF&E Intercreditor Agreement" means that certain Intercreditor Agreement dated as of December 22, 1997 entered into among the Administrative Agent, the Mortgage Notes Indenture Trustee, the Interim Mall Lender and General Electric Capital Corporation as agent for the FF&E Lenders and such other Persons as may be necessary parties thereunder (as amended, restated, supplemented or modified from time to time).

               "FF&E Intercreditor Agreement (2001)" means the intercreditor agreement(s) entered into or to be entered into among Scotiabank, as Administrative Agent, Scotiabank, as administrative agent under the Lido Facility Agreement, the lenders party to the FF&E Facility Agreement (2001) and such other Persons as may be necessary parties thereunder, in each case in form and substance satisfactory to Scotiabank, as Administrative Agent.

               "FF&E Lenders" means (i) General Electric Capital Corporation, and the other lenders that are parties to the FF&E Facility Agreements described in clauses (i) and (ii) of the definition of such term and (ii) any other lenders under any other FF&E Facility Agreement.

               "FF&E Letter Agreement" has the meaning set forth in the definition of "FF&E Facility Agreement (2001)".

               "Final Completion" has the meaning set forth in the Disbursement Agreement.

               "Final Completion Date" has the meaning set forth in the Disbursement Agreement.

               "Financial Plan" has the meaning assigned to that term in subsection 6.1(xiii).

               "Financing Agreements" means, collectively, this Agreement, the Disbursement Agreement, the Interim Mall Credit Agreement, the Mortgage Notes Indenture, the Collateral Documents, the Other Security Documents, the Mortgage Notes, any Approved Equipment Funding Commitment, the FF&E Facility Agreements, any Completion Guaranty Note, any Substitute Tranche B Note (as such term is defined in the Initial Credit Agreement), and any other loan or security agreements entered into by Borrowers or any of their Subsidiaries on, prior to or after November 14, 1997 (excluding the Permanent Mall Loan Agreement) to finance the Project in accordance with subsection 7.13 and, while applicable, the Disbursement Agreement.

               "First Priority" means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that such Lien is the only Lien (other than Liens permitted pursuant to subsection 7.2) to which such Collateral is subject.

               "First Priority Collateral" means all assets, property, real, personal and mixed of Borrowers and their Subsidiaries, other than real or personal property or other assets acquired or leased by Borrowers or their Subsidiaries pursuant to subsection 7.1(viii), and any proceeds of such property or other assets or such indebtedness and any related collateral accounts in which such proceeds are held, the Mortgage Notes Proceeds Account, the GECC Proceeds Account, the Interim Mall Proceeds Account, the HVAC Component, the stock or membership interests of Subsidiaries and Excluded Subsidiaries, provided, that any assets expressly excluded from the Lien in favor of Administrative Agent on behalf of Lenders under the Collateral Documents shall not constitute First Priority Collateral and provided further to the extent that the Lien of Administrative Agent in favor of the Lenders in any of the Specified FF&E shall be or has been released in accordance with the terms of the Company Security Agreement, such Specified FF&E shall thereafter be excluded from the First Priority Collateral.

               "Fiscal Quarter" means a fiscal quarter of any Fiscal Year.

               "Fiscal Year" means the fiscal year of Borrowers ending on December 31 of each calendar year.

               "Former Lender" has the meaning assigned to that term in subsection 10.7(a).

               "Funded Debt", as applied to any Person, means all Indebtedness of that Person (including any current portions thereof) which by its terms or by the terms of any instrument or agreement relating thereto matures more than one year from, or is directly renewable or extendable at the option of that Person to a date more than one year from (including an option of that Person under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of one year or more from), the date of the creation thereof.

               "Funding and Payment Office" means (i) the office of Administrative Agent located at 600 Peachtree Street NE, Suite 2700, Atlanta, Georgia 30308 or (ii) such other office of Administrative Agent as may from time to time hereafter be designated as such in a written notice delivered by Administrative Agent to Borrowers and each Lender.

               "Funding Date" means the date of the funding of a Loan.

               "GAAP" means, subject to the limitations on the application thereof set forth in subsection 1.2, generally accepted accounting principles set forth in opinions and pronouncements of the Accounting Principles Board of the American Institute of

               Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, in each case as the same are applicable to the circumstances as of the Closing Date.

               "Gaming License" means every license, franchise or other authorization to own, lease, operate or otherwise conduct gaming activities of the Borrowers or any of their Subsidiaries, including without limitation, all such licenses granted under the Nevada Gaming Control Act, and the regulations promulgated pursuant thereto, and other applicable federal, state, foreign or local laws.

               "GECC Proceeds Account" means any account funded solely by proceeds of loans made pursuant to any FF&E Facility Agreement.

               "GMAC Guaranty" means the guaranty dated as of November 14, 1997 by Adelson in favor of Interim Mall Lender.

               "Governmental Acts" has the meaning assigned to that term in subsection 3.5A.

               "Governmental Instrumentality" means any national, state or local government (whether domestic or foreign), any political subdivision thereof or any other governmental, quasi-governmental, judicial, public or statutory instrumentality, authority, body, agency, bureau or entity, (including the Nevada Gaming Authorities, any zoning authority, the FDIC, the Comptroller of the Currency or the Federal Reserve Board, any central bank or any comparable authority) or any arbitrator with authority to bind a party at law.

               "Guggenheim Projects" means (a) the proposed Guggenheim Las Vegas Exhibit Hall to be constructed adjacent to the Project and (b) the proposed exhibition space to be constructed within the hotel to display artwork from the Guggenheim Museum and the State Hermitage Museum.

               "Harrah's Shared Roadway Agreement" has the meaning assigned that term in the Disbursement Agreement.

               "Hazardous Materials" means (i) any chemical, material or substance at any time defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous waste", acutely hazardous waste", "radioactive waste", "biohazardous waste", "pollutant", "toxic pollutant", "contaminant", "restricted hazardous waste", "infectious waste", "toxic substances", or any other term or expression intended to define, list or classify substances by reason of properties harmful to health, safety or the indoor or outdoor environment (including harmful properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, "TCLP toxicity" or "EP toxicity" or words of similar import under any applicable Environmental Laws); (ii) any oil, petroleum, petroleum fraction or petroleum derived substance; (iii) any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (iv) any flammable substances or explosives; (v) any radioactive materials; (vi) any asbestos-containing materials; (vii) urea formaldehyde foam insulation; (viii) electrical equipment which contains any oil or dielectric fluid containing polychlorinated biphenyls; (ix) pesticides; and (x) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority or which may or could pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of any Facility or to the indoor or outdoor environment.

               "Hazardous Materials Activity" means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

               "HVAC  Ground  Lease"  means  that  certain   Ground  Lease  made
               effective as of November 14, 1997 between Venetian and the HVAC Provider.

               "HVAC  Component"  means,  collectively (i) the Central Plant and
               (ii) the "Other Facilities", as defined in each HVAC Services Agreement.

               "HVAC Provider" means Sempra Energy Solutions, a California corporation (successor to Atlantic-Pacific, Las Vegas LLC, a Delaware limited liability company) or its permitted successors under the HVAC Services Agreement.

               "HVAC Services Agreements" means collectively (i) that certain Energy Services Agreement dated as of November 14, 1997 between Venetian and the HVAC Provider, (ii) the HVAC Ground Lease, (iii) the Construction Agency Agreement (iv) that certain Energy Services Agreement dated as of November 14, 1997 between Mall Construction Subsidiary and the HVAC Provider and (v) all other agreements between the HVAC Provider and the Borrowers or its Subsidiaries (and any amendments of any agreements described in clause (i), (ii), (iii) and (iv) above), as approved by Scotiabank, as Administrative Agent, in its sole discretion.

               "Improvements"   means   the   buildings,   fixtures   and  other
               improvements to be situated on the Site.

               "Included Taxes" has the meaning assigned to that term in subsection 2.7B(i).

               "Indebtedness", as applied to any Person, means (i) all indebtedness for borrowed money, (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP, (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, (iv) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA and trade payables and accruals incurred in the ordinary course of business), and (v) all indebtedness secured by any Lien on any property or asset owned or held and under Contracts by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person. Obligations under Interest Rate Agreements constitute Contingent Obligations and not Indebtedness. All obligations under the Financing Agreements shall constitute Indebtedness. Obligations under the HVAC Services Agreement, the Phase I-A Lease and the Phase II Lease shall be treated as service contracts or operating leases and not Indebtedness.

               "Indemnitee" has the meaning assigned to that term in subsection 10.3.

               "Indentures"   means  the  Mortgage   Notes   Indenture  and  the
               Subordinated Notes Indenture or either one of them.

               "Independent Consultants" means collectively the Construction Consultant, the Insurance Advisor or in either case their successors appointed pursuant to the Disbursement Agreement.

               "Independent Financial Advisor" means an accounting, appraisal or investment banking firm of nationally recognized standing that is, in the judgment of LVSI's Board of Directors, (i) qualified to perform the task for which it has been engaged and (ii) disinterested and independent with respect to LVSI and its Subsidiaries and each Affiliate of LVSI and Adelson.

               "Indirect  Construction   Guarantor"  means  The  Peninsular  and
               Oriental Steam Navigation Company, a corporation organized under the laws of England and Wales.

               "Indirect Construction Guaranty" means that certain Guaranty dated as of August 19, 1997 executed by Indirect Construction Guarantor in favor of LVSI.

               "Initial Credit Agreement" has the meaning set forth in the first Recital.

               "Insurance Advisor" means Sedgwick James of Tennessee, Inc., or its successor, appointed pursuant to the Disbursement Agreement.

               "Intellectual Property" means all patents, trademarks, trade names, copyrights, technology, know-how and processes used in or necessary for the conduct of the business of Borrowers as proposed to be conducted pursuant to the Operative Documents that are material to the condition (financial or otherwise), business or operations of the Borrowers.

               "Intercreditor  Agent"  means  Scotiabank,  in  its  capacity  as

               Intercreditor Agent under the Intercreditor Agreement, and any successor Intercreditor Agent appointed pursuant to the terms of the Intercreditor Agreement.

               "Intercreditor Agreement" means that certain Intercreditor Agreement dated as of November 14, 1997 among the Administrative Agent, the Intercreditor Agent, the Mortgage Notes Indenture Trustee, the Interim Mall Lender and the Subordinated Notes Indenture Trustee, in substantially the form of Exhibit XIV annexed hereto.

               "Interest Payment Date" means (i) with respect to any Base Rate Loan, each March 31, June 30, September 30 and December 31 of each year, commencing on the first such date to occur after November 14, 1997, and (ii) with respect to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan that in the case of each Interest Period of longer than three months "Interest Payment Date" shall also include each date that is three months, or an integral multiple thereof, after the commencement of such Interest Period.

               "Interest Period" has the meaning assigned to that term in subsection 2.2B.

               "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement.

               "Interest Rate Determination Date" means, with respect to any Interest Period, two Business Days prior to the first day of such Interest Period.

               "Interface"   means  Interface   Group-Nevada,   Inc.,  a  Nevada
               corporation.

               "Interface Lease" means the lease agreement dated November 1, 1996 between Interface and LVSI.

               "Interim  Mall  Credit   Agreement"  means  that  certain  Credit
               Agreement dated as of November 14, 1997 among Borrowers, Mall Construction Subsidiary and Interim Mall Lender.

               "Interim Mall Lender" means GMAC Commercial Mortgage Corporation and its permitted successors and assigns.

               "Interim Mall Proceeds Account" has the meaning assigned that term in the Disbursement Agreement.

               "Intermediate Holding Companies" means Mall Holdings and the Phase II Holdings.

               "Investment" means (i) any direct or indirect purchase or other acquisition by Borrowers or any of their Subsidiaries of, or of a beneficial interest in, any Securities of any other Person (including any Subsidiary), (ii) any direct or indirect redemption, retirement, purchase or other acquisition for value, by Borrowers or any of their Subsidiaries from any Person, of any equity Securities of any Subsidiary of Borrowers, or (iii) any
               direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by Borrowers or any of their Subsidiaries to any other Person, including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business other than Interest Rate Agreements required or permitted hereunder to hedge against fluctuations in interest rates. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

               "Issuing Lender" means, with respect to any Letter of Credit, the Lender which agrees or is otherwise obligated to issue such Letter of Credit, determined as provided in subsection 3.1B(ii).

               "Joint Venture" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership, limited liability company or other legal form; provided that in no event shall any corporate Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

               "Legal Requirements" means all laws, statutes, orders, decrees, injunctions, licenses, permits, approvals, agreements and regulations of any Governmental Instrumentality having jurisdiction over the matter in question.

               "Lender" and "Lenders" means the persons identified as "Lenders" and listed on the signature pages of this Agreement, whether or not executed by such Lenders, together with their successors and permitted assigns pursuant to subsection 10.1; provided that the term "Lenders", when used in the context of a particular Commitment, shall mean Lenders having that Commitment.

               "Letter of Credit" or "Letters of Credit" means Commercial Letters of Credit and Standby Letters of Credit issued or to be issued by Issuing Lenders for the account of Borrowers pursuant to subsection 3.1.

               "Letter of Credit Usage" means, as at any date of determination, the sum of (i) the maximum aggregate amount which is or at any time thereafter may become available for drawing under all Letters of Credit then outstanding plus (ii) the aggregate amount of all drawings under Letters of Credit honored by Issuing Lenders and not theretofore reimbursed by Borrowers (including any such reimbursement out of the proceeds of Revolving Loans pursuant to subsection 3.3B).

               "Leverage Ratio" has the meaning assigned that term in subsection 7.6B.

               "Lido Facility" means the credit facilities in an aggregate principal amount of $80,000,000 to, among other things, (a) finance construction of a conference center to be built on the Phase II Land and (b) to fund the Phase I-A Subsidiary Non-Recourse Loan, the proceeds of which will be used to prepay rent owed to Venetian under the Phase I-A Lease, and thereafter applied by Venetian to finance the construction of the Phase I-A Tower.

               "Lido Facility Agreement" means a credit agreement in the aggregate principal amount of $80,000,000, between Phase II Subsidiary, Scotiabank and the other lenders party thereto from time to time, on the terms set forth in the commitment letter dated July 16, 2001 with respect to the Lido Facility, and/or such other terms as may be satisfactory to Administrative Agent.

               "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the UCC).

               "Liquidated Damages" means any proceeds or liquidated damages paid pursuant to any obligation, default or breach under the Contracts and Indirect Construction Guaranty and Direct Construction Guaranty (net of actual and documented reasonable costs incurred by Borrowers in connection with adjustment or settlement thereof, including taxes and any reasonable provisions made in respect of such costs and expenses (including any such taxes paid or payable by an owner of either Borrower or any of its Subsidiaries)). For purposes of this definition, so-called "liquidated damages" insurance policies shall be deemed to be Contracts.

               "Loan" or "Loans" means one or more of the Term Loans or the Revolving Loans or any combination thereof.

               "Loan Documents" means this Agreement, the Notes, the Letters of Credit (and any applications for, or reimbursement agreements or other documents or certificates executed by Borrowers in favor of an Issuing Lender relating to, the Letters of Credit) the
               Subsidiary Guaranties, the Disbursement Agreement and the Collateral Documents.

               "Loan Exposure" means, with respect to any Lender as of any date of determination, the sum of (i) such Lender's Term Loan Exposure and (ii) such Lender's Revolving Loan Exposure.

               "Loan Party" means each Borrower, Mall Construction Subsidiary, each Intermediate Holding Company and each other Subsidiary of a Borrower which may hereafter become a party to any Loan Document and "Loan Parties" means all such Persons, collectively.

               "Loss Proceeds" has the meaning assigned to that term in the Disbursement Agreement.

               "LVSI" means Las Vegas Sands, Inc., a Nevada corporation.

               "Mall" means the retail mall component of the Project described in more detail on Exhibit T-7 to the Disbursement Agreement.

               "Mall Construction Subsidiary" means Grand Canal Shops Mall Construction, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Venetian.

               "Mall Construction Subsidiary Security Agreement" means the Security Agreement executed and delivered by Mall Construction Subsidiary on November 14, 1997, substantially in the form of
               Exhibit XIX annexed hereto.

               "Mall Direct Holdings" means Grand Canal Shops Mall Holding Company, LLC, a Delaware limited liability company.

               "Mall Escrow Agreement" has the meaning set forth in the Disbursement Agreement.

               "Mall Holdings" means Mall Intermediate Holding Company LLC, a Delaware limited liability company and a wholly-owned Subsidiary of Venetian.

               "Mall Management Agreement" means that certain Management Agreement between LVSI and Mall Operator pursuant to which Mall Operator has agreed to perform certain management services related to the Mall, as the same has been assigned to Mall Subsidiary and subsequently to New Mall Subsidiary.

               "Mall Manager" means Grand Canal Shops Mall MM, Inc., a Nevada corporation and a wholly-owned subsidiary of LVSI.

               "Mall Operator" means Forest City Commercial Management, Inc., an Ohio corporation, and any replacement Mall Operator selected in accordance with the terms hereof.

               "Mall Parcel" means the mall space subdivided from the Site as one or more legally separate parcel and recorded with the applicable Governmental Authorities as described in more detail in Exhibit T-7 to the Disbursement Agreement.

               "Mall Parcel Creation Date" has the meaning assigned to that term in the Disbursement Agreement.

               "Mall Release Date" means November 12, 1999.

               "Mall Retainage/Punchlist Account" has the meaning set forth in the Disbursement Agreement.

               "Mall Subsidiary" means Grand Canal Shops Mall LLC, a Delaware limited liability company.

               "Margin  Stock"  has  the  meaning   assigned  to  that  term  in
               Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

               "Material Adverse Effect" means (i) a material adverse effect upon the business, operations, properties, assets, condition (financial or otherwise) or prospects of either (a) Borrowers and any of their Subsidiaries, taken as a whole or (b) Borrowers and any of their Subsidiaries and Excluded Subsidiaries, taken as a whole or (ii) the material impairment of the ability of any Loan Party to observe or perform, or of Administrative Agent or Lenders to enforce, the Obligations.

               "Material Contract" means any contract or other arrangement to which any Borrower(s), or any of their Subsidiaries are a party (other than the Loan Documents) for which breach, nonperformance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect.

               "Maximum   Consolidated  Capital  Expenditures  Amount"  has  the
               meaning assigned to that term in subsection 7.14.

               "Mortgage Notes" means the 12.25% Mortgage Notes due 2004 issued by Borrowers pursuant to the Mortgage Notes Indenture.

               "Mortgage Notes Collateral Account Agreement" has the meaning assigned to that term in the Disbursement Agreement.

               "Mortgage Note Holders" means the holders of the Mortgage Notes.

               "Mortgage Notes Indenture" means that certain Indenture dated as of November 14, 1997 between Borrowers, certain guarantors named therein and the Mortgage Notes Indenture Trustee.

               "Mortgage Notes Indenture Trustee" means US Bank Trust National Association (formerly known as First Trust National Association) in its capacity as the trustee under the Mortgage Notes Indenture and its successors in such capacity.

               "Mortgage Notes Proceeds" means the gross proceeds from the issuance of the Mortgage Notes in the amount of at least $425,000,000 (before deduction for underwriter's discounts, fees and expenses).

               "Mortgage Notes Proceeds Account" has the meaning set forth in the Disbursement Agreement.

               "Mortgage Policy" has the meaning assigned to that term in the Existing Credit Agreement.

               "Mortgaged   Property"  means  the  real  property  described  in
               Schedule 5.5.

               "Multiemployer Plan" means any Employee Benefit Plan which is a "multiemployer plan" as defined in Section 3(37) of ERISA.

               "Net Asset Sale Proceeds" means the aggregate cash proceeds received by any Borrower or any of its Subsidiaries in respect of any Asset Sale, net of (i) the direct costs relating to such Asset Sale (including, without limitation legal, accounting and investment banking fees and expenses, employee severance and termination costs, any trade payables or similar liabilities related to the assets sold and required to be paid by the seller as a result thereof and sales, finders' or broker's commission), and any relocation expenses incurred as a result thereof and taxes paid or payable as result thereof (including, without limitation, any such taxes paid or payable by an owner of Borrower or any of its Subsidiaries) (after taking into account any available tax credits or deductions and any tax sharing arrangements), (ii) amounts required to be applied to the repayment of Indebtedness secured by a Lien (or amounts permitted by the terms of such Indebtedness to be otherwise reinvested in the Project to the extent so reinvested) which is prior to the Lien under the Collateral Documents on the asset or assets that are the subject of such Asset Sale, (iii) amounts required to be applied to the repayment of the Phase I-A Subsidiary Non-Recourse Loan or any FF&E Facility Agreement, (iv) all distributions and other payments required to be made to minority interest holders in a Subsidiary or joint venture as a result of the Asset Sale and (v) any reserve for adjustment in respect of the sale price of such asset or assets or any liabilities associated with the asset disposed of in such Asset Sale.

               "Net Loss Proceeds" means the aggregate cash proceeds received by any Borrower or any of its Subsidiaries in respect of any Event of Loss, including, without limitation, insurance proceeds, condemnation awards or damages awarded by any judgment, net of the direct costs in recovery of such Net Loss Proceeds (including, without limitation, legal, accounting, appraisal and insurance adjuster fees and expenses) and any taxes paid or payable as a result thereof (including, without limitation, any such taxes paid or payable by an owner of Borrower or any of its Subsidiaries) (after taking into account any available tax credits or deductions and any tax sharing arrangements) and amounts required to be applied to the repayment of the Phase I-A Subsidiary Non-Recourse Loan, any FF&E Facility Agreement or any Indebtedness secured by a Lien (or amounts permitted by the terms of such Indebtedness to be otherwise reinvested in the Project to the extent so reinvested) which is prior to the Liens of Lenders under the Collateral Documents on the asset or assets that are the subject of the Event of Loss. Notwithstanding the foregoing, all proceeds of so-called "liquidated damages" insurance policies shall not be Net Loss Proceeds but shall be Liquidated Damages.

               "Net Pension Proceeds" has the meaning assigned to that term in subsection 2.4B(iii)(c).

               "Net  Proceeds"  has  the  meaning   assigned  to  that  term  in
               subsection 2.4B(iii)(d).

               "Nevada Gaming Authorities" shall mean, collectively, the Nevada Gaming Commission, the Nevada State Gaming Control Board, and the Clark County Liquor and Gaming Licensing Board.

               "Nevada Gaming Laws" shall mean the Nevada Gaming Control Act, as modified in Chapter 463 of the Nevada Revised Statutes, as amended from time to time, and the regulations of the Nevada Gaming Commission promulgated thereunder, as amended from time to time.

               "New Mall Manager" means Grand Canal Shops Mall MM Subsidiary, Inc., a Nevada corporation and a wholly-owned subsidiary of Mall Manager.

               "New Mall Subsidiary" means Grand Canal Shops Mall Subsidiary, LLC, a Delaware limited liability company.

               "Non-Recourse Financing" means Indebtedness incurred in connection with the purchase or lease of personal or real property useful in the business of Borrowers and their Subsidiaries and (i) as to which the lender upon default may seek recourse or payment as against a Borrower or any of its Subsidiaries only through the return or sale of the property or equipment so purchased or leased and (ii) may not otherwise assert a valid claim for payment on such Indebtedness against a Borrower or any of its Subsidiaries or any other property of a Borrower or any of its Subsidiaries.

               "Non-US Lender" has the meaning assigned to that term in subsection 2.7B(iii)(a).

               "Notes" means one or more of the Term Notes or Revolving Notes or any combination thereof.

               "Notice of Borrowing" means a notice substantially in the form of
               Exhibit I-A annexed hereto delivered by Borrowers to Administrative Agent pursuant to subsection 2.1B with respect to a proposed borrowing.

               "Notice of Conversion/Continuation" means a notice substantially in the form of Exhibit II annexed hereto delivered to Administrative Agent pursuant to subsection 2.2D with respect to a proposed conversion or continuation of the applicable basis for determining the interest rate with respect to the Loans specified therein.

               "Notice of Funding Request" has the meaning assigned that term in the Disbursement Agreement.

               "Notice of Issuance of Letter of Credit" means a notice substantially in the form of Exhibit XV annexed hereto delivered by Borrowers to Administrative Agent pursuant to subsection 3.1B(i) with respect to the proposed issuance of a Letter of Credit.

               "Obligations" means all obligations of every nature of each Loan Party from time to time owed to Administrative Agent, Arranger, Lenders or any of them under the Loan Documents, whether for principal, interest, reimbursement of amounts drawn under Letters of Credit, fees, expenses, indemnification or otherwise.

               "Officers' Certificate" means, as applied to any corporation, a certificate executed on behalf of such corporation by its chairman of the board (if an officer) or its president or one of its vice presidents and by its chief financial officer or its treasurer (in their capacity as such officer); provided that every Officers' Certificate with respect to the compliance with a condition precedent to the making of any Loans hereunder shall include (i) a statement that the officer or officers making or giving such Officers' Certificate have read such condition and any definitions or other provisions contained in this Agreement relating thereto, (ii) a statement that, in the opinion of the signers, they have made or have caused to be made such examination or investigation as is reasonably necessary to enable them to express an informed opinion as to whether or not such condition has been complied with, and (iii) a statement as to whether, in the opinion of the signers, such condition has been complied with in all material respects.

               "Opening   Conditions"   has  the   meaning   set  forth  in  the
               Disbursement Agreement.

               "Opening Date" means the date on which the hotel, casino, or mall portion of the Project opened for business.

               "Operating  Lease"  means,  as applied to any  Person,  any lease
               (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) that is not a Capital Lease other than any such lease under which that Person is the lessor.

               "Operative Documents" means the Financing Agreements and the Project Documents.

               "Organizational Documents" means (i) with respect to any corporation, its certificate or articles of incorporation and its bylaws, (ii) with respect to any limited partnership, its certificate of limited partnership and its partnership agreement,
               (iii) with respect to any general partnership, its partnership agreement, (iv) with respect to any limited liability company, its articles or certificate of organization and its operating agreement and (v) with respect to any other entity, its equivalent organizational, governing documents.

               "Other Indebtedness" means (i) the Indebtedness of any Borrower or any of its Subsidiaries evidenced by the Mortgage Notes, (ii) the Indebtedness of any Borrower or any of its Subsidiaries evidenced by the Subordinated Notes, (iii) [intentionally omitted], (iv) the Indebtedness of any Borrower or any of its Subsidiaries evidenced by the FF&E Facility Agreements, (v) any Indebtedness of any Borrower or any of its Subsidiaries in respect of any Completion Guaranty Loan and (vi) any Indebtedness of any Borrower under an Employee Repurchase Note.

               "Other Security Documents" means, the Security Documents as defined in the Disbursement Agreement, other than the Collateral Documents.

               "Outside Completion  Deadline" means April 21, 1999, as such date
               was  extended   pursuant  to  Section  6.4  of  the  Disbursement
               Agreement.

               "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

               "Pension Plan" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Code or Section 302 of ERISA.

               "Permanent Mall Lender" means any lender party from time to time to the Permanent Mall Loan Agreement including, but not limited to, Goldman Sachs Mortgage Company, Scotiabank and any permitted successor or replacement thereto. "Permanent Mall Loan Agreement" means that certain Loan Agreement dated as of December 20, 1999 by and among New Mall Subsidiary, as borrower, Goldman Sachs Mortgage Company, as Syndication Agent, Scotiabank, as Collateral Agent and Administrative Agent, and the Permanent Mall Lenders party thereto from time to time.

               "Permits" means all authorizations, consents, decrees, permits, waivers, privileges, approvals from and filings with all Governmental Instrumentalities including, without limitation, the Nevada Gaming Authorities necessary for the realization of the Project in accordance with the Operative Documents.

               "Permitted Employee Repurchase" has the meaning set forth in subsection 7.1.

               "Permitted Liens" means the following types of Liens (excluding any such Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Code or by ERISA, any such Lien relating to or imposed in connection with any Environmental Claim, and any such Lien expressly prohibited by any applicable terms of any of the Collateral Documents provided in each case that such Liens do not secure Indebtedness for borrowed money):

                    (i) Liens for taxes,  assessments or governmental charges or claims the payment of which is not, at the time, required by subsection 6.3;

                    (ii) statutory Liens of landlords,  statutory Liens of banks and rights of set-off, statutory Liens of carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law, in each case incurred in the ordinary course of business (a) for amounts not yet overdue or (b) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of 5 days) are being contested in good faith by appropriate proceedings, so long as (1) such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts, and (2) in the case of a Lien with respect to any portion of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral on account of such Lien;

                    (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money), incurred in the ordinary course of business (a) for amounts not yet overdue or (b) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of 5 days) are being contested in good faith by appropriate proceedings, so long as (1) such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts and (2) in the case of a Lien with respect to any portion of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral on account of such Lien;

                    (iv) any  attachment  or judgment Lien not  constituting  an
               Event of Default under subsection 8.8;

                    (v)  leases  or  subleases   granted  to  third  parties  in
               accordance with any applicable terms of this Agreement and the Collateral Documents and not interfering in any material respect with the ordinary conduct of the business of a Borrower or any of its Subsidiaries;

                    (vi) easements, rights-of-way,  restrictions, encroachments, and other minor defects or irregularities in title, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of a Borrower or any of its Subsidiaries or result in a material diminution in the value of any Collateral as security for the Obligations;

                    (vii) leases permitted under subsection 7.7 and any leasehold mortgage in favor of any party financing the lessee under any lease permitted under subsection 7.7 provided that (a) none of the Borrowers nor any of their Subsidiaries is liable for the payment of any principal of, or interest, premiums or fees on, such financing and (b) the affected lease and leasehold mortgage are expressly made subject and subordinate to the Lien of the Deed of Trust;

                    (viii) Liens created or contemplated by the Cooperation Agreement;

                    (ix) Liens on real property of Borrowers arising pursuant to that certain Harrah's Shared Roadway Agreement (as in effect on November 14, 1997);

                    (x) Liens incurred in connection with the  construction of a pedestrian bridge or a pedestrian tunnel under Las Vegas Boulevard and Sands Avenue provided that such Liens will not (i) materially interfere with, impair or detract from the operation of the business of Borrowers and their Subsidiaries or the construction or operation of the Project and (ii) cause a material decrease in the value of the Collateral.

                    (xi) Liens  arising  from  filing UCC  financing  statements relating solely to leases permitted by this Agreement;

                    (xii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

                    (xiii) any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;

                    (xiv) licenses of patents, trademarks and other intellectual property rights granted by a Borrower or any of its Subsidiaries in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of such Borrower or such Subsidiary; and

                    (xv) Liens created under the HVAC Services Agreements;

                    (xvi) Liens created under the  Predevelopment  Agreement (as in effect on November 14, 1997);

                    (xvii) easements, restrictions, rights of way, encroachments and other minor defects or irregularities in title incurred in connection with the traffic study relating to increased traffic on Las Vegas Boulevard as a result of completion of the Project;

                    (xviii)  Liens  incurred in  connection  with  Interest Rate
               Agreements required or permitted to be maintained hereunder and any Interest Rate Agreement intended to hedge interest rate risk in respect of the FF&E Facility;

                    (xix) [Intentionally omitted.]

                    (xx) prior to the Final Completion Date any "Permitted Liens" under the Disbursement Agreement; and

                    (xxi) Liens listed on Schedule 7.7.

               "Permitted Quarterly Tax Distributions" means quarterly distributions of Tax Amounts determined on the basis of the estimated taxable income of LVSI or Venetian, as the case may be (in each case including any such taxable income attributable to such entity's ownership of interest in any other pass-through entity for Federal income tax purposes except that if all or any portion of the Completion Guaranty Loan is outstanding and held by Adelson or a Related Party and is not paying current cash interest, then such estimated taxable income shall be determined without giving effect to any non-cash interest payments on such loans held by Adelson or the Related Parties to the extent such non-cash interest is deductible), for the related Estimation Period, as in a statement filed with the Administrative Agent, provided, however, that (A) prior to any distributions of Tax Amounts the Borrowers shall deliver an officers' certificate with a statement to the effect that in the case of distributions to be made by Venetian, Venetian qualifies as a partnership or a substantially similarly treated pass-through entity for federal income tax purposes or that, in the case of distributions to be made by LVSI, LVSI qualifies as a Subchapter S corporation under the Code or a substantially similarly treated pass-through entity for federal income tax purposes, as the case may be, and (B) at the time of such distributions, the most recent audited financial statements of LVSI reflect that LVSI was treated as a Subchapter S corporation under the Code or a substantially similarly treated pass-through entity for federal income tax purposes and Venetian was treated as a partnership or substantially similarly treated pass-through entity for Federal income tax purposes for the period covered by such financial statements; provided, further, that, for an Estimation Period that includes a True-up Determination Date, (A) if the True-up Amount is due to the members or shareholders, as the case may be, the Permitted Quarterly Tax Distribution payable by LVSI or Venetian, as the case may be, for the Estimation Period shall be increased by such True-up Amount, and (B) if the True-up Amount is due to LVSI or Venetian, the Permitted Quarterly Tax Distribution payable by LVSI or Venetian as the case may be, for the Estimation Period shall be reduced by such True-up Amount and the excess, if any, of the True-up Amount over such Permitted Quarterly Tax Distribution shall be applied to reduce the immediately following Permitted Quarterly Tax Distribution(s) until such True-up Amount is entirely offset. The amount of Permitted Quarterly Tax Distribution relating to an Estimation Period including a True-up Determination Date shall be determined by a Tax Amounts CPA, and the amount of Permitted Quarterly Tax Distribution relating to all other Estimation Periods shall be determined by LVSI or Venetian, as the case may be.

               "Person" means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments (whether federal, state or local, domestic or foreign, and including political subdivisions thereof) and agencies or other administrative or regulatory bodies thereof.

               "Phase I-A Lease" means that certain Lease Agreement to be entered between Venetian and the Phase I-A Subsidiary in form and substance satisfactory to Scotiabank, as Administrative Agent, in its sole discretion.

               "Phase  I-A  Project"  means  the  construction  of the Phase I-A
               Tower.

               "Phase I-A Subsidiary" means Venetian Phase I-A Tower, LLC, a limited liability company to be organized under the laws of Nevada in form and substance satisfactory to Scotiabank, as Administrative Agent.

               "Phase I-A Subsidiary Non-Recourse Loan" means the non-recourse loan to be made by Phase II Subsidiary, to the Phase I-A Subsidiary with proceeds from the Lido Facility, in form and substance satisfactory to Scotiabank, as Administrative Agent.

               "Phase I-A Tower" means (i) an approximately 1,000 room hotel expansion to be constructed by Venetian on the parking garage of the Project together with (ii) an expansion of such parking garage.

               "Phase II" means a hotel, casino and mall complex proposed to be developed on the Phase II Land.

               "Phase II Casino Lease" means the gaming operations lease between the Phase II Subsidiary and LVSI or Venetian pursuant to which LVSI or Venetian will operate the gaming operations of the Phase II, entered into in accordance with subsection 7.10.

               "Phase II Direct Holdings" means Lido Casino Resort Holding Company, LLC, a Delaware limited liability company.

               "Phase II Holdings" means Lido Intermediate Holding Company, LLC,
               a  Delaware  limited  liability   company,   and  a  wholly-owned
               Subsidiary of Venetian.

               "Phase II Land" means the real property consisting of approximately 14 acres of the Real Estate Contribution as described in more detail in Exhibit T-5 of the Disbursement Agreement together with all improvements thereon.

               "Phase II Lease" has the meaning assigned to that term in subsection 8.20.

               "Phase II Manager" means Lido Casino Resort MM, Inc., a Nevada corporation, and wholly-owned subsidiary of LVSI and the managing member of Phase II Subsidiary.

               "Phase II Release Conditions" has the meaning assigned to that term in the Disbursement Agreement.

               "Phase II Subsidiary" means Lido Casino Resort, LLC, a Nevada limited liability company.

               "Plans and Specifications" has the meaning assigned to that term in the Disbursement Agreement.

               "Potential Event of Default" means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

               "Predevelopment Agreement" means the Sands Resort Hotel Casino Agreement dated February 18, 1997 by and between Clark County and LVSI.

               "Prime Rate" means the rate that Scotiabank announces from its New York office from time to time as its Dollar prime lending rate, as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Scotiabank or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

               "Proceedings" has the meaning assigned to that term in subsection 6.1(x).

               "Pro  Rata  Share"  means  (i)  with  respect  to  all  payments,
               computations   and  other  matters  relating  to  the  Term  Loan
               Commitment or the Term Loan of any Lender, the percentage obtained by dividing (x) the Term Loan Exposure of that Lender by
               (y) the aggregate Term Loan Exposure of all Lenders, (ii) with respect to all payments, computations and other matters relating to the Revolving Loan Commitment or the Revolving Loans of any Lender or any Letters of Credit issued or participations therein purchased by any Lender, the percentage obtained by dividing (x) the Revolving Loan Exposure of that Lender by (y) the aggregate Revolving Loan Exposure of all Lenders, and (iii) for all other purposes with respect to each Lender, the percentage obtained by dividing (x) the sum of the Term Loan Exposure of that Lender plus the Revolving Loan Exposure of that Lender by (y) the sum of the aggregate Term Loan Exposure of all Lenders plus the aggregate Revolving Loan Exposure of all Lenders, in any such case as the applicable percentage may be adjusted by assignments permitted pursuant to subsection 10.1. The Pro Rata Share of each Lender as of the Closing Date for purposes of each of clauses
               (i), (ii) and (iii) of the preceding sentence is set forth opposite the name of that Lender in Schedule 2.1 annexed hereto.

               "Professional Services Agreement" means that certain Agreement between Owner and Architect dated as of November 14, 1997, between Borrowers and Project Architect.

               "Project" means the Venetian-themed hotel, casino, retail, meeting and entertainment complex, with related heating, ventilation and air conditioning and power station facilities to be developed at the Site, all as more particularly described in Exhibit T-1 to the Disbursement Agreement (but not including the Phase I-A Tower or the Guggenheim Projects).

               "Project Architect" means collectively, TSA of Nevada, LLP, and WAT&G, Inc. Nevada.

               "Project Budget" has the meaning assigned that term in the Disbursement Agreement.

               "Project Costs" has the meaning assigned to that term in the Disbursement Agreement.

               "Project Documents" means the Construction Management Agreement, the Completion Guaranties, the Contracts, the Cooperation Agreement, the Professional Services Agreement, the HVAC Services Agreements, the HVAC Ground Lease, the Mall Management Agreement, the Predevelopment Agreement, the Billboard Master Lease, the Harrah's Shared Roadway Agreement, the Services Agreement, the Sale and Contribution Agreement, the Casino Lease, the Treadway Agreement, the Work Continuation Agreement, the operating agreements for each of Venetian and the Intermediate Holding Companies and any other document or agreement entered into on, prior to or after November 14, 1997, in accordance with Section
               7.13 and, while applicable, the Disbursement Agreement relating to the development, construction, maintenance or operation of the Project provided, that following the Mall Release Date any contracts and agreements relating to the Mall which are transferred to Mall Subsidiary or New Mall Subsidiary shall no longer constitute Project Documents.

               "Project Schedule" has the meaning assigned that term in the Disbursement Agreement.

               "Quarterly Date" means the last day of each Fiscal Quarter.

               "Quarterly Payment Period" means the period commencing on the tenth day and ending and including the twentieth day of each month in which federal estimated tax payments are due (provided that payments in respect of estimated state income taxes due in January may instead, at the option of Borrowers, be paid during the last five days of the immediately preceding December).

               "Real Estate Contribution" has the meaning assigned to that term in the Initial Credit Agreement.

               "Register" has the meaning assigned to that term in subsection 2.1D.

               "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

               "Reimbursement Date" has the meaning assigned to that term in subsection 3.3B.

               "Related Parties" means and shall include: (i) Family Members, as hereafter defined; (ii) directors of LVSI or Venetian and employees of LVSI or Venetian who are senior managers or officers of LVSI, Venetian, Interface or any of their Affiliates; (iii) any person who receives an interest in LVSI or Venetian from any individual referenced in clauses (i)-(ii) in a gratuitous transfer, whether by gift, bequest or otherwise, to the extent of such interest; (iii) the estate of any individual referenced in clauses (i)-(iii); (iv) a trust for the benefit of one or more of the individuals referenced in clauses (i)-(iii); and/or (v) an entity owned or controlled, directly or indirectly, by one or more of the individuals, estates of trusts referenced in clauses
               (i)-(iv). For the purpose of this paragraph, a "Family Member" shall include: (i) Sheldon G. Adelson; (ii) Dr. Miriam Adelson;
               (iii) any sibling of either of the foregoing; (iv) any issue of any one or more of the individuals referenced in the preceding clauses (i)-(iii); and (v) the spouse or issue of the spouse of one or more of the individuals referenced in the preceding clauses (i)-(iv).

               "Release" means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials), including the movement of any Hazardous Materials through the air, soil, surface water or groundwater.

               "Requisite Class Lenders" means, at any time of determination (i) for the Class of Lenders having Term Loan Exposure, Lenders having or holding more than 50% of the sum of the aggregate Term Loan Exposure of all Lenders and (ii) for the Class of Lenders having Revolving Loan Exposure, Lenders having or holding more than 50% of the aggregate Revolving Loan Exposure of all Lenders.

               "Requisite Lenders" means Lenders having or holding more than 50% of the sum of the aggregate Loans and unused Commitment of all Lenders.

               "Restaurant Leases" means together (i) the lease between Valentino Las Vegas, LLC, a Nevada limited liability company and Venetian dated as of May 15, 1999, (ii) the lease between Positano Las Vegas, LLC, a Nevada limited liability company and New Mall Subsidiary, as successor-in-interest to Mall Construction Subsidiary dated as of November 4, 1999 and (iii) the lease between Carnevale Coffee Bar, LLC, a Nevada limited liability company and New Mall Subsidiary, dated as of April 26, 2000.

               "Restricted Junior Payment" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of either Borrower now or hereafter outstanding, except a dividend or distribution payable solely in shares of that class of stock to the holders of that class (or the accretion of such dividends or distribution), (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of either Borrower now or hereafter outstanding, (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of either Borrower now or hereafter outstanding, (iv) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to Other Indebtedness and (v) any payment in respect of a repayment or reimbursement of amounts advanced to Borrowers or any of their Subsidiaries by Adelson or any Affiliate of Adelson under the Adelson Completion Guaranty.

               "Revolving Loan Availability Date" means the date on which Construction Consultant delivers the Six-Month Certificate to Administrative Agent.

               "Revolving Loan Commitment" means the commitment of a Lender to make Revolving Loans to Borrowers pursuant to subsection 2.1A(ii), and "Revolving Loan Commitments" means such commitments of all Lenders in the aggregate.

               "Revolving Loan Commitment Termination Date" means June 30, 2003.

               "Revolving Loan Exposure" means, with respect to any Lender as of any date of determination (i) prior to the termination of the Revolving Loan Commitments, that Lender's Revolving Loan Commitment and (ii) after the termination of the Revolving Loan Commitments, the sum of (a) the aggregate outstanding principal amount of the Revolving Loans of that Lender plus (b) in the event that Lender is an Issuing Lender, the aggregate Letter of Credit Usage in respect of all Letters of Credit issued by that Lender (in each case net of any participations purchased by other Lenders in such Letters of Credit or any unreimbursed drawings thereunder) plus (c) the aggregate amount of all participations purchased by that Lender in any outstanding Letters of Credit or any unreimbursed drawings under any Letters of Credit.

               "Revolving Loans" means the Loans made by Lenders to Borrowers pursuant to subsection 2.1A(ii).

               "Revolving Notes" means (i) the promissory notes of Borrowers issued pursuant to subsection 2.1E (ii) on the Closing Date and
               (ii) any promissory notes issued by Borrowers pursuant to the last sentence of subsection 10.1B(i) in connection with assignments of the Revolving Loan Commitments and Revolving Loans of any Lenders, in each case substantially in the form of Exhibit III-B annexed hereto, as they may be amended, supplemented or otherwise modified from time to time.

               "Sale and Contribution Agreement" means that certain Sale and Contribution Agreement dated as of November 14, 1997 among Venetian, Mall Construction Subsidiary and Mall Subsidiary.

               "Sands  Expo and  Convention  Center"  means the  exposition  and
               meeting   facilities   commonly  known  as  the  Sands  Expo  and
               Convention Center.

               "Scotiabank" has the meaning assigned to that term in the introduction to this Agreement.

               "Securities" means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

               "Securities Act" means the Securities Act of 1933, as amended from time to time, and any successor statute.

               "Services Agreement" means that amended and restated Services Agreement dated as of November 14, 1997, by and among LVSI, Interface, Interface Holding Company, Inc., and the parties stated on the schedule thereto.

               "Site" means the land on which the Project is to be constructed as described in more detail in Exhibit T-4 to the Disbursement Agreement.

               "Six-Month   Certificate"  has  the  meaning  set  forth  in  the
               Disbursement Agreement.

               "Solvent" means, with respect to any Person, that as of the date of determination both (A) (i) the then fair saleable value of the property of such Person is (y) greater than the total amount of liabilities (including contingent liabilities) of such Person and
               (z) not less than the amount that will be required to pay the probable liabilities on such Person's then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Person; (ii) such Person's capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (iii) such Person does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due; and (B) such Person is "solvent" within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

               "Specified FF&E" means any furniture, fixtures, equipment and other personal property financed with the proceeds from the FF&E Facility.

               "Standby Letter of Credit" means any standby letter of credit or similar instrument issued for the purpose of supporting (i) Indebtedness of Borrowers in respect of industrial revenue or development bonds or financings, (ii) workers' compensation liabilities of Borrowers, (iii) the obligations of third party insurers of Borrowers arising by virtue of the laws of any jurisdiction requiring third party insurers, (iv) obligations with respect to Capital Leases or Operating Leases of Borrowers or with respect to the Harrah's Shared Roadway Agreement, (v) performance, payment, deposit or surety obligations of Borrowers, in any case if required by law or governmental rule or regulation (including, without limitation, if required by any Governmental Instrumentality or otherwise necessary in order to obtain any Permit related to the Project) or in accordance with custom and practice in the industry and (vi) Construction Related Obligations; provided that Standby Letters of Credit may not be issued for the purpose of supporting (a) trade payables or (b) any Indebtedness constituting "antecedent debt" (as that term is used in Section 547 of Bankruptcy Code).

               "Stop   Funding   Notice"  has  the  meaning  set  forth  in  the
               Disbursement Agreement.

               "Subordinated Indebtedness" means (i) any Indebtedness in respect of the Subordinated Notes or the Completion Guaranty and (ii) any Indebtedness in respect of Employee Repurchase Notes.

               "Subordinated Notes" means the $97,500,000 in aggregate principal amount of split coupon Senior Subordinated Notes due 2005 of Borrowers issued pursuant to the Subordinated Notes Indenture.

               "Subordinated Notes Indenture" means the Indenture dated as of November 14, 1997 between Borrowers, certain guarantors named therein and the Subordinated Notes Indenture Trustee.

               "Subordinated Notes Indenture Trustee" means First Union National Bank in its capacity as trustee under the Subordinated Notes Indenture and its successors in such capacity.

               "Subsidiary" means, with respect to any Person, (i) any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof and (ii) any partnership or limited liability company of which more than 50% of such entities' capital accounts, distribution rights, general or limited partnership interests or membership interests are owned or controlled directly or indirectly by such Person or one of more other
               Subsidiaries of that Person or a combination thereof. Notwithstanding the foregoing, any Subsidiary described in subsection 7.3(x) that the Borrowers elect to designate as an Excluded Subsidiary, New Mall Subsidiary, Mall Subsidiary, Phase II Subsidiary, Phase II Manager, Phase II Direct Holdings, New Mall Manager, Mall Manager and Mall Direct Holdings and their respective Subsidiaries shall not constitute Subsidiaries under this Agreement or any other Loan Document, except for purposes of
               Article 5 (representations and warranties) (other than subsection 5.8) and subsection 6.1 (as specified therein) and for purposes of any definitions as used in Article 5 or subsection 6.1.

               "Subsidiary Guarantor" means each of the Intermediate Holding Companies and any other Subsidiary of any of the Borrowers that executes and delivers a counterpart of the Subsidiary Guaranty on November 14, 1997 or from time to time thereafter pursuant to subsection 6.13.

               "Subsidiary Guaranty" means the Subsidiary Guaranty executed and delivered by each of the Intermediate Holding Companies and existing Subsidiaries of Borrowers on November 14, 1997 and to be executed and delivered by additional Subsidiaries of Borrowers from time to time thereafter in accordance with subsection 6.13, substantially in the form of Exhibit XI annexed hereto, as such Subsidiary Guaranty may hereafter be amended, supplemented or otherwise modified from time to time.

               "Subsidiary Security Agreement" means each Subsidiary Security Agreement executed and delivered by any Subsidiary Guarantor other than the Intermediate Holding Companies from time to time thereafter in accordance with subsection 6.13, in each case substantially in the form of Exhibit VIII and Exhibit VIII-A (with respect to the Phase I-A Subsidiary) annexed hereto, as such Subsidiary Security Agreement may be amended, supplemented or otherwise modified from time to time, and "Subsidiary Security Agreements" means all such Subsidiary Security Agreements, collectively.

               "Superior Facilities" has the meaning assigned to that term in subsection 7.1(xv).

               "Supplemental Agent" has the meaning assigned to that term in subsection 9.1B.

               "Supplier Joint Venture" means any Person that supplies or provides materials or services to any Borrower, the Construction Manager or any contractor in the Project and in which a Borrower or one of its Subsidiaries have Investments.

               "Substitute Lender" has the meaning assigned to that term in subsection 10.7(a).

               "Tax" or "Taxes" means any present or future tax, levy, impost, duty, charge, fee, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed; provided that "Tax on the overall net income" of a Person shall be construed as a reference to a tax imposed by the jurisdiction in which that

               Person is organized or in which that Person's principal office (and/or, in the case of a Lender, its lending office) is located or in which that Person (and/or, in the case of a Lender, its lending office) is deemed to be doing business on all or part of the net income, profits or gains (whether worldwide, or only insofar as such income, profits or gains are considered to arise in or to relate to a particular jurisdiction, or otherwise) of that Person (and/or, in the case of a Lender, its lending office).

               "Tax Amount" means, with respect to a Estimation Period or a taxable year, as the case may be an amount equal to (A) the product of (x) the taxable income (including all separate items of income) of LVSI or Venetian, as the case may be, for such Estimation Period or taxable year, as the case may be, and (y) the Applicable Tax Percentage reduced by (B) to the extent not previously taken into account, any income tax benefit attributable to LVSI or Venetian, as the case may be, which could be utilized (without regard to the actual utilization) by its members or shareholders, as the case may be, in the current or prior taxable year, or portion thereof, commencing on or after November 14, 1997 (including any tax losses or tax credits), computed at the Applicable Tax Percentage of the year that such benefit is taken into account for purposes of this computation; provided, however, that, the computation of Tax Amount shall also take into account (C) the deductibility of state and local taxes for federal income tax purposes, and (D) any difference in the Applicable Tax Percentage resulting from the nature of taxable income (such as capital gain as opposed to ordinary income).

               "Tax Amounts CPA" means a nationally recognized certified public accounting firm.

               "Title Company" means, Lawyers Title of Nevada, Inc. or an Affiliate thereof and/or one or more other title insurance companies reasonably satisfactory to Administrative Agent.

               "Term Loan Commitment" means the commitment of a Lender to make a Term Loan to Borrowers pursuant to subsection 2.1A(i) of this Agreement, and "Term Loan Commitments" means such commitments of all Lenders in the aggregate.

               "Term Loan Exposure" means, with respect to any Lender as of any date of determination, the outstanding principal amount of the Term Loans made by that Lender.

               "Term Loan" or "Term Loans" means one or more of the Loans made by Lenders to Borrowers pursuant to subsection 2.1A(i) of this Agreement.

               "Term Notes" means (i) the promissory notes of Borrowers issued pursuant to subsection 2.1E(i) of the Existing Credit Agreement on June 14, 2000, (ii) promissory notes of Borrowers to be issued on the Closing Date pursuant to subsection 2.1E(i) and (iii) any promissory notes issued by Borrowers pursuant to the last sentence of subsection 10.1B(i) hereof or, of the Existing Credit Agreement if issued prior to the Closing Date, in connection with assignments of the Term Loan Commitments or Term Loans of any Lenders, in each case substantially in the form of Exhibit III-A annexed hereto.

               "Total Utilization of Revolving Loan Commitments" means, as at any date of determination, the sum of (i) the aggregate principal amount of all outstanding Revolving Loans (other than Revolving Loans made for the purpose of reimbursing the applicable Issuing Lender for any amount drawn under any Letter of Credit but not yet so applied) plus (ii) the Letter of Credit Usage.

               "Transaction Costs" means the fees, costs and expenses payable by Borrowers on or before November 14, 1997 in connection with the transactions contemplated by the Loan Documents and the Project Documents.

               "Treadway  Agreement"  means  that  certain  Time  and  Materials
               Agreement dated February 10, 1997 by and between LVSI and Treadway Industries of Phoenix, Inc., an Arizona corporation.

               "True-up Amount" means, in respect of a particular taxable year, an amount determined by the Tax Amounts CPA equal to the difference between (i) the aggregated Permitted Quarterly Tax Distributions actually distributed in respect of such taxable year, without taking into account any adjustments to such Permitted Quarterly Tax Distributions made with respect to any other taxable year (including any adjustment to take into account a True-up Amount for the immediately preceding taxable year) and
               (ii) the Tax Amount permitted to be distributed in respect of such year as determined by reference to LVSI's Internal Revenue Service Form 1120-S or Venetian's IRS Form 1065 filed for such year; provided, however, that if there is an audit or other adjustment with respect to a return filed by the LVSI or Venetian (including a filing of an amended return), upon a final determination or resolution of such audit or other adjustment, the Tax Amounts CPA shall redetermine the True-up Amount for the relevant taxable year. The amount equal to the excess, if any, of the amount described in clause (i) above over the amount described in clause (ii) above shall be referred to as the "True-up Amount due to LVSI" or the "True-up Amount due to Venetian", as the case may be and the excess, if any, of the amount described in clause (ii) over the amount described in clause (i) shall be referred to as the "True-up Amount due to the shareholders or members."

               "True-up Determination Date" means the date on which the Tax Amounts CPA delivers a statement to the Administrative Agent indicating the True-up Amount; provided, however, that the True-up Determination Date shall not be later than 30 days after the occurrence of an event requiring the determination of the True-up Amount (including, the filing of the federal and state tax returns or the final determination or resolution of an audit or other adjustment, as the case may be).

               "UCC"  means  the  Uniform  Commercial  Code (or any  similar  or
               equivalent   legislation)   as  in  effect   in  any   applicable
               jurisdiction.

               "Unadjusted Eurodollar Rate Component" has the meaning assigned to that term in subsection 6.8.

               "Venetian" means Venetian Casino Resort, LLC, a Nevada limited liability company.

               "Withdrawal Period" has the meaning assigned to that term in subsection 10.7(b).

               "Work Continuation Agreement" has the meaning set forth in the Disbursement Agreement.

1.2      Accounting Terms; Utilization of GAAP for Purposes of Calculations
---      ------------------------------------------------------------------
         Under Agreement.
         ----------------

               Except as otherwise expressly provided in this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by Borrowers to Lenders pursuant to clauses (i), (ii),
(iii), (iv) and (xiii) of subsection 6.1 shall be prepared in accordance with GAAP as in effect at the time of such preparation (and delivered together with the reconciliation statements provided for in subsection 6.1(v)). Calculations in connection with the definitions, covenants and other provisions of this Agreement shall utilize accounting principles and policies in conformity with those used to prepare the financial statements referred to in subsection 5.3.

1.3      Other Definitional Provisions and Rules of Construction.
---      --------------------------------------------------------

               A. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference.

               B. References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided.

               C. The use in any of the Loan Documents of the word "include" or "including", when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.

               D. Any reference to any agreement or instrument shall be deemed to include a reference to such agreement or instrument as assigned, amended, supplemented or otherwise modified from time to time in accordance with subsection 7.13 and, while applicable, the Disbursement Agreement.

               E. Any reference to a term defined in the Disbursement Agreement shall have the meaning assigned to it in the Disbursement Agreement whether or not such agreement remains in effect.

Section 2.     AMOUNTS AND TERMS OF COMMITMENTS AND LOANS

2.1      Commitments; Making of Loans; the Register; Notes.
---      --------------------------------------------------

               A. Commitments. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrowers herein set forth and, while in effect, the representations and warranties set forth in the Disbursement Agreement, each Lender hereby severally agrees to make the Loans described in this subsection 2.1.A.

               (i) Term Loans. Each Lender, which had a Term Loan Commitment under the Existing Credit Agreement, has loaned to Borrowers an aggregate amount not exceeding its Pro Rata Share of the aggregate amount of the Term Loan Commitments under the Existing Credit Agreement, which amount was used for the purposes identified in subsection 2.5A. Each Lender having a Tranche B Term Loan Commitment or Tranche C Term Loan Commitment (each as defined in the Existing Credit Agreement) has loaned to Borrowers an aggregate amount not exceeding its Pro Rata Share of the Tranche B Term Loan Commitments or Tranche C Term Loan Commitments, as applicable. Effective as of the Closing Date, the aggregate outstanding amount of Tranche B Term Loans and Tranche C Term Loans (each as defined in the Existing Credit Agreement) shall be converted to Term Loans. The amount of each Lender's outstanding Tranche A Term Loan; Tranche B Term Loan and Tranche C Term Loan as of the opening of business on the Closing Date is set forth opposite its name on Schedule 2.1 annexed hereto and the aggregate amount of the Tranche A Term Loans, Tranche B Term Loans and Tranche C Term Loans as of the opening of business on the Closing Date is $152,750,000. Amounts borrowed under this subsection 2.1A and subsequently repaid or prepaid may not be reborrowed. For the avoidance of doubt, all Term Loans made under the Existing Credit Agreement shall continue under this Agreement and all Tranche B Term Loans and Tranche C Term Loans made under the Existing Credit Agreement shall, from and after the Closing Date, continue under this Agreement as Term Loans.

               (ii) Revolving Loans. Each Lender severally agrees, subject to the limitations set forth below with respect to the maximum amount of Revolving Loans permitted to be outstanding from time to time, to lend to Borrowers from time to time during the period from November 14, 1997 to but excluding the Revolving Loan Commitment Termination Date an aggregate amount not exceeding its Pro Rata Share of the aggregate amount of the Revolving Loan Commitments to be used for the purposes identified in subsection 2.5B. The amount of each Lender's Revolving Loan Commitment as of the Closing Date is set forth opposite its name on Schedule 2.1 annexed hereto and the aggregate amount of the Revolving Loan Commitments as of the Closing Date is $40,000,000; provided that the Revolving Loan Commitments of Lenders shall be adjusted to give effect to any assignments of the Revolving Loan Commitments pursuant to subsection 10.1B; and provided, further that the amount of the Revolving Loan Commitments shall be reduced from time to time by the amount of any reductions thereto made pursuant to subsections 2.4B(ii) and 2.4B(iii). Each Lender's Revolving Loan Commitment shall expire on the Revolving Loan Commitment Termination Date and all Revolving Loans and all other amounts owed hereunder with respect to the Revolving Loans and the Revolving Loan Commitments shall be paid in full no later than that date. Amounts borrowed under this subsection 2.1A(ii) may be repaid and reborrowed to but excluding the Revolving Loan Commitment Termination Date. For the avoidance of doubt, all Revolving Loans made and Letters of Credit issued under the Existing Credit Agreement shall continue under this Agreement.

               Anything contained in this Agreement to the contrary notwithstanding, in no event shall the Total Utilization of Revolving Loan Commitments at any time exceed the Revolving Loan Commitments then in effect.

               (iii) [Intentionally omitted].

               B. Borrowing Mechanics. Term Loans or Revolving Loans made on any Funding Date (other than Revolving Loans made pursuant to subsection 3.3B for the purpose of reimbursing any Issuing Lender for the amount of a drawing under a Letter of Credit issued by it), shall be in an aggregate minimum amount of (y) $3,000,000 and integral multiples of $1,000,000 in excess of that amount in the case of Term Loans and (z) $1,000,000 and integral multiples of $500,000 in the case of Revolving Loans.

               Whenever Borrowers desire that Lenders make Revolving Loans they shall deliver to Administrative Agent a Notice of Borrowing no later than 10:00 A.M. (New York City time) at least three Business Days in advance of the proposed Funding Date (in the case of a Eurodollar Rate Loan) or at least one Business Day in advance of the proposed Funding Date (in the case of a Base Rate

Loan). The Notice of Borrowing shall specify (i) the proposed Funding Date (which shall be a Business Day), (ii) the amount of Revolving Loans requested,
(iii) whether such Revolving Loans shall be Base Rate Loans or Eurodollar Rate Loans, and (iv) in the case of any Loans requested to be made as Eurodollar Rate Loans, the initial Interest Period requested therefor. Borrowers shall notify Administrative Agent and Disbursement Agent prior to the funding of any Revolving Loans in the event that any of the matters to which Borrowers are required to certify in the applicable Notice of Borrowing is no longer true and correct as of the applicable Funding Date, and the acceptance by Borrowers of the proceeds of any Revolving Loans shall constitute a re-certification by Borrowers, as of the applicable Funding Date, as to the matters to which Borrowers are required to certify in the applicable Notice of Borrowing.

               Except as otherwise provided in subsections 2.6B, 2.6C and 2.6G, a Notice of Borrowing for a Eurodollar Rate Loan shall be irrevocable on and after the related Interest Rate Determination Date, and Borrowers shall be bound to make a borrowing in accordance therewith.

               C. Disbursement of Funds. All Loans under this Agreement shall be made by Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that no Lender shall be responsible for any default by any other Lender in that other Lender's obligation to make a Loan requested hereunder nor shall the Commitment of any Lender to make the particular type of Loan requested be increased or decreased as a result of a default by any other Lender in that other Lender's obligation to make a Loan requested hereunder. Promptly after receipt by Administrative Agent of a Notice of Borrowing pursuant to subsection 2.1B, Administrative Agent shall notify each Lender of the proposed borrowing. Each Lender shall make the amount of its Loan available to Administrative Agent not later than 12:00 Noon (New York City time) on the applicable Funding Date, in same day funds in Dollars, at the Funding and Payment Office. Except as provided in subsection 3.3B with respect to Revolving Loans used to reimburse any Issuing Lender for the amount of a drawing under a Letter of Credit issued by it, upon satisfaction or waiver of the conditions precedent specified in subsection 4.2, Administrative Agent shall make the aggregate amount of the Loans received by Administrative Agent from Lenders available by crediting the account of Borrowers at the Funding and Payment Office in the amount of such Loans.

               Unless Administrative Agent shall have been notified by any Lender prior to the Funding Date for any Loans that such Lender does not intend to make available to Administrative Agent the amount of such Lender's Loan requested on such Funding Date, Administrative Agent may assume that such Lender has made such amount available to Administrative Agent on such Funding Date and Administrative Agent may, in its sole discretion, but shall not be obligated to, make available to Borrowers a corresponding amount on such Funding Date. If such corresponding amount is not in fact made available to Administrative Agent by such Lender, Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Funding Date until the date such amount is paid to Administrative Agent, at the customary rate set by Administrative Agent for the correction of errors among banks for three Business Days and thereafter at the Base Rate. If such Lender does not pay such corresponding amount forthwith upon Administrative Agent's demand therefor, Administrative Agent shall promptly notify Borrowers and Borrowers shall immediately pay such corresponding amount to Administrative Agent together with interest thereon, for each day from such Funding Date until the date such amount is paid to Administrative Agent, at the rate payable under this Agreement for Base Rate Loans. Nothing in this subsection 2.1C shall be deemed to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Borrowers may have against any Lender as a result of any default by such Lender hereunder.

               D. The Register.

               (i) Administrative Agent shall maintain, at its address referred to in subsection 10.9, a register for the recordation of the names and addresses of Lenders and the Commitments and Loans of each Lender from time to time (the "Register"). The Register shall be available for inspection by Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice.

               (ii) Administrative Agent shall record in the Register the Commitment and the Loans from time to time of each Lender, and each repayment or prepayment in respect of the principal amount of the Loans of each Lender. Any such recordation shall be conclusive and binding on Borrowers and each Lender, absent manifest error; provided that failure to make any such recordation, or any error in such recordation, shall not affect any Lender's Commitments or Borrowers' Obligations in respect of any applicable Loans.

               (iii) Each Lender shall record on its internal records (including the Notes held by such Lender) the amount of each Loan made by it and each payment in respect thereof. Any such recordation shall be conclusive and binding on Borrowers, absent manifest error; provided that failure to make any such recordation, or any error in such recordation, shall not affect any Lender's Commitments or Obligations in respect of any applicable Loans; and provided, further that in the event of any inconsistency between the Register and any Lender's records, the recordations in the Register shall govern.

               (iv) Administrative Agent and Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Commitments and Loans listed therein for all purposes hereof, and no assignment or transfer of any such Commitment or Loan shall be effective, in each case unless and until an Assignment Agreement effecting the assignment or transfer thereof shall have been accepted by Administrative Agent and recorded in the Register as provided in subsection 10.1B(ii). Prior to such recordation, all amounts owed with respect to the applicable Commitment or Loan shall be owed to the Lender listed in the Register as the owner thereof, and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Commitments or Loans.

               E. Notes.

               (i) In exchange for the outstanding Tranche A Term Notes, Borrower shall execute and deliver on the Closing Date (or thereafter in the case of an assignment) to each Lender having a Tranche A Term Loan Commitment (or to Administrative Agent for that Lender) a Term Note, with a maturity of June 30, 2003, substantially in the form of Exhibit III-A attached hereto to replace that Lender's Tranche A Term Note, in the principal amount of that Lender's Tranche A Term Loan Commitment and with other appropriate insertions.

               (ii) In exchange for the outstanding Tranche B Term Notes, Borrowers shall execute and deliver on the Closing Date (or thereafter in the case of an assignment) to each Lender having a Tranche B Term Loan Commitment (or to Administrative Agent for that Lender) a Term Note, with a maturity of June 30, 2003, substantially in the form of Exhibit III-A annexed hereto to replace that Lender's Tranche B Term Note, in the principal amount of that Lender's Tranche B Term Loan Commitment and with other appropriate insertions.

               (iii) In exchange for the outstanding Tranche C Term Notes, Borrowers shall execute and deliver on the Closing Date (or thereafter in the case of an assignment) to each Lender having a Tranche C Term Loan Commitment (or to Administrative Agent for that Lender) a Term Note, with a maturity of June 30, 2003, substantially in the form of Exhibit III-A annexed hereto to replace that Lender's Tranche C Term Note, in the principal amount of that Lender's Tranche C Term Loan Commitment and with other appropriate insertions.

               (iv) In exchange for the outstanding Revolving Notes, Borrowers shall execute and deliver on the Closing Date (or thereafter in the case of an assignment) to each Lender having a Revolving Loan Commitment (or to Administrative Agent for that Lender) a Revolving Note, with a maturity of June 30, 2003, substantially in the form of Exhibit III-B annexed hereto to evidence that Lender's Revolving Loans, in the principal amount of that Lender's Revolving Loan Commitment, and with other appropriate insertions.

               (v) To the extent that a Lender fails to deliver an outstanding Note under Clauses (i), (ii), (iii) or (iv) above, Borrowers shall not be obligated to issue a new Note and such outstanding Note shall be deemed amended as provided for in this Agreement.

               Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until an Assignment Agreement effecting the assignment or transfer thereof shall have been accepted by Administrative Agent as provided in subsection 10.1B(ii). Any request, authority or consent of any person or entity who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, assignee or transferee of that Note or of any Note or Notes issued in exchange therefor.

2.2      Interest on the Loans.
---      ----------------------

               A. Rate of Interest. Subject to the provisions of subsections 2.6 and 2.7, each Loan shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate determined by reference to the Base Rate or the Adjusted Eurodollar Rate. The applicable basis for determining the rate of interest with respect to any Loan shall be selected by Borrowers initially at the time a Notice of Borrowing is given with respect to such Loan pursuant to subsection 2.1B, and the basis for determining the interest rate with respect to any Loan may be changed from time to time pursuant to subsection 2.2D. If on any day a Loan is outstanding with respect to which notice has not been delivered to Administrative Agent in accordance with the terms of this Agreement specifying the applicable basis for determining the rate of interest, then for that day that Loan shall bear interest determined by reference to the Base Rate.

               (i) Revolving Loans. Subject to the provisions of subsections 2.2E and 2.7, the Revolving Loans shall bear interest through maturity as follows:

                    (a) if a Base Rate  Loan,  then (x) from the date of funding of such Loan until June 14, 2000, at the sum of the Base Rate plus the Applicable Margin (as defined in the Initial Credit Agreement), (y) from June 14, 2000 until the Closing Date, at the sum of the Base Rate plus 2.00%, and (z) from and after the Closing Date, at the sum of the Base Rate plus 2.50%; or

                    (b) if a  Eurodollar  Rate  Loan,  then (x) from the date of funding of such Loan until June 14, 2000, at the sum of the Adjusted Eurodollar Rate plus the Applicable Margin, (y) from June 14, 2000 until the Closing Date, at the sum of the Adjusted Eurodollar Rate plus 3.00%, and (z) from and after the Closing Date, at the sum of the Adjusted Eurodollar Rate plus 3.50%.

               (ii) Term Loans. Subject to the provisions of subsections 2.2E and 2.7, the Term Loans shall bear interest through maturity as follows:

                    (a) if a Base Rate  Loan,  then (x) from the date of funding of such Loan until June 14, 2000, at the sum of the Base Rate plus the Applicable Margin, (y) from June 14, 2000 until the Closing Date, at the sum of the Base Rate plus 2.00%, and (z) from and after the Closing Date, at the sum of the Base Rate plus 2.50%; or

                    (b) if a  Eurodollar  Rate  Loan,  then (x) from the date of funding of such Loan until June 14, 2000, at the sum of the Adjusted Eurodollar Rate plus the Applicable Margin, (y) from June 14, 2000 until the Closing Date, at the sum of the Adjusted Eurodollar Rate plus 3.00%, and (z) from and after the Closing Date, at the sum of the Adjusted Eurodollar Rate plus 3.50%.

               B. Interest Periods. In connection with each Eurodollar Rate Loan, Borrowers may, pursuant to the applicable Notice of Funding Request, Notice of Borrowing or Notice of Conversion/Continuation, as the case may be, select an interest period (each an "Interest Period") to be applicable to such Loan, which Interest Period shall be, at Borrowers' option, either a one, two, three or six month period; provided that:

               (i) the initial Interest Period for any Eurodollar Rate Loan shall commence on the Funding Date in respect of such Loan, in the case of a Loan initially made as a Eurodollar Rate Loan, or on the date specified in the applicable Notice of Conversion/Continuation, in the case of a Loan converted to a Eurodollar Rate Loan;

               (ii) in the case of immediately successive Interest Periods applicable to a Eurodollar Rate Loan continued as such pursuant to a Notice of Conversion/Continuation, each successive Interest Period shall commence on the day on which the next preceding Interest Period expires;

               (iii) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that, if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

               (iv) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (v) of this subsection 2.2B, end on the last Business Day of a calendar month;

               (v) no Interest Period with respect to any portion of the Loans shall extend beyond June 30, 2003;

               (vi) no Interest Period shall extend beyond a date on which Borrowers are required to make a scheduled payment of principal of the Loans or a permanent reduction of the Revolving Loan Commitments is scheduled to occur unless the sum of (a) the aggregate principal amount of Loans that are Base Rate Loans plus
               (b) the aggregate principal amount of Loans that are Eurodollar Rate Loans with Interest Periods expiring on or before such date plus (c) the excess of the Commitments then in effect over the aggregate principal amount of the Loans then outstanding equals or exceeds the principal amount required to be paid on the Loans or the permanent reduction of the Commitments that is scheduled to occur, on such date;

               (vii) there shall be no more than 8 Interest Periods outstanding at any time; and

               (viii) in the event Borrowers fail to specify an Interest Period for any Eurodollar Rate Loan in the applicable Notice of Funding Request, Notice of Borrowing or Notice of Conversion/Continuation, Borrowers shall be deemed to have selected an Interest Period of one month.

               For the avoidance of doubt, any Loan made prior to the Closing Date shall continue with the Interest Period it had under the Existing Credit Agreement subject to the provisions of subsection 2.2D below.

               C. Interest Payments. Subject to the provisions of subsection 2.2E, interest on each Loan shall be payable in arrears on and to each Interest Payment Date applicable to that Loan, upon any prepayment of that Loan (to the extent accrued on the amount being prepaid) and at maturity (including final maturity).

               D. Conversion or Continuation. Subject to the provisions of subsection 2.6, Borrowers shall have the option (i) to convert at any time all or any part of its outstanding Loans equal to $3,000,000 and integral multiples of $1,000,000 in excess of that amount from Loans bearing interest at a rate determined by reference to one basis to Loans bearing interest at a rate determined by reference to an alternative basis or (ii) upon the expiration of any Interest Period applicable to a Eurodollar Rate Loan, to continue all or any portion of such Loan equal to $3,000,000 and integral multiples of $1,000,000 in excess of that amount as a Eurodollar Rate Loan; provided, however, that a Eurodollar Rate Loan may only be converted into a Base Rate Loan on the expiration date of an Interest Period applicable thereto.

               Borrowers shall deliver a Notice of Conversion/Continuation to Administrative Agent no later than 10:00 A.M. (New York City time) at least one Business Day in advance of the proposed conversion date (in the case of a conversion to a Base Rate Loan) and at least three Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan). A Notice of Conversion/Continuation shall specify (i) the proposed conversion/continuation date (which shall be a Business Day), (ii) the amount and type of the Loan to be converted/continued,
(iii) the nature of the proposed conversion/continuation, (iv) in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan, the requested Interest Period, and (v) in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan, that no Potential Event of Default or Event of Default has occurred and is continuing. In lieu of delivering the above-described Notice of Conversion/Continuation, Borrowers may give Administrative Agent telephonic notice by the required time of any proposed conversion/continuation under this subsection 2.2D; provided that such notice shall be promptly confirmed in writing by delivery of a Notice of Conversion/Continuation to Administrative Agent on or before the proposed conversion/continuation date. Upon receipt of written or telephonic notice of any proposed conversion/continuation under this subsection 2.2D, Administrative Agent shall promptly transmit such notice by telefacsimile or telephone to each Lender.

               Neither Administrative Agent nor any Lender shall incur any liability to Borrowers in acting upon any telephonic notice referred to above that Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized to act on behalf of Borrowers or for otherwise acting in good faith under this subsection 2.2D, and upon conversion or continuation of the applicable basis for determining the interest rate with respect to any Loans in accordance with this Agreement pursuant to any such telephonic notice Borrowers shall have effected a conversion or continuation, as the case may be, hereunder.

               Except as otherwise provided in subsections 2.6B, 2.6C and 2.6G, a Notice of Conversion/Continuation for conversion to, or continuation of, a Eurodollar Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and Borrowers shall be bound to effect a conversion or continuation in accordance therewith.

               E. Default Rate. Upon the occurrence and during the continuation of any Event of Default, the outstanding principal amount of all Loans and, to the extent permitted by applicable law, any interest payments thereon not paid when due and any fees and other amounts then due and payable hereunder, shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable upon demand at a rate that is 2% per annum in excess of the interest rate otherwise payable under this Agreement with respect to the applicable Loans (or, in the case of any such fees and other amounts, at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement for Base Rate Loans); provided that, in the case of Eurodollar Rate Loans, upon the expiration of the Interest Period in effect at the time any such increase in the interest rate is effective such Eurodollar Rate Loans shall thereupon become Base Rate Loans and shall thereafter bear interest payable upon demand at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement for Base Rate Loans. Payment or acceptance of the increased rates of interest provided for in this subsection 2.2E is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Administrative Agent or any Lender.

               F. Computation of Interest. Interest on the Loans shall be computed on the basis of (i) a 360-day year, in the case of Eurodollar Rate Loans and (ii) a 365-day year, in respect of Base Rate Loans, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted from a Eurodollar Rate Loan, the date of conversion of such Eurodollar Rate Loan to such Base Rate Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to a Eurodollar Rate Loan, the date of conversion of such Base Rate Loan to such Eurodollar Rate Loan, as the case may be, shall be excluded; provided that if a Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Loan.

2.3      Fees.
---      -----

               A. Commitment Fees. Borrowers agree to pay to Administrative Agent, for distribution to each Lender in proportion to that Lender's Pro Rata Share, commitment fees for the period from and including the Closing Date to and excluding the Revolving Loan Commitment Termination Date equal to the average of the daily excess of the Revolving Loan Commitments over the sum of (i) the aggregate principal amount of outstanding Revolving Loans but not the Letter of Credit Usage plus (ii) the Letter of Credit Usage multiplied by half of 1% per annum, such commitment fees to be calculated on the basis of a 360-day year and the actual number of days elapsed and to be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, commencing on the first such date to occur after November 14, 1997, and on the Revolving Loan Commitment Termination Date.

               B.  Annual   Administrative   Fee.  Borrowers  agree  to  pay  to
Administrative Agent an annual administrative fee in the amount and at the times separately agreed to by the Administrative Agent and the Borrower.

               C. Other Fees. Borrowers agree to pay to the Arranger and Administrative Agent such other fees in the amounts and at the times separately agreed upon between Borrowers and the Arranger and Administrative Agent.

2.4      Repayments, Prepayments and Reductions in Commitments; General
---      --------------------------------------------------------------
         Provisions Regarding Payments.
         ------------------------------

               A. Scheduled Payments of Term Loans.

               Term Loans.

         Borrowers  shall  make  principal   payments  on  the  Term  Loans  in
         installments on each of the following dates in the aggregate amount set forth opposite such date in the table set forth below:


                                                 Scheduled
                                                 Repayment
Date                                             of Term Loans
-------------------                              -------------
September 30, 2001                               $    381,875
December 31, 2001                                $    381,875
March 31, 2002                                   $    381,875
June 30, 2002                                    $    381,875
September 30, 2002                               $    381,875
December 31, 2002                                $    381,875
March 31, 2003                                   $ 75,229,375
June 30, 2003                                    $ 75,229,375
                                                 ------------
Total                                            $152,750,000
                                                 ============


         ; provided  that the scheduled  installments  of principal of the Term
         Loans set forth above shall be reduced in connection with any voluntary or mandatory prepayments of the Term Loans in accordance with subsection 2.4B(iv), and the final installment payable by Borrowers in respect of the Term Loans on such date shall be in an amount, if such amount is different from that specified above, sufficient to repay all amounts owing by Borrowers under this Agreement with respect to the Term Loans.

               B. Prepayments and Unscheduled Reductions in Commitments.

               (i) Voluntary Prepayments. Borrowers may, upon not less than one Business Day's prior written or telephonic notice, in the case of Base Rate Loans, and three Business Days' prior written or telephonic notice, in the case of Eurodollar Rate Loans, in each case given to Administrative Agent by 12:00 Noon (New York City time) on the date required and, if given by telephone, promptly confirmed in writing to Administrative Agent (which original written or telephonic notice Administrative Agent will promptly transmit by telefacsimile or telephone to each Lender), at any time and from time to time prepay any Loans on any Business Day in whole or in part in an aggregate minimum amount of $1,000,000 and integral multiples of $500,000 in excess of that amount; provided, however, that with respect to any Eurodollar Rate Loan not prepaid on the expiration of the Interest Period applicable thereto Borrowers shall pay any amount payable pursuant to subsection 2.6D. Notice of prepayment having been given as aforesaid, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein. Any such voluntary prepayment shall be applied as specified in subsection 2.4B(iv).

               (ii) Voluntary Reductions of Commitments. Borrowers may, upon not less than three Business Days' prior written or telephonic notice confirmed in writing to Administrative Agent (which original written or telephonic notice Administrative Agent will promptly transmit by telefacsimile or telephone to each Lender), at any time and from time to time terminate in whole or permanently reduce in part, without premium or penalty, the Revolving Loan Commitments in an amount up to the amount by which the Revolving Loan Commitments exceed the Total Utilization of Revolving Loan Commitments at the time of such proposed termination or reduction; provided that any such partial reduction of the Revolving Loan Commitments shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $500,000 in excess of that amount. Borrowers' notice to Administrative Agent shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of the Revolving Loan Commitments shall be effective on the date specified in Borrowers' notice and shall reduce the Revolving Loan Commitment of each Lender proportionately to its Pro Rata Share. Any such voluntary reduction of the Revolving Loan Commitments shall be applied as specified in subsection 2.4B(iv).

               (iii) Mandatory Prepayments and Mandatory Reductions of Commitments. The Loans shall be prepaid and/or the Commitments shall be permanently reduced in the amounts and under the circumstances set forth below, all such prepayments and/or reductions to be applied as set forth below or as more specifically provided in subsection 2.4B(iv):

                    (a) Prepayments and Reductions From Net Asset Sale Proceeds.
               No later than the first Business Day following the date of receipt by Borrowers or any of their Subsidiaries of any Net Asset Sale Proceeds in respect of any Asset Sale (other than Net Asset Sale Proceeds in respect of the sale of (i) any obsolete worn out or surplus assets or assets no longer used or useful in the business of the Project, (ii) construction equipment having a fair market value not in excess of $4,000,000 prior to Completion or during the first year following Completion, and (iii) any heating, ventilation, air conditioning and similar property, with a fair market value in the aggregate not exceeding $2,500,000 sold to the HVAC Provider pursuant to documents reasonably satisfactory to Scotiabank, as Administrative Agent, but only in each case to the extent reinvested in the business of Borrowers or such Subsidiary within 180 days of receipt), Borrowers shall prepay the Loans and/or the Commitments shall be permanently reduced in an aggregate amount equal to such Net Asset Sale Proceeds.

                    (b) Prepayments and Reductions from Net Loss Proceeds and Liquidated Damages. No later than the second Business Day on which Loss Proceeds or Liquidated Damages are required to be applied to prepayment of Loans under subsection 5.20 of the Disbursement Agreement (if applicable) or Article X, Sections 5, 12(d) and 13, Article XI, Section 1 or Article XII, sections 8-9 of the Cooperation Agreement (as applicable), Borrowers shall prepay the Term Loans and/or the Commitments shall be permanently reduced in an amount equal to the Loss Proceeds or Liquidated Damages, as applicable, available for such application under subsection 5.20 of the Disbursement Agreement, Article X, Sections 5, 12(d) and 13, Article XI Section 1 and Article XII, Sections 8-9 of the Cooperation Agreement (as applicable) but not exceeding that portion thereof determined to be payable to Lenders in accordance with Section 4.5 of the Intercreditor Agreement.

                    (c) Prepayments and Reductions Due to Reversion of Surplus Assets of Pension Plans. On the first Business Day following the date of return to Borrowers or any of their Subsidiaries of any surplus assets of any pension plan of Borrowers or any for their Subsidiaries, Borrowers shall prepay the Loans and/or the Commitments shall be permanently reduced in an aggregate amount (such amount being the "Net Pension Proceeds") equal to 100% of such returned surplus assets, net of transaction costs and expenses incurred in obtaining such return, including incremental taxes payable as a result thereof.

                    (d) Prepayments and Reductions Due to Issuance of Debt or Equity. On the first Business Day following the date of receipt by Borrowers or any of their Subsidiaries, of the proceeds (including Cash, real property or other property) (any such proceeds, net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses, being "Net Proceeds") from the issuance of any debt or equity of Borrowers or any of their Subsidiaries (other than any debt expressly permitted under subsection 7.1 and any equity issuances to employees of Borrowers upon exercise of options issued pursuant to employment agreements and option plans as in effect on November 14, 1997), Borrowers shall prepay the Loans and/or the Commitments shall be permanently reduced in an aggregate amount equal to (i) in the case of any equity issuance which, individually or together with all equity issuances on or after the Closing Date, results in the receipt by Borrowers or any of their Subsidiaries of Net Proceeds in excess of $200,000,000 (excluding any proceeds described in clause (y) of the next sentence), 100% of such Net Proceeds in excess of such $200,000,000 and (ii) in the case of any debt, 100% of such Net Proceeds. Notwithstanding the foregoing, (y) Borrowers shall not be required to prepay the Loans and/or reduce Commitments from any proceeds (including Cash, real property or other property), of equity contributions from, or equity issuances to, Adelson or any of his Affiliates (other than the Subsidiaries) to LVSI or Venetian that are used for the expansion or improvement of the Project, the Phase I-A Project or the Guggenheim Projects or to pay operating costs with respect thereto or to make contributions to Excluded Subsidiaries and (z) any portion of the Net Proceeds of equity issuances not required to be applied to prepay the Loans and/or to reduce the Commitments shall, in any event, be used to make contributions to Excluded Subsidiaries or used for the expansion or improvement of the Project, the Phase I-A Project or the Guggenheim Projects or to pay operating costs with respect thereto.

                    (e) [Intentionally omitted].

                    (f) [Intentionally omitted].

                    (g) Prepayments from Certain Distributions from Mall Subsidiary. On the date of receipt by Borrowers or any of their Subsidiaries of any dividends or distributions in Cash or Cash Equivalents from New Mall Subsidiary, Mall Subsidiary, Mall Direct Holdings, New Mall Manager or Mall Manager following the sale or other disposition of all or any portion of the Mall or any interest therein (including any equity interest in Mall Direct Holdings, Mall Subsidiary, New Mall Subsidiary, Mall Manager or New Mall Manager), Borrowers shall prepay the Loans and/or the Commitments shall be permanently reduced in an amount equal to 100% of such dividends or distributions. Notwithstanding the foregoing, any dividends or distributions from New Mall Subsidiary, Mall Subsidiary, Mall Direct Holdings, New Mall Manager or Mall Manager which are applied by Borrowers within 15 days of receipt to fund Permitted Quarterly Tax Distributions need not be applied to prepay the Loans or to reduce Commitments, but such exclusion shall not reduce the amounts otherwise required to be applied to prepay Loans and/or reduce Commitments as provided above.

                    (h) Prepayments From Funds Returned to Administrative Agent.
               To the extent no other provision of this subsection 2.4B(iii) would otherwise apply, no later than the Business Day following the date on which funds representing the proceeds of Loans are returned or distributed to Administrative Agent on behalf of Lenders under Section 2.11 or 2.12 of the Disbursement Agreement, Administrative Agent shall apply such funds to prepay the Loans and/or the Commitment shall be permanently reduced in an amount equal to the amount of funds so returned or distributed.

                    (i) Other  Prepayments.  To the extent no other provision of this subsection 2.4B(iii) would apply, if any funds would be required to be used to redeem and/or prepay the Mortgage Notes and/or the Subordinated Notes (other than funds from the Mortgage Notes Proceeds Account) if not otherwise used to repay the Loans, then no later than one Business Day prior to the date on which Borrowers would otherwise be required to use such funds to effect such prepayment or redemption of the Mortgage Notes and/or Subordinated Notes, Borrowers shall prepay the Loans and/or the Commitments shall be permanently reduced in an amount equal to the amount of funds which would otherwise be used to redeem and/or prepay Mortgage Notes and/or Subordinated Notes.

                    (j) Calculations of Net Proceeds Amounts; Additional Prepayments and Reductions Based on Subsequent Calculations. Concurrently with any prepayment of the Loans and/or if applicable the reduction of Commitments pursuant to subsections 2.4B(iii)(a)-(i), Borrowers shall deliver to Administrative Agent an Officers' Certificate demonstrating the calculation of the amount (the "Net Proceeds Amount") of the applicable Net Asset Sale Proceeds or Loss Proceeds or Liquidated Damages, the applicable Net Pension Proceeds, Net Proceeds (as such terms are defined in subsections 2.4B(iii)(c) and (d)), or the amount of the subsidiary distribution or other amounts, as the case may be, that gave rise to such prepayment and/or reduction. In the event that Borrowers shall subsequently determine that the actual Net Proceeds Amount was greater than the amount set forth in such Officers' Certificate, Borrowers shall promptly make an additional prepayment of the Term Loans (and/or, if applicable, the Commitments shall be permanently reduced) in an amount equal to the amount of such excess, and Borrowers shall concurrently therewith deliver to Administrative Agent an Officers' Certificate demonstrating the derivation of the additional Net Proceeds Amount resulting in such excess.

                    (k) Prepayments Due to Reductions or Restrictions of Revolving Loan Commitments. Borrowers shall from time to time prepay the Revolving Loans to the extent necessary so that the Total Utilization of Revolving Loan Commitments shall not at any time exceed the Revolving Loan Commitments then in effect.

                    (l) [Intentionally omitted].

                    (m) [Intentionally omitted].

                    (n) Drawings on  Conforming  Adelson L/Cs. In the event that any Conforming Adelson L/C Draw Event shall have occurred, Administrative Agent may direct the Conforming Adelson L/C Drawing Agent to draw down on each outstanding Conforming Adelson L/C in its entirety and shall apply the proceeds received from the Conforming Adelson L/C Drawing Agent: first to prepay outstanding amounts under (i) the Term Loans and (ii) Revolving Loans, each on a pro rata basis to the full extent thereof and to permanently reduce the Revolving Loan Commitments by the amount of such prepayment of Revolving Loans and second to the extent of any remaining amount of proceeds drawn by Drawing Agent, to further permanently reduce the Revolving Loan Commitments. For the avoidance of doubt, a Conforming Adelson L/C Draw Event shall be in addition to an Event of Default described in Section 8 hereof and (i) the Administrative Agent shall not be required to exercise any rights or remedy under Section 8 hereof in order to draw on the Conforming Adelson L/Cs and (ii) any drawing on a Conforming Adelson L/C shall not be deemed to be a waiver of any Event of Default. Notwithstanding the foregoing, at the request of Borrowers, the Administrative Agent shall instruct the Conforming Adelson L/C Drawing Agent to release any Conforming Adelson L/C or a portion thereof in its possession to Borrowers, provided that each of the following conditions shall have been satisfied: (i) no Conforming Adelson L/C Draw Event shall have occurred, (ii) Borrowers shall at such time be in compliance with subsection 7.6 and shall have been in compliance therewith for the preceding four consecutive quarters (without giving effect to any such Conforming Adelson L/C or a portion thereof), (iii) no Event of Default or Potential Event of Default shall have occurred and (iv) since the last day of the preceding calendar year, no event or change shall have occurred that caused, in any case or in the aggregate, a Material Adverse Effect.

               (iv) Application of Prepayments and Unscheduled Reductions of Revolving Loan Commitments.

                    (a) Application of Voluntary Prepayments by Type of Loan and
               Order of Maturity. Any voluntary prepayments pursuant to subsection 2.4B(i) shall be applied as specified by Borrowers in the applicable notice of prepayment; provided that in the event Borrowers fail to specify the Loans to which any such prepayment shall be applied, such prepayment shall be applied first to repay outstanding Revolving Loans to the full extent thereof on a pro rata basis, second to repay outstanding Term Loans on a pro rata basis and third to permanently reduce the Revolving Loan Commitments to the full extent thereof.

                    (b) Application of Mandatory Prepayments by Type of Loans. Any amount (the "Applied Amount") required to be applied as a mandatory prepayment of the Term Loans and/or a reduction of the Revolving Loan Commitments pursuant to subsections 2.4B(iii)(a)-(j) shall be applied to first prepay the Term Loans on a pro rata basis to the full extent thereof, second, to the extent of any remaining portion of the Applied Amount, to prepay the Revolving Loans to the full extent thereof and to further permanently reduce the Revolving Loan Commitments by the amount of such prepayment, and third, to the extent of any remaining portion of the Applied Amount, to further permanently reduce the Revolving Loan Commitments to the full extent thereof. Any amount required to be applied as a mandatory prepayment pursuant to subsection 2.4B(iii)(n) shall be applied in accordance with terms of such subsection.

                    (c) Application of Mandatory Prepayments of Term Loans to the Scheduled Installments of Principal Thereof. Any mandatory prepayments of the Term Loans pursuant to subsection 2.4B(iii)(a)-(d), (f), (g), (h), (i) or (j) shall be applied to reduce the scheduled installments of principal of the Term Loans set forth in subsection 2.4A, on a pro rata basis, and any mandatory prepayments of the Term Loans pursuant to subsection 2.4B(iii)(n) shall be applied to reduce the scheduled installments of principal of the Term Loans set forth in subsection 2.4A, in inverse order of maturity.

                    (d) Application of Prepayments to Base Rate Loans and Eurodollar Rate Loans. Considering Loans being prepaid separately, any prepayment thereof shall be applied first to Base Rate Loans to the full extent thereof before application to Eurodollar Rate Loans, in each case in a manner which minimizes the amount of any payments required to be made by Borrowers pursuant to subsection 2.6D.

               C. General Provisions Regarding Payments.

               (i) Manner and Time of  Payment.  All  payments by  Borrowers  of principal, interest, fees and other Obligations hereunder and under the Notes shall be made in Dollars in same day funds, without defense, setoff or counterclaim, free of any restriction or condition, and delivered to Administrative Agent not later than 12:00 Noon (New York City time) on the date due at the Funding and Payment Office for the account of Lenders; funds received by Administrative Agent after that time on such due date shall be deemed to have been paid by Borrowers on the next succeeding Business Day. Borrowers hereby authorize Administrative Agent to charge their accounts with Administrative Agent in order to cause timely payment to be made to Administrative Agent of all principal, interest, fees and expenses due hereunder (subject to sufficient funds being available in its accounts for that purpose). (ii) Application of Payments to Principal and Interest. All payments in respect of the principal amount of any Loan shall include payment of accrued interest on the principal amount being repaid or prepaid, and all such payments shall be applied to the payment of interest before application to principal.

               (iii) Apportionment of Payments. Aggregate principal and interest payments in respect of Loans shall be apportioned among all outstanding Loans proportionately to Lenders' respective Pro Rata Shares. Administrative Agent shall promptly distribute to each Lender, at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request, its Pro Rata Share of all such payments received by Administrative Agent and the commitment fees of such Lender when received by Administrative Agent pursuant to subsection 2.3. Notwithstanding the foregoing provisions of this subsection 2.4C(iii), if, pursuant to the provisions of subsection 2.6C, any Notice of Conversion/Continuation is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of any Eurodollar Rate Loans, Administrative Agent shall give effect thereto in apportioning payments received thereafter.

               (iv) Payments on Business Days. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or of the commitment fees hereunder, as the case may be.

               (v) Notation of Payment. Each Lender agrees that before disposing of any Note held by it, or any part thereof (other than by
               granting  participations   therein),  that  Lender  will  make  a
               notation thereon of all Loans evidenced by that Note and all principal payments previously made thereon and of the date to which interest thereon has been paid; provided that the failure to make (or any error in the making of) a notation of any Loan made under such Note shall not limit or otherwise affect the obligations of Borrowers hereunder or under such Note with respect to any Loan or any payments of principal or interest on such Note.

2.5      Use of Proceeds.
---      ----------------

               A. Term Loans. The proceeds of the Term Loans shall be applied by Borrowers to pay Project Costs in accordance with the Disbursement Agreement (including costs and expenses incurred by Borrowers in connection with the transactions contemplated hereby), all in accordance with the Disbursement Agreement or to pay indebtedness under this Agreement.

               B. Revolving Loans. The proceeds of the Revolving Loans shall be applied by Borrowers for working capital and general corporate purposes.

               C. Margin Regulations. No portion of the proceeds of any borrowing under this Agreement shall be used by Borrowers or any of their Subsidiaries in any manner that might cause the borrowing or the application of such proceeds to violate Regulation U, Regulation T or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of such Board or to violate the Exchange Act, in each case as in effect on the date or dates of such borrowing and such use of proceeds.

2.6      Special Provisions Governing Eurodollar Rate Loans.
---      ---------------------------------------------------

               Notwithstanding any other provision of this Agreement to the contrary, the following provisions shall govern with respect to Eurodollar Rate Loans as to the matters covered:

               A. Determination of Applicable Interest Rate. As soon as practicable after 10:00 A.M. (New York City time) on each Interest Rate Determination Date, Administrative Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the Eurodollar Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to Borrowers and each Lender.

               B. Inability to Determine Applicable Interest Rate. In the event that Administrative Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any Eurodollar Rate Loans, that by reason of circumstances affecting the interbank Eurodollar market adequate and fair means do not exist for ascertaining the interest rate applicable to such Loans on the basis provided for in the definition of Adjusted Eurodollar Rate, Administrative Agent shall on such date give notice (by telefacsimile or by telephone confirmed in writing) to Borrowers and each Lender of such determination, whereupon (i) no Loans may be made as, or converted to, Eurodollar Rate Loans until such time as Administrative Agent notifies Borrowers and Lenders that the circumstances giving rise to such notice no longer exist and (ii) any Notice of Borrowing or Notice of Conversion/Continuation given by Borrowers with respect to the Loans in respect of which such determination was made shall be deemed to be made with respect to Base Rate Loans.

               C. Illegality or Impracticability of Eurodollar Rate Loans. In the event that on any date any Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto but shall be made only after consultation with Borrowers and Administrative Agent) that the making, maintaining or continuation of its Eurodollar Rate Loans (i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order not in effect on the date such Person became a Lender (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful), or (ii) would cause such Lender material financial hardship as a result of contingencies occurring after the date of this Agreement which materially and adversely affect the interbank Eurodollar market or the position of such Lender in that market, then, and in any such event, such Lender shall be an "Affected Lender" and it shall on that day give notice (by telefacsimile or by telephone confirmed in writing) to Borrowers and Administrative Agent of such determination (which notice Administrative Agent shall promptly transmit to each other Lender). Thereafter (a) the obligation of the Affected Lender to make Loans as, or to convert Loans to, Eurodollar Rate Loans shall be suspended until such notice shall be withdrawn by the Affected Lender (which such Affected Lender shall do at the earliest practicable date), (b) to the extent such determination by the Affected Lender relates to a Eurodollar Rate Loan then being requested by
Borrowers pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, the Affected Lender shall make such Loan as (or convert such Loan to, as the case may be) a Base Rate Loan, (c) the Affected Lender's obligation to maintain its outstanding Eurodollar Rate Loans (the "Affected Loans") shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (d) the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination. Except as provided in the immediately preceding sentence, nothing in this subsection 2.6C shall affect the obligation of any Lender other than an Affected Lender to make or maintain Loans as, or to convert Loans to, Eurodollar Rate Loans in accordance with the terms of this Agreement.

               D. Compensation For Breakage or Non-Commencement of Interest Periods. Borrowers shall compensate each Lender, upon written request by that Lender (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including any interest paid by that Lender to lenders of funds borrowed by it to make or carry its Eurodollar Rate Loans and any loss, expense or liability sustained by that Lender in connection with the liquidation or re-employment of such funds) which that Lender may sustain: (i) if for any reason (other than a default by that Lender) a borrowing of any Eurodollar Rate Loan does not occur on a date specified therefor in an Advance Confirmation Notice, Notice of Borrowing or a telephonic request for borrowing, as applicable, or a conversion to or continuation of any Eurodollar Rate Loan does not occur on a date specified therefor in a Notice of Conversion/Continuation or a telephonic request for conversion or continuation, (ii) if any prepayment (including any prepayment pursuant to subsection 2.4B(i)) or other principal payment or any conversion of any of its Eurodollar Rate Loans occurs on a date prior to the last day of an Interest Period applicable to that Loan, (iii) if any prepayment of any of its Eurodollar Rate Loans is not made on any date specified in a notice of prepayment given by Borrowers, or (iv) as a consequence of any other default by Borrowers in the repayment of its Eurodollar Rate Loans when required by the terms of this Agreement.

               E. Booking of Eurodollar Rate Loans. Any Lender may make, carry or transfer Eurodollar Rate Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of that Lender.

               F. Assumptions Concerning Funding of Eurodollar Rate Loans. Calculation of all amounts payable to a Lender under this subsection 2.6 and under subsection 2.7A shall be made as though that Lender had actually funded each of its relevant Eurodollar Rate Loans through the purchase of a Eurodollar deposit bearing interest at the rate obtained pursuant to clause (i) of the definition of Adjusted Eurodollar Rate in an amount equal to the amount of such Eurodollar Rate Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore office of that Lender to a domestic office of that Lender in the United States of America; provided, however, that each Lender may fund each of its Eurodollar Rate Loans in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this subsection 2.6 and under subsection 2.7A.

               G. Eurodollar Rate Loans After Default. After the occurrence of and during the continuation of a Potential Event of Default or an Event of Default, (i) Borrowers may not elect to have a Loan be made or maintained as, or converted to, a Eurodollar Rate Loan after the expiration of any Interest Period then in effect for that Loan and (ii) subject to the provisions of subsection 2.6D, any Advance Confirmation Notice, Notice of Borrowing or Notice of Conversion/Continuation given by Borrowers with respect to a requested borrowing or conversion/continuation that has not yet occurred shall be deemed made with respect to Base Rate Loans.

2.7      Increased Costs; Taxes; Capital Adequacy.
---      -----------------------------------------

               A. Compensation for Increased Costs and Taxes. Subject to the provisions of subsection 2.7B (which shall be controlling with respect to the matters covered thereby), in the event that any Lender shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective after the date hereof, or compliance by such Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law):

               (i) subjects such Lender (or its applicable lending office) to any additional Tax (other than any Tax on the overall net income of such Lender) with respect to this Agreement or any of its obligations hereunder or any payments to such Lender (or its applicable lending office) of principal, interest, fees or any other amount payable hereunder;

               (ii) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to Eurodollar Rate Loans that are reflected in the definition of Adjusted Eurodollar Rate); or

               (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable lending office) or its obligations hereunder or the interbank Eurodollar market;

and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto; then, in any such case, Borrowers shall promptly pay to such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Lender shall deliver to Borrowers (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this subsection 2.7A, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

               B. Withholding of Taxes.

               (i) Payments to Be Free and Clear. All sums payable by Borrowers under this Agreement and the other Loan Documents shall (except to the extent required by law) be paid free and clear of, and without any deduction or withholding on account of, any Tax (other than a Tax on the overall net income of any Lender) imposed, levied, collected, withheld or assessed by or within the United States of America or any political subdivision in or of the United States of America or any other jurisdiction from or to which a payment is made by or on behalf of Borrowers or by any federation or organization of which the United States of America or any such jurisdiction is a member at the time of payment, all such non-excluded Taxes being hereinafter collectively referred to as "Included Taxes".

               (ii) Grossing-up of Payments. If Borrowers or any other Person is required by law to make any deduction or withholding on account of any such Included Tax from any sum paid or payable by Borrowers to Administrative Agent or any Lender under any of the Loan Documents:

                    (a) Borrowers shall notify  Administrative Agent of any such requirement or any change in any such requirement as soon as Borrowers become aware of it;

                    (b) Borrowers shall pay any such Included Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on Borrowers) for its own account or (if that liability is imposed on Administrative Agent or such Lender, as the case may be) on behalf of and in the name of Administrative Agent or such Lender;

                    (c) the sum  payable  by  Borrowers  in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, Administrative Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and

                    (d) within 30 days after paying any sum from which it is required by law to make any deduction or withholding, and within 30 days after the due date of payment of any Included Tax which it is required by clause (b) above to pay, Borrowers shall deliver to Administrative Agent evidence satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority;

          provided that no such additional amount shall be required to be paid to any Lender under clause (c) above except to the extent that any change after the date hereof (in the case of each Lender listed on the signature pages hereof) or after the date of the Assignment Agreement pursuant to which such Lender became a Lender (in the case of each other Lender) in any such requirement for a deduction, withholding or payment as is mentioned therein shall result in an increase in the rate of such deduction, withholding or payment from that in effect at the date of this Agreement or at the date of such Assignment Agreement, as the case may be, in respect of payments to such Lender.

               (iii) Evidence of Exemption from U.S. Withholding Tax.

                    (a) Each  Lender  that is  organized  under  the laws of any jurisdiction other than the United States or any state or other political subdivision thereof (for purposes of this subsection 2.7B(iii), a "Non-US Lender") shall deliver to Administrative Agent for transmission to Borrowers, on or prior to November 14, 1997 (in the case of each Lender listed on the signature pages hereof) or on or prior to the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of Borrowers or Administrative Agent (each in the reasonable exercise of its discretion), (1) two original copies of Internal Revenue Service Form W-8BEN or W-8ECI (or any successor forms), properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required under the Code or the regulations issued thereunder to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Loan Documents or
               (2) if such Lender is not a "bank" or other  Person  described in
               Section 881(c)(3) of the Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause (1) above, a Certificate re Non-Bank Status together with two original copies of Internal Revenue Service Form W-8BEN or W-8ECI (or any successor form), properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required under the Code or the regulations issued thereunder to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of interest payable under any of the Loan Documents.

                    (b) Each Lender required to deliver any forms,  certificates or other evidence with respect to United States federal income tax withholding matters pursuant to subsection 2.7B(iii)(a) hereby agrees, from time to time after the initial delivery by such Lender of such forms, certificates or other evidence, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, that such Lender shall promptly (1) deliver to Administrative Agent for transmission to Borrowers two new original copies of Internal Revenue Service Form 1001 or 4224, or a Certificate re Non-Bank Status and two original copies of

               Internal Revenue Service Form W-8BEN or W-8ECI, as the case may be, properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required in order to confirm or establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to payments to such Lender under the Loan Documents or
               (2) notify Administrative Agent and Borrowers of its inability to deliver any such forms, certificates or other evidence.

                    (c) Borrowers shall not be required to pay any additional amount to any Non-US Lender under clause (c) of subsection 2.7B(ii) if such Lender shall have failed to satisfy the requirements of clause (a) or (b)(1) of this subsection 2.7B(iii); provided that if such Lender shall have satisfied the requirements of subsection 2.7B(iii)(a) on November 14, 1997 (in the case of each Lender listed on the signature pages hereof) or on the date of the Assignment Agreement pursuant to which it became a Lender (in the case of each other Lender), nothing in this subsection 2.7B(iii)(c) shall relieve Borrowers of their obligation to pay any additional amounts pursuant to clause (c) of subsection 2.7B(ii) in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described in subsection 2.7B(iii)(a).

               C.  Capital  Adequacy  Adjustment.   If  any  Lender  shall  have
determined that the adoption, effectiveness, phase-in or applicability after the date hereof of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof after the date hereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its applicable lending office) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender's Loans or Commitments or Letters of Credit or participations therein or other obligations hereunder with respect to the Loans or the Letters of Credit to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within five Business Days after receipt by Borrowers from such Lender of the statement referred to in the next sentence, Borrowers shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after-tax basis for such reduction. Such Lender shall deliver to Borrowers (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis of the calculation of such additional amounts, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

2.8      Obligation of Lenders to Mitigate.
---      ----------------------------------

               Each Lender and Issuing Lender agrees that, as promptly as practicable after the officer of such Lender or Issuing Lender responsible for administering the Loans or Letters of Credit of such Lender or Issuing Lender, as the case may be, becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender or Issuing Lender to become an Affected Lender or that would entitle such Lender or Issuing Lender to receive payments under subsection 2.7 or subsection 3.6 it will, to the extent not inconsistent with the internal policies of such Lender or Issuing Lender and any applicable legal or regulatory restrictions, use reasonable efforts (i) to make, issue, fund or maintain the Commitments of such Lender or Issuing Lender or the affected Loans or Letters of Credit of such Lender or Issuing Lender through another lending or Letters of Credit office of such Lender or Issuing Lender or
(ii) take such other measures as such Lender or Issuing Lender may deem reasonable, if as a result thereof the circumstances which would cause such Lender or Issuing Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender or Issuing Lender pursuant to subsection 2.7 would be materially reduced and if, as determined by such Lender or Issuing Lender in its sole discretion, the making, issuing, funding or maintaining of such Commitments or Loans or Letters of Credit through such other lending or Letters of Credit office or in accordance with such other measures, as the case may be, would not otherwise materially adversely affect such Commitments or Loans or Letters of Credit or the interests of such Lender or Issuing Lender; provided that such Lender or Issuing Lender will not be obligated to utilize such other lending or Letters of Credit office pursuant to this subsection 2.8 if such Lender or Issuing Lender would incur incremental expenses as a result of utilizing such other lending office as described in clause (i) above. A certificate as to the amount of any such expenses payable by Borrowers pursuant to this subsection 2.8 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender or Issuing Lender to Borrowers (with a copy to Administrative Agent) shall be conclusive absent manifest error. Each Lender and Issuing Lender agrees that it will not request compensation under subsection 2.7 unless such Lender or Issuing Lender requests compensation from borrowers under other lending arrangements with such Lender or Issuing Lender who are similarly situated.

2.9      Obligations Joint and Several.
---      ------------------------------

               Anything herein to the contrary notwithstanding, each Borrower hereby agrees and acknowledges that the obligation of each Borrower for payment of the Obligations shall be joint and several with the obligations of the other Borrower hereunder regardless of which Borrower actually receives the proceeds or benefits of any borrowing hereunder. Each Borrower hereby agrees and acknowledges that it will receive substantial benefits from the Loans and credit facilities made available under this Agreement.

               Each Borrower agrees that its joint and several obligation to pay all Obligations hereunder is irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than the indefeasible payment in full of the Obligations, and the liability of each Borrower with respect to the Obligations shall not be affected, reduced or impaired by (i) consideration of the amount of proceeds of the Loans received by any Borrower relative to the aggregate amount of the Loans, (ii) the dissolution or termination of or any increase, decrease or change in personnel of, Borrower,
(iii) the insolvency or business failure of, or any assignment for the benefit of creditors by, or the commencement of any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceedings by or against the other Borrower or (iv) the appointment of a receiver for, or the attachment, restraint of or making or levying of any order of court or legal process affecting, the property of the other Borrower. Each Borrower agrees that a separate action or actions may be brought and prosecuted against such Borrower whether or not action is brought against the other Borrower and whether or not the other Borrower is joined in any such action or actions. Either Borrower's payment of a portion, but not all, of the Obligations shall in no way limit, affect, modify or abridge such Borrower's liability for that portion of the Obligations which is not paid.

               Each Borrower hereby waives any right to require the Administrative Agent or any Lender, as a condition of payment or performance of the Obligations by such Borrower, to proceed against the other Borrower or any other Person, to exhaust any security held from any Borrower, or pursue any other remedy in the power of the Administrative Agent or any Lender. Each Borrower hereby waives any defense arising by reason of incapacity, lack of authority or any disability or other defense that may be available to the other Borrower and any defenses or benefits that may be derived or afforded by law which would limit the liability of or exonerate any guarantor or surety with respect to the obligations, or which may conflict with the terms and provisions of this Agreement, other than the indefeasible payment in full of the Obligations.

               Any indebtedness of a Borrower now or hereafter held by the other Borrower is hereby subordinated in right of payment to the Obligations, and any such indebtedness of a Borrower to the other Borrower collected or received by such other Borrower after an Event of Default has occurred and is continuing shall be held in trust for the Administrative Agent on behalf of the Lenders and shall forthwith be paid over to the Administrative Agent for the benefit of the Lenders to be credited and applied against the Obligations but without affecting, impairing or limiting in any manner the liability of such other Borrower under any other provision of this Agreement.

Section 3.     LETTERS OF CREDIT

3.1      Issuance of Letters of Credit and Lenders' Purchase of Participations
---      ---------------------------------------------------------------------
         Therein.
         --------

               A. Letters of Credit. In addition to Borrowers requesting that Lenders make Revolving Loans pursuant to subsection 2.1A(ii), Borrowers may request, in accordance with the provisions of this subsection 3.1, from time to time during the period from November 14, 1997 to but excluding the Revolving Loan Commitment Termination Date, that one or more Lenders issue Letters of Credit for the account of Borrowers for the purposes specified in the definitions of Commercial Letters of Credit and Standby Letters of Credit. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrowers herein set forth, any one or more Lenders may, but (except as provided in subsection 3.1B(ii)) shall not be obligated to, issue such Letters of Credit in accordance with the provisions of this subsection 3.1; provided that Borrowers shall not request that any Lender issue (and no Lender shall issue):

               (i) any Letter of Credit if, after giving effect to such issuance, the Total Utilization of Revolving Loan Commitments would exceed the Revolving Loan Commitments then in effect;

               (ii) any Letter of Credit if, after giving effect to such issuance, the Letter of Credit Usage would exceed $15,000,000;

               (iii) any Standby Letter of Credit having an expiration date later than the earlier of (a) the Revolving Loan Commitment Termination Date and (b) the date which is one year from the date of issuance of such Standby Letter of Credit; provided that the immediately preceding clause (b) shall not prevent any Issuing Lender from agreeing that a Standby Letter of Credit will automatically be extended for one or more successive periods not to exceed one year each unless such Issuing Lender elects not to extend for any such additional period; and provided, further that such Issuing Lender shall elect not to extend such Standby Letter of Credit if it has knowledge that an Event of Default has occurred and is continuing (and has not been waived in accordance with subsection 10.6) at the time such Issuing Lender must elect whether or not to allow such extension;

               (iv) any  Commercial  Letter of Credit having an expiration  date
               (a) later than the earlier of (X) the date which is 30 days prior to the Revolving Loan Commitment Termination Date and (Y) the date which is 180 days from the date of issuance of such Commercial Letter of Credit or (b) that is otherwise unacceptable to the applicable Issuing Lender in its reasonable discretion; or

               (v) any Letter of Credit denominated in a currency other than Dollars.

               B. Mechanics of Issuance.

               (i) Notice of Issuance. Whenever Borrowers desire the issuance of a Letter of Credit, they shall deliver to Administrative Agent a Notice of Issuance of Letter of Credit substantially in the form of Exhibit XV annexed hereto no later than 12:00 Noon (New York City time) at least three Business Days (in the case of Standby Letters of Credit) or five Business Days (in the case of Commercial Letters of Credit), or in each case such shorter period as may be agreed to by the Issuing Lender in any particular instance, in advance of the proposed date of issuance. The Notice of Issuance of Letter of Credit shall specify (a) the proposed date of issuance (which shall be a Business Day), (b) whether the Letter of Credit is to be a Standby Letter of Credit or a Commercial Letter of Credit, (c) the face amount of the Letter of Credit, (d) the expiration date of the Letter of Credit, (e) the name and address of the beneficiary, and (f) either the verbatim text of the proposed Letter of Credit or the proposed terms and conditions thereof, including a precise description of any documents to be presented by the beneficiary which, if presented by the beneficiary prior to the expiration date of the Letter of Credit, would require the Issuing Lender to make payment under the Letter of Credit; provided that the Issuing Lender, in its reasonable discretion, may require changes in the text of the proposed Letter of Credit or any such documents; and provided, further that no Letter of Credit shall require payment against a conforming draft to be made thereunder on the same business day (under the laws of the jurisdiction in which the office of the Issuing Lender to which such draft is required to be presented is located) that such draft is presented if such presentation is made after 10:00 A.M. (in the time zone of such office of the Issuing Lender) on such business day.

               Borrowers shall notify the applicable Issuing Lender (and Administrative Agent, if Administrative Agent is not such Issuing Lender) prior to the issuance of any Letter of Credit in the event that any of the matters to which Borrowers are required to certify in the applicable Notice of Issuance of Letter of Credit is no longer true and correct as of the proposed date of issuance of such Letter of Credit, and upon the issuance of any Letter of Credit Borrowers shall be deemed to have re-certified, as of the date of such issuance, as to the matters to which Borrowers are required to certify in the applicable Notice of Issuance of Letter of Credit.

               (ii) Determination of Issuing Lender. Upon receipt by Administrative Agent of a Notice of Issuance of Letter of Credit pursuant to subsection 3.1B(i) requesting the issuance of a Letter of Credit, in the event Administrative Agent elects to issue such Letter of Credit, Administrative Agent shall promptly so notify Borrowers, and Administrative Agent shall be the
               Issuing Lender with respect thereto. In the event that Administrative Agent, in its sole discretion, elects not to issue such Letter of Credit, Administrative Agent shall promptly so notify Borrowers, whereupon Borrowers may request any other Lender to issue such Letter of Credit by delivering to such Lender a copy of the applicable Notice of Issuance of Letter of Credit. Any Lender so requested to issue such Letter of Credit shall promptly notify Borrowers and Administrative Agent whether or not, in its sole discretion, it has elected to issue such Letter of Credit, and any such Lender which so elects to issue such Letter of Credit shall be the Issuing Lender with respect thereto. In the event that all other Lenders shall have declined to issue such Letter of Credit, notwithstanding the prior election of Administrative Agent not to issue such Letter of Credit, Administrative Agent shall be obligated to issue such Letter of Credit and shall be the Issuing Lender with respect thereto, notwithstanding the fact that the Letter of Credit Usage with respect to such Letter of Credit and with respect to all other Letters of Credit issued by Administrative Agent, when aggregated with Administrative Agent's outstanding Revolving Loans, may exceed Administrative Agent's Revolving Loan Commitment then in effect.

               (iii) Issuance of Letter of Credit. Upon satisfaction or waiver (in accordance with subsection 10.6) of the conditions set forth in subsection 4.3, the Issuing Lender shall issue the requested Letter of Credit in accordance with the Issuing Lender's standard operating procedures.

               (iv) Notification to Lenders. Upon the issuance of any Letter of Credit the applicable Issuing Lender shall promptly notify Administrative Agent and each other Lender of such issuance, which notice shall be accompanied by a copy of such Letter of Credit. Promptly after receipt of such notice (or, if Administrative Agent is the Issuing Lender, together with such notice), Administrative Agent shall notify each Lender of the amount of such Lender's respective participation in such Letter of Credit, determined in accordance with subsection 3.1C.

               (v) Reports to Lenders. Within 15 days after the end of each calendar quarter ending after November 14, 1997, so long as any Letter of Credit shall have been outstanding during such calendar quarter, each Issuing Lender shall deliver to each other Lender a report setting forth for such calendar quarter the daily aggregate amount available to be drawn under the Letters of Credit issued by such Issuing Lender that were outstanding during such calendar quarter.

               C. Lenders' Purchase of Participations in Letters of Credit. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby agrees to, have irrevocably purchased from the Issuing Lender a participation in such Letter of Credit and any drawings honored thereunder in an amount equal to such Lender's Pro Rata Share of the maximum amount which is or at any time may become available to be drawn thereunder.

3.2      Letter of Credit Fees.
---      ----------------------

               Borrowers agree to pay the following amounts with respect to Letters of Credit issued hereunder:

               (i) with respect to each Standby Letter of Credit, (a) a fronting fee, payable directly to the applicable Issuing Lender for its own account, equal to the greater of (X) $5,000 and (Y) 0.25% per annum of the daily amount available to be drawn under such Standby Letter of Credit and (b) a letter of credit fee, payable to Administrative Agent for the account of Lenders, equal to the product of (y) (A) until June 14, 2000, a percentage equal to the Applicable Margin (as defined in the Initial Credit Agreement) for Eurodollar Rate Loans, (B) from June 14, 2000 until the Closing Date, 3.00% times and (C) from and after the Closing Date, 3.50% times, (z) the daily maximum amount available to be drawn under such Standby Letter of Credit, each such fronting fee or letter of credit fee to be payable in arrears on and to (but excluding) each March 31, June 30, September 30 and December 31 of each year and computed on the basis of a 360-day year for the actual number of days elapsed;

               (ii) with respect to each Commercial Letter of Credit, (a) a fronting fee, payable directly to the applicable Issuing Lender for its own account, equal to 0.25% per annum of the daily amount available to be drawn under such Commercial Letter of Credit and
               (b) a letter of credit fee, payable to Administrative Agent for the account of Lenders, equal to the product of (y) (A) until June 14, 2000, a percentage equal to the Applicable Margin (as defined in the Initial Credit Agreement) for Eurodollar Rate Loans, (B) from June 14, 2000 until the Closing Date, 3.00% times and (C) from and after the Closing Date, 3.50% times, (z) the daily maximum amount available to be drawn under such Commercial

               Letter of Credit, each such fronting fee or letter of credit fee to be payable in arrears on and to (but excluding) each March 31, June 30, September 30 and December 31 of each year and computed on the basis of a 360-day year for the actual number of days elapsed; and

               (iii) with respect to the issuance, amendment or transfer of each Letter of Credit and each payment of a drawing made thereunder (without duplication of the fees payable under clauses (i) and
               (ii) above), documentary and processing charges payable directly to the applicable Issuing Lender for its own account in accordance with such Issuing Lender's standard schedule for such charges in effect at the time of such issuance, amendment, transfer or payment, as the case may be.

               For purposes of calculating any fees payable under clauses (i) and (ii) of this subsection 3.2, the daily amount available to be drawn under any Letter of Credit shall be determined as of the close of business on any date of determination. Promptly upon receipt by Administrative Agent of any amount described in clause (i)(b) or (ii)(b) of this subsection 3.2, Administrative Agent shall distribute to each Lender its Pro Rata Share of such amount.

3.3      Drawings and Reimbursement of Amounts Paid Under Letters of Credit.
---      -------------------------------------------------------------------

               A. Responsibility of Issuing Lender With Respect to Drawings. In determining whether to honor any drawing under any Letter of Credit by the beneficiary thereof, the Issuing Lender shall be responsible only to examine the documents delivered under such Letter of Credit with reasonable care so as to ascertain whether they appear on their face to be in accordance with the terms and conditions of such Letter of Credit.

               B. Reimbursement by Borrowers of Amounts Paid Under Letters of Credit. In the event an Issuing Lender has determined to honor a drawing under a Letter of Credit issued by it, such Issuing Lender shall immediately notify Borrowers and Administrative Agent, and Borrowers shall reimburse such Issuing Lender on or before the Business Day immediately following the date on which such drawing is honored (the "Reimbursement Date") in an amount in Dollars and in same day funds equal to the amount of such honored drawing; provided that, anything contained in this Agreement to the contrary notwithstanding, unless Borrowers shall have notified Administrative Agent and such Issuing Lender prior to 10:00 A.M. (New York City time) on the date such drawing is honored that Borrowers intend to reimburse such Issuing Lender for the amount of such honored drawing with funds other than the proceeds of Revolving Loans, Borrowers shall be deemed to have given a timely Notice of Borrowing to Administrative Agent requesting Lenders to make Revolving Loans that are Base Rate Loans on the Reimbursement Date in an amount in Dollars equal to the amount of such honored drawing and Lenders shall, on the Reimbursement Date, make Revolving Loans that are Base Rate Loans in the amount of such honored drawing, the proceeds of which shall be applied directly by Agent to reimburse such Issuing Lender for the amount of such honored drawing; and provided, further that if for any reason proceeds of Revolving Loans are not received by such Issuing Lender on the Reimbursement Date in an amount equal to the amount of such honored drawing, Borrowers shall reimburse such Issuing Lender, on demand, in an amount in same day funds equal to the excess of the amount of such honored drawing over the aggregate amount of such Revolving Loans, if any, which are so received. Nothing in this subsection 3.3B shall be deemed to relieve any Lender from its obligation to make Revolving Loans on the terms and conditions set forth in this Agreement, and Borrowers shall retain any and all rights it may have against any Lender resulting from the failure of such Lender to make such Revolving Loans under this subsection 3.3B.

               C. Payment by Lenders of Unreimbursed Amounts Paid Under Letters of Credit.

               (i) Payment by Lenders. In the event that Borrowers shall fail for any reason to reimburse any Issuing Lender as provided in subsection 3.3B in an amount equal to the amount of any drawing honored by such Issuing Lender under a Letter of Credit issued by it, such Issuing Lender shall promptly notify each other Lender of the unreimbursed amount of such honored drawing and of such other Lender's respective participation therein based on such Lender's Pro Rata Share. Each Lender shall make available to such Issuing Lender an amount equal to its respective participation, in Dollars and in same day funds, at the office of such Issuing Lender specified in such notice, not later than 12:00 Noon (New York City time) on the first business day (under the laws of the jurisdiction in which such office of such Issuing Lender is located) after the date notified by such Issuing Lender. In the event that any Lender fails to make available to such Issuing Lender on such business day the amount of such Lender's participation in such Letter of Credit as provided in this subsection 3.3C, such Issuing Lender shall be entitled to recover such amount on demand from such Lender together with interest thereon at the rate customarily used by such Issuing Lender for the correction of errors among banks for three Business Days and thereafter at the Base Rate. Nothing in this subsection 3.3C shall be deemed to prejudice the right of any Lender to recover from any Issuing Lender any amounts made available by such Lender to such Issuing Lender pursuant to this subsection 3.3C in the event that it is determined by the final judgment of a court of competent jurisdiction that the payment with respect to a Letter of Credit by such Issuing Lender in respect of which payment was made by such Lender constituted gross negligence or willful misconduct on the part of such Issuing Lender.

               (ii) Distribution to Lenders of Reimbursements Received From Borrowers. In the event any Issuing Lender shall have been reimbursed by other Lenders pursuant to subsection 3.3C(i) for all or any portion of any drawing honored by such Issuing Lender under a Letter of Credit issued by it, such Issuing Lender shall distribute to each other Lender which has paid all amounts payable by it under subsection 3.3C(i) with respect to such honored drawing such other Lender's Pro Rata Share of all payments subsequently received by such Issuing Lender from Borrowers in reimbursement of such honored drawing when such payments are received. Any such distribution shall be made to a Lender at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request.

               D. Interest on Amounts Paid Under Letters of Credit.

               (i) Payment of Interest by Borrowers. Borrowers agree to pay to each Issuing Lender, with respect to drawings honored under any Letters of Credit issued by it, interest on the amount paid by such Issuing Lender in respect of each such honored drawing from the date such drawing is honored to but excluding the date such amount is reimbursed by Borrowers (including any such reimbursement out of the proceeds of Revolving Loans pursuant to subsection 3.3B) at a rate equal to (a) for the period from the date such drawing is honored to but excluding the Reimbursement Date, the rate then in effect under this Agreement with respect to Revolving Loans that are Base Rate Loans and (b) thereafter, a rate which is 2% per annum in excess of the rate of interest otherwise payable under this Agreement with respect to Revolving Loans that are Base Rate Loans. Interest payable pursuant to this subsection 3.3D(i) shall be computed on the basis of a 365-day year for the actual number of days elapsed in the period during which it accrues and shall be payable on demand or, if no demand is made, on the date on which the related drawing under a Letter of Credit is reimbursed in full.

               (ii) Distribution of Interest Payments by Issuing Lender. Promptly upon receipt by any Issuing Lender of any payment of interest pursuant to subsection 3.3D(i) with respect to a drawing honored under a Letter of Credit issued by it, (a) such Issuing Lender shall distribute to each other Lender, out of the interest received by such Issuing Lender in respect of the period from the date such drawing is honored to but excluding the date on which such Issuing Lender is reimbursed for the amount of such drawing (including any such reimbursement out of the proceeds of Revolving Loans pursuant to subsection 3.3B), the amount that such other Lender would have been entitled to receive in respect of the letter of credit fee that would have been payable in respect of such Letter of Credit for such period pursuant to subsection 3.2 if no drawing had been honored under such Letter of Credit, and (b) in the event such Issuing Lender shall have been reimbursed by other Lenders pursuant to subsection 3.3C(i) for all or any portion of such honored drawing, such Issuing Lender shall distribute to each other Lender which has paid all amounts payable by it under subsection 3.3C(i) with respect to such honored drawing such other Lender's Pro Rata Share of any interest received by such Issuing Lender in respect of that portion of such honored drawing so reimbursed by other Lenders for the period from the date on which such Issuing Lender was so reimbursed by other Lenders to but excluding the date on which such portion of such honored drawing is reimbursed by Borrowers. Any such distribution shall be made to a Lender at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request.

3.4      Obligations Absolute.
---      ---------------------

               The obligation of Borrowers to reimburse each Issuing Lender for drawings honored under the Letters of Credit issued by it and to repay any Revolving Loans made by Lenders pursuant to subsection 3.3B and the obligations of Lenders under subsection 3.3C(i) shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances including, without limitation, any of the following circumstances:

               (i) any lack of validity or enforceability of any Letter of Credit;

               (ii) the existence of any claim, set-off, defense or other right which Borrower or any Lender may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), any Issuing Lender or other Lender or any other Person or, in the case of a Lender, against Borrowers, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between Borrowers or one of its Subsidiaries and the beneficiary for which any Letter of Credit was procured);

               (iii) any draft or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

               (iv) payment by the applicable Issuing Lender under any Letter of Credit against presentation of a draft or other document which does not substantially comply with the terms of such Letter of Credit;

               (v) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of Borrowers;

               (vi) any breach of this Agreement or any other Loan Document by any party thereto;

               (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing; or

               (viii) the fact that an Event of Default or a Potential Event of Default shall have occurred and be continuing;

provided, in each case, that payment by the applicable Issuing Lender under the applicable Letter of Credit shall not have constituted gross negligence or willful misconduct of such Issuing Lender under the circumstances in question (as determined by a final judgment of a court of competent jurisdiction).

3.5      Indemnification; Nature of Issuing Lenders' Duties.
---      ---------------------------------------------------

               A. Indemnification. In addition to amounts payable as provided in subsection 3.6, Borrowers hereby agree to protect, indemnify, pay and save harmless each Issuing Lender from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel and allocated costs of internal counsel) which such Issuing Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit by such Issuing Lender, other than as a result of (a) the gross negligence or willful misconduct of such Issuing Lender as determined by a final judgment of a court of competent jurisdiction or (b) subject to the following clause (ii), the wrongful dishonor by such Issuing Lender of a proper demand for payment made under any Letter of Credit issued by it or (ii) the failure of such Issuing Lender to honor a drawing under any such Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions herein called "Governmental Acts").

               B. Nature of Issuing Lenders' Duties. As between Borrowers and any Issuing Lender, Borrowers assume all risks of the acts and omissions of, or misuse of the Letters of Credit issued by such Issuing Lender by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, such Issuing Lender shall not be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any such Letter of Credit to comply fully with any conditions required in order to draw upon such Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of such Issuing Lender, including without limitation any Governmental Acts, and none of the above shall affect or impair, or prevent the vesting of, any of such Issuing Lender's rights or powers hereunder.

               In furtherance and extension and not in limitation of the specific provisions set forth in the first paragraph of this subsection 3.5B, any action taken or omitted by any Issuing Lender under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not put such Issuing Lender under any resulting liability to Borrowers.

               Notwithstanding anything to the contrary contained in this subsection 3.5, Borrowers shall retain any and all rights it may have against any Issuing Lender for any liability arising solely out of the gross negligence or willful misconduct of such Issuing Lender, as determined by a final judgment of a court of competent jurisdiction.

3.6      Increased Costs and Taxes Relating to Letters of Credit.
---      --------------------------------------------------------

               Subject to the provisions of subsection 2.7B (which shall be controlling with respect to the matters covered thereby), in the event that any Issuing Lender or Lender shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective after the date hereof, or compliance by any Issuing Lender or Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law):

               (i) subjects such Issuing Lender or Lender (or its applicable lending or letter of credit office) to any additional Tax (other than any Tax on the overall net income of such Issuing Lender or Lender) with respect to the issuing or maintaining of any Letters of Credit or the purchasing or maintaining of any participations therein or any other obligations under this Section 3, whether directly or by such being imposed on or suffered by any particular Issuing Lender;

               (ii) imposes, modifies or holds applicable any reserve (including without limitation any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement in respect of any Letters of Credit issued by any Issuing Lender or participations therein purchased by any Lender; or

               (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Issuing Lender or Lender (or its applicable lending or letter of credit office) regarding this
               Section 3 or any Letter of Credit or any participation therein;

and the result of any of the foregoing is to increase the cost to such Issuing Lender or Lender of agreeing to issue, issuing or maintaining any Letter of Credit or agreeing to purchase, purchasing or maintaining any participation therein or to reduce any amount received or receivable by such Issuing Lender or Lender (or its applicable lending or letter of credit office) with respect thereto; then, in any case, Borrowers shall promptly pay to such Issuing Lender or Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts as may be necessary to compensate such Issuing Lender or Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Issuing Lender or Lender shall deliver to Borrowers a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Issuing Lender or Lender under this subsection 3.6, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

Section 4.     CONDITIONS TO LOANS AND LETTERS OF CREDIT

               The obligations of Lenders to make Loans hereunder are subject to the satisfaction of the following conditions. The conditions applicable to the funding of Term Loans and any Revolving Loans made and the issuance of any Letters of Credit issued, prior to the Closing Date are as set forth in the Existing Credit Agreement or the Initial Credit Agreement and have been satisfied or waived.

4.1      Conditions to the Occurrence of the Closing Date.
---      -------------------------------------------------

         The conditions to the occurrence of the Closing Date are:

               A. Borrowers' Documents. Borrowers shall have delivered to Lenders (or to Administrative Agent for Lenders with sufficient originally executed copies, where appropriate, for each Lender and its counsel) the following with respect to Borrowers, each, unless otherwise noted, dated the Closing Date:

               (i) Copies of the Organizational Documents of such Person, certified by the Secretary of State of its jurisdiction of organization if such certification is generally available dated a recent date prior to the Closing Date and in each other case, by such Person's secretary or assistant secretary;

               (ii) To the extent generally available, a good standing certificate from the Secretary of State of its jurisdiction of organization and a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of such jurisdiction, each dated a recent date prior to the Closing Date;

               (iii) Resolutions of the Board of Directors of such Person approving and authorizing the execution, delivery and performance of the Loan Documents being executed on the Closing Date to which it is a party, certified as of the Closing Date by the corporate secretary or an assistant secretary of such Person as being in full force and effect without modification or amendment;

               (iv) Signature and incumbency certificates of the officers of such Person executing the Loan Documents being executed on the Closing Date to which it is a party;

               (v) Such other documents as Administrative Agent may reasonably request.

               B. Notes. Delivery to Administrative Agent of all promissory notes or other instruments duly endorsed, where appropriate, in a manner satisfactory to Administrative Agent evidencing Borrowers' obligation to repay the Term Loans and Revolving Loans.

               C. No Material Adverse Effect. Since December 31, 2000, no Material Adverse Effect shall have occurred.

               D. Sixth Amendment to Deed of Trust. Administrative Agent shall have received from Borrowers (a) a fully executed and notarized sixth amendment to the Deed of Trust, in form and substance reasonably satisfactory to Administrative Agent, duly recorded in the appropriate filing or recording office in the jurisdiction in which the Mortgaged Property is located, or evidence that such sixth amendment to the Deed of Trust has been irrevocably delivered to the Title Company for such recordation, and (b) such title insurance endorsements to the Mortgage Policy (as such term is defined in the Initial Credit Agreement) insuring the interest of the Lenders in the real property securing the Facilities has been obtained, as of the Closing Date, subject only to Permitted Liens, in form and substance satisfactory to the Arrangers and the Administrative Agent.

               E. Security Interests in Personal and Mixed Property. Administrative Agent shall have received evidence reasonably satisfactory to it that Borrowers shall have taken or caused to be taken all actions, executed and delivered or caused to be executed and delivered all such agreements, documents and instruments, and made or caused to be made all such filings and recordings that may be necessary or in the reasonable opinion of Administrative Agent, desirable in order to maintain in favor of Administrative Agent, for the benefit of Lenders, a valid and perfected First Priority security interest in the First Priority Collateral securing all of the Obligations (including, without limitation, Obligations in respect of the Term Loans).

F. Opinions of Counsel to Borrowers. Lenders and their respective counsel shall have received (i) originally executed copies of one or more favorable written opinions of Paul, Weiss, Rifkind, Wharton & Garrison, counsel for Borrowers and their Subsidiaries, and (ii) originally executed copies of one or more favorable written opinions of Lionel Sawyer & Collins, Nevada counsel for Borrowers and their Subsidiaries, each in form and substance reasonably satisfactory to Administrative Agent and its counsel, dated as of the Closing Date and setting forth substantially the matters in the opinions designated in Exhibits V-A and V-B annexed hereto, respectively, and as to such other matters as Administrative Agent acting on behalf of Lenders may reasonably request. Borrowers hereby acknowledge and confirm that they have requested such counsel to deliver such opinions to Lenders.

               G. Fees. Borrowers shall have paid to Arranger and Administrative Agent, for distribution (as appropriate) to Agents and Lenders, the fees payable on the Closing Date referred to in subsection 2.3.

               H. Completion of Proceedings. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found reasonably acceptable by Administrative Agent, acting on behalf of Lenders, and its counsel shall be reasonably satisfactory in form and substance to Administrative Agent and such counsel, and Administrative Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Administrative Agent may reasonably request.

               I. No Event of Default Under Existing Credit Agreement. No Event of Default or Potential Event of Default under (and as defined in) the Existing Credit Agreement shall have occurred and be continuing or would result from the effectiveness of this Amendment.

               J. Approvals of Amendment. All Lenders shall have approved this Amendment, such approval to be evidenced by execution of a counterpart of this Agreement by each of the Lenders and receipt by Borrowers and Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof.

               K. Certain Approvals and Agreements. The Borrowers and their Subsidiaries shall have obtained all third party consents, waivers, amendments, approvals and the like that may be necessary under the Borrowers' existing contracts and agreements (including any other Indebtedness) in connection with this Amendment and the amendment to the other Loan Documents, and the Borrowers and their subsidiaries shall otherwise be in material compliance with such agreements; except where the failure to have obtained any such consent, waiver, amendment or approval or the failure to be in compliance herewith shall not, individually or in the aggregate, have a Material Adverse Effect.

               L. [Intentionally Deleted.]

               M. FF&E Facility Agreements. Borrowers shall have received written consent from the FF&E Lenders under the FF&E Facility Agreement described in clause (i) of the definitions thereof to the execution, delivery and performance of this Agreement in form and substance satisfactory to the Administrative Agent.

               N. Surety Bonds. Borrowers shall have obtained from American International Group, Inc., an affiliate thereof or from a Person reasonably acceptable to Administrative Agent in form and substance satisfactory to Administrative Agent surety bonds covering any and all mechanics liens filed against the Hotel/Casino (as defined in the Disbursement Agreement).

               O. [Intentionally Deleted.]

               P. Certificates of Occupancy. Administrative Agent shall have received a copy of the final certificate of occupancy or other appropriate permits for each of the Hotel/Casino, the Mall and the Central Plant (as such terms are defined in the Disbursement Agreement).

               Each Lender by execution and delivery of a signature page hereto on the Closing Date confirms that it is satisfied that each of the conditions set forth above in this subsection 4.1 has been satisfied provided that neither such confirmation nor any extension of credit hereunder shall preclude any Agent or Lender from later asserting that (and enforcing any rights or remedies it may have if), any representation, warranty or certification made or deemed made by Borrowers or any of their Affiliates in connection therewith was not true and accurate when made.

4.2      Conditions to all Loans on or after the Closing Date.
---      -----------------------------------------------------

               The obligations of Lenders to make Loans on or after the Closing Date on any Funding Date are subject to the following further conditions precedent:

               A. Administrative Agent shall have received before that Funding Date, in accordance with the provisions of subsection 2.1B, an originally executed Notice of Borrowing, in each case signed by the chief executive officer, the chief financial officer or the treasurer of each Borrower or of the managing member of such Borrower or by any executive officer of such Borrower or managing member designated by any of the above-described officers on behalf of Borrowers in a writing delivered to Administrative Agent.

               B. As of that Funding Date:

               (i) [Intentionally omitted];

               (ii) The representations  and warranties  contained herein and in the other Loan Documents shall be true, correct and complete in all material respects on and as of that Funding Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true, correct and complete in all material respects on and as of such earlier date;

               (iii) No event shall have occurred and be continuing or would result from the consummation of the borrowing contemplated by such Notice of Borrowing that would constitute an Event of Default or a Potential Event of Default (except as set forth in Schedule 5.18 annexed hereto);

               (iv) Each Loan Party shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by it on or before that Funding Date;

               (v) No order, judgment or decree of any court, arbitrator or governmental authority shall purport to enjoin or restrain any Lender from making the Loans to be made by it on that Funding Date;

               (vi) The making of the Loans requested on such Funding Date shall not violate any law including, Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System; and

               (vii) There shall not be pending or, to the knowledge of Borrowers, threatened, any action, suit, proceeding, governmental investigation or arbitration against or affecting Borrowers or any of their Subsidiaries or any property of Borrowers or any of their Subsidiaries that is required to be disclosed under, and has not been disclosed by Borrowers in writing pursuant to, subsection 5.6 or 6.1(x) prior to the making of the last preceding Loans (or, in the case of the initial Revolving Loans, prior to the execution of this Agreement), and there shall have occurred no development not so disclosed in any such action, suit, proceeding, governmental investigation or arbitration so disclosed, that, in either event, in the reasonable opinion of Administrative Agent or of Requisite Lenders, would have a Material Adverse Effect.

4.3      Conditions to Letters of Credit.
---      --------------------------------

               The issuance of any Letter of Credit hereunder (whether or not the applicable Issuing Lender is obligated to issue such Letter of Credit) on or after the Closing Date is subject to the following conditions precedent:

               A. [Intentionally omitted].

               B. On or before the date of issuance of such Letter of Credit, Administrative Agent shall have received, in accordance with the provisions of subsection 3.1B(i), an originally executed Notice of Issuance of Letter of Credit, in each case signed by the chief executive officer, the chief financial officer or the treasurer of each of the Borrowers or the managing member of such Borrower or by any executive officer of each of the Borrowers or managing member designated by any of the above-described officers on behalf of each of the Borrowers in a writing delivered to Administrative Agent, together with all other information specified in subsection 3.1B(i) and such other documents or information as the applicable Issuing Lender may reasonably require in connection with the issuance of such Letter of Credit.

               C. On the date of issuance of such Letter of Credit, all conditions precedent described in subsection 4.2B shall be satisfied to the same extent as if the issuance of such Letter of Credit were the making of a Loan and the date of issuance of such Letter of Credit were a Funding Date.

Section 5.     BORROWERS' REPRESENTATIONS AND WARRANTIES

               In order to induce Lenders to enter into this Agreement and to make or continue the Loans, as applicable, and to induce Issuing Lenders to issue or continue Letters of Credit, as applicable, Borrowers represent and warrant to each Lender that, on the Closing Date, on each Funding Date for Revolving Loans on or after the Revolving Loan Availability Date and on the date of issuance of each Letter of Credit on or after the Revolving Loan Availability Date, the following statements are true, correct and complete

5.1      Organization, Powers, Qualification, Good Standing, Business and
---      ----------------------------------------------------------------
         Subsidiaries.
         -------------

               A. Organization and Powers. Each Loan Party is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization as specified in Schedule 5.1A annexed hereto. Each Loan Party has all requisite corporate or limited liability company power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents and Project Documents to which it is a party and to carry out the transactions contemplated thereby.

               B. Qualification and Good Standing. Each Loan Party is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had and will not have a Material Adverse Effect.

               C. Ownership of Borrowers. The equity interests in each of the Borrowers is duly authorized, validly issued and (if applicable) fully paid and nonassessable and, as of November 14, 1997, none of such equity interests constitute Margin Stock. Schedule 5.1C, as it may be supplemented from time to time, correctly sets forth the ownership of each Borrower.

               D. Subsidiaries. All of the Subsidiaries of Borrowers are identified in Schedule 5.1D annexed hereto, as said Schedule 5.1D may be supplemented from time to time pursuant to the provisions of subsection 6.1(xvi). The equity interests of each of the Subsidiaries of Borrowers identified in Schedule 5.1D annexed hereto (as so supplemented) is duly authorized, validly issued and (if applicable), fully paid and nonassessable and none of such equity interests constitutes Margin Stock. Each of the Subsidiaries of Borrowers identified in Schedule 5.1D annexed hereto (as so supplemented) is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization set forth therein, has all requisite corporate or limited liability company power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted, and is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, in each case except where failure to be so qualified or in good standing or a lack of such corporate power and authority has not had and will not have a Material Adverse Effect. Schedule 5.1D annexed hereto (as so supplemented) correctly sets forth the ownership interest of Borrowers and each of its Subsidiaries in each of the Subsidiaries of Borrowers identified therein.

               E. Rights to Acquire Equity. There are no options, warrants, convertible securities or other rights to acquire any equity interests in any Borrower or any of their Subsidiaries (other than the New Mall Subsidiary and Phase II Subsidiary) except as set forth as Schedule 5.1E.

               F. Conduct of Business. Borrowers and their Subsidiaries (other than the New Mall Subsidiary and the Phase II Subsidiary) are engaged only in the businesses permitted to be engaged in pursuant to subsection 7.12.

5.2      Authorization of Borrowing, etc.
---      --------------------------------

               A. Authorization of Borrowing. The execution, delivery and performance of the Loan Documents and the Project Documents have been duly authorized by all necessary corporate action on the part of each Loan Party that is a party thereto.

               B. No Conflict. The execution, delivery and performance by Loan Parties of the Loan Documents and Project Documents to which they are parties and the consummation of the transactions contemplated by the Loan Documents and such Project Documents do not and will not (i) violate any provision of (a) any law or any governmental rule or regulation applicable to Borrowers or any of their Subsidiaries, (b) the Certificate or Articles of Incorporation, Bylaws or operating agreements of Borrowers or any of their Subsidiaries or (c) any order, judgment or decree of any court or other agency of government binding on Borrowers or any of their Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Borrowers or any of their Subsidiaries, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Borrowers or any of their Subsidiaries (other than any Liens created under any of the Loan Documents in favor of Administrative Agent on behalf of Lenders), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of Borrowers or any of their Subsidiaries except for such approvals or consents which will be obtained on or before the Closing Date and disclosed in writing to Lenders and except for such violations, conflicts, approvals and consents the failure of which to obtain could reasonably be expected to have a Material Adverse Effect.

               C. Governmental Consents. The execution, delivery and performance by Loan Parties of the Loan Documents to which they are parties and the consummation of the transactions contemplated by the Loan Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body.

               D. Binding Obligation. Each of the Loan Documents and Project Documents has been duly executed and delivered by Loan Parties that are parties hereto or thereto, as applicable, and is the legally valid and binding obligation of Loan Parties, enforceable against such Loan Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability, whether brought in a proceeding in equity or at law.

               E. Valid Issuance of Mortgage Notes and Subordinated Notes. Borrowers have the corporate or limited liability company power and authority to issue the Mortgage Notes and the Subordinated Notes. The Mortgage Notes and the Subordinated Notes are legally valid and binding obligations of Borrowers, enforceable against Borrowers in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability. The issuance and sale of Mortgage Notes and the Subordinated Notes, either (a) have been registered or qualified under applicable federal and state securities laws or (b) are exempt therefrom. The Loans and all other monetary Obligations hereunder are and will be within the definition of "Senior Debt" and "Permitted Indebtedness" included in such provisions.

5.3      Financial Condition.
---      --------------------

               Borrowers have heretofore delivered to Lenders, at Lenders' request, the following financial statements and information: (i) the audited consolidated and consolidating balance sheets of LVSI and its Subsidiaries as at December 31, 2000 and the related consolidated and consolidating statements of income, stockholders' equity and cash flows of Borrowers and their Subsidiaries for the Fiscal Year then ended and (ii) the unaudited consolidated and consolidating balance sheets of LVSI and its Subsidiaries as at June 30, 2001 and the related unaudited consolidated and consolidating statements of income, stockholders' equity and cash flows of LVSI and its Subsidiaries for the six months then ended. All such statements were prepared in conformity with GAAP and fairly present, in all material respects, the financial position (on a consolidated and, where applicable, consolidating basis) of the entities described in such financial statements as at the respective dates thereof and the results of operations and cash flows (on a consolidated and, where applicable, consolidating basis) of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments. Except for obligations under the Operative Documents, Borrowers do not (and will not following the funding of the initial Loans) have any Contingent Obligation, contingent liability or liability for taxes, long-term lease or forward or long-term commitment that is not reflected in the foregoing financial statements or the notes thereto and which in any such case is material in relation to the business, operations, properties, assets, financial condition or prospects of Borrowers and their Subsidiaries taken as a whole.

5.4      No Material Adverse Change; No Restricted Junior Payments.
---      ----------------------------------------------------------

               Since December 31, 2000, no event or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect. Except as set forth on Schedule 5.4, neither of Borrowers nor any of their Subsidiaries have directly or indirectly declared, ordered, paid or made, or set apart any sum or property for, any Restricted Junior Payment or agreed to do so except as permitted by subsection 7.5.

5.5      Title to Properties; Liens; Real Property.
---      ------------------------------------------

               A. Title to Properties; Liens. Borrowers and their Subsidiaries have (i) good marketable and insurable fee simple title to (in the case of fee interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), or (iii) good title to (in the case of all other personal property), all of their respective material properties and assets reflected in the financial statements referred to in subsection 5.3 or in the most recent financial statements delivered pursuant to subsection 6.1, in each case except for assets disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted under subsection 7.7. Except as permitted by this Agreement, all such properties and assets are held free and clear of Liens.

               B. Real Property. As of the Closing Date, Schedule 5.5 annexed hereto contains a true, accurate and complete list of (i) all material properties owned by Borrowers or any of their Subsidiaries and (ii) all material leases, subleases or assignments of leases (together with all amendments, modifications, supplements, renewals or extensions of any thereof) affecting real estate of properties owned by Borrowers or any of their Subsidiaries (exclusive of any retail and restaurant leases in the Mall) regardless of whether a Borrower or such Subsidiary is the landlord or tenant (whether directly or as an assignee or successor in interest) under such lease, sublease or assignment. Except as specified in Schedule 5.5 annexed hereto, each agreement listed in clause (ii) of the immediately preceding sentence is in full force and effect and Borrowers do not have knowledge of any default that has occurred and is continuing thereunder, and each such agreement constitutes the legally valid and binding obligation of each applicable Borrower, enforceable against such Borrower in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles except to the extent that the failure of such agreement to be in full force and effect could not reasonably be expected to have a Material Adverse Effect.

5.6      Litigation; Adverse Facts.
---      --------------------------

               Except as set forth in Schedule 5.6 and Schedule 5.17 annexed hereto, there are no actions, suits, proceedings, arbitrations or governmental investigations (whether or not purportedly on behalf of Borrowers or any of their Subsidiaries) at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign (including any Environmental Claims) that are pending or, to the knowledge of Borrowers, threatened against or affecting Borrowers or any of their Subsidiaries or any property of Borrowers or any of their Subsidiaries and that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither Borrowers nor any of their Subsidiaries (i) is in violation of any applicable laws (including Environmental Laws) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, or (ii) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

5.7      Payment of Taxes.
---      -----------------

               Except to the extent permitted by subsection 6.3, all tax returns and reports of Borrowers required to be filed by them have been timely filed, and all taxes shown on such tax returns to be due and payable and all material assessments, fees and other governmental charges upon Borrowers and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable. Borrowers know of no proposed tax assessment against Borrowers or any of their Subsidiaries which is not being actively contested by Borrowers or such Subsidiary in good faith and by appropriate proceedings; provided that such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

5.8      Performance of Agreements; Materially Adverse Agreements; Material
---      ------------------------------------------------------------------
         Contracts.
         ----------

               A. Neither Borrowers nor any of their Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default, except where the consequences of such default or defaults, if any, would not have a Material Adverse Effect.

               B. Schedule 5.8 contains a true, correct and complete list of all the Material Contracts in effect on the Closing Date. Except as described on
Schedule 5.8, all such Material Contracts are, to the knowledge of Borrowers, in full force and effect and no material defaults currently exist thereunder.

5.9      Governmental Regulation.
---      ------------------------

               Neither Borrowers nor any of their Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, or the Interstate Commerce Act or registration under the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness other than the Nevada Gaming Laws or which may otherwise render all or any portion of the Obligations unenforceable. Incurrence of the Obligations under the Loan Documents complies with all applicable provisions of the Nevada Gaming Laws.

5.10     Securities Activities.
----     ----------------------

               A. Neither Borrowers nor any of their Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.

               B. Following application of the proceeds of each Loan, not more than 25% of the value of the assets (either of Borrowers only or of Borrowers and their Subsidiaries on a consolidated basis) subject to the provisions of subsection 7.2 or 7.7 or subject to any restriction contained in any agreement or instrument, between Borrowers and any Lender or any Affiliate of any Lender, relating to Indebtedness and within the scope of subsection 8.2, will be Margin Stock.

5.11     Employee Benefit Plans.
----     -----------------------

               A. Borrowers, each of their Subsidiaries and each of their respective ERISA Affiliates are in material compliance with all applicable provisions and requirements of ERISA and the regulations thereunder with respect to each Employee Benefit Plan, and have performed all their obligations under each Employee Benefit Plan. Each Employee Benefit Plan which is intended to qualify under Section 401(a) of the Code is so qualified.

               B. No ERISA Event has occurred or is reasonably expected to occur which has resulted or would be reasonably likely to result in a liability in the aggregate amount of $1,000,000 or more.

               C. Except to the extent required under Section 4980B of the Code or except as set forth in Schedule 5.11 annexed hereto, no Employee Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of Borrowers, any of their Subsidiaries or any of their respective ERISA Affiliates.

               D. As of the most recent valuation date for any Pension Plan, the amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), does not exceed $1,000,000.

               E. As of the most recent valuation date for each Multiemployer Plan for which the actuarial report is available, the potential liability of Borrowers, their Subsidiaries and their respective ERISA Affiliates for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 of ERISA), when aggregated with such potential liability for a complete withdrawal from all Multiemployer Plans, based on information available pursuant to Section 4221(e) of ERISA, does not exceed $1,000,000.

5.12     Certain Fees.
----     -------------

               No broker's or finder's fee or commission will be payable with respect to this Agreement or any of the transactions contemplated hereby except as set forth on Schedule 5.12 (other than fees payable to Agents and Lenders under subsection 2.3), and each Borrower hereby indemnifies Lenders against, and agrees that it will hold Lenders harmless from, any claim, demand or liability for any such broker's or finder's fees alleged to have been incurred in connection herewith or therewith and any expenses (including reasonable fees, expenses and disbursements of counsel) arising in connection with any such claim, demand or liability.

5.13     Environmental Protection.
----     -------------------------

               Except as set forth in Schedule 5.13 annexed hereto:

               (i) neither Borrowers nor any of their Subsidiaries nor any of their respective Facilities or operations relating to the Site, the Project or the Phase I-A Project are subject to any outstanding written order, consent decree or settlement agreement with any Person relating to (a) any Environmental Law, (b) any Environmental Claim, or (c) any Hazardous Materials Activity;

               (ii) neither Borrowers nor any of their Subsidiaries has received any letter or request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C.ss. 9604) or any comparable state law;

               (iii) there are and, to Borrowers' knowledge, have been no conditions, occurrences, or Hazardous Materials Activities on the Site or any other Facility relating to the Project or the Phase I-A Project which could reasonably be expected to form the basis of an Environmental Claim against Borrowers or any of their Subsidiaries;

               (iv) neither Borrowers nor any of their Subsidiaries nor, to Borrowers' knowledge, any predecessor of Borrowers or any of their Subsidiaries has filed any notice under any Environmental Law indicating past or present treatment of Hazardous Materials at any Facility, and none of Borrowers' or any of their Subsidiaries' operations involves the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 or any state equivalent;

               (v) compliance with all current or reasonably foreseeable future requirements pursuant to or under Environmental Laws will not, individually or in the aggregate, have a reasonable possibility of giving rise to a Material Adverse Effect.

               Notwithstanding anything in this subsection 5.13 to the contrary, no event or condition has occurred or is occurring with respect to Borrowers or any of their Subsidiaries relating to any Environmental Law, any Release of Hazardous Materials, or any Hazardous Materials Activity, including any matter disclosed on Schedule 5.13 annexed hereto, which individually or in the aggregate has had or could reasonably be expected to have a Material Adverse Effect.

5.14     Employee Matters.
----     -----------------

               There is no strike or work stoppage in existence or threatened involving Borrowers that could reasonably be expected to have a Material Adverse Effect.

5.15     Solvency.
----     ---------

               Each Borrower is and, upon the incurrence of any Obligations by such Borrower on any date on which this representation is made, will be, Solvent.

5.16     Matters Relating to Collateral.
----     -------------------------------

               A. Creation, Perfection and Priority of Liens. The execution and delivery of the Collateral Documents by Borrowers and their Subsidiaries, together with the actions taken on or prior to the Closing Date pursuant to subsection 4.1 are effective to create in favor of Administrative Agent for the benefit of Lenders, as security for the respective Secured Obligations (as defined in the applicable Collateral Document in respect of any Collateral), a valid and perfected First Priority Lien on all of the First Priority Collateral, and all filings and other actions necessary to perfect and maintain the perfection and priority status of such Liens have been duly made or taken and remain in full force and effect, other than the filing of any UCC financing statements delivered to Administrative Agent for filing (but not yet filed) and the periodic filing of UCC continuation statements in respect of UCC financing statements filed by or on behalf of Administrative Agent.

               B. Permits. No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for either (i) the pledge or grant by Borrowers and their Subsidiaries of the Liens purported to be created in favor of Administrative Agent pursuant to any of the Collateral Documents or (ii) the exercise by Administrative Agent of any rights or remedies in respect of any Collateral (whether specifically granted or created pursuant to any of the Collateral Documents or created or provided for by applicable law), except for filings or recordings contemplated by subsection 5.16A or as set forth in Schedule 5.16B.

               C. Absence of Third-Party Filings. Except such as may have been filed in favor of Administrative Agent as contemplated by subsection 5.16A or filed to perfect a Lien permitted under subsection 7.2, no effective UCC financing statement, fixture filing or other instrument similar in effect covering all or any part of the Collateral is on file in any filing or recording office.

               D. Information Regarding Collateral. All information supplied to Administrative Agent by or on behalf of Borrowers with respect to any of the Collateral (in each case taken as a whole with respect to any particular Collateral) is accurate and complete in all material respects.

5.17     Construction Litigation.
----     ------------------------

               A. The litigation arising out of the lawsuit filed by Borrowers against the Construction Manager in United States District Court for the District of Nevada and the countersuit filed by the Construction Manager against the Borrowers and any other outstanding lawsuit, action, claim or Lien arising out of or relating to the construction of the Mall or the Project (the "Construction Litigation"), including any claim made or Lien filed by Construction Manager or any contractor or subcontractor or to the bonding company insuring over any Lien relating to or binding upon the Mall, the Project or to Venetian, LVSI, Mall Construction Subsidiary or any of their Affiliates in connection therewith, and any judgment or settlement amount owed by the Borrowers to the Construction Manager or any contractor or subcontractor or to the bonding company insuring over any such Lien as a result of the Construction Litigation (such amount, the "Additional Contingent Claims") cannot reasonably be expected to have, when taken in the aggregate, a Material Adverse Effect;




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               B. The status  summary of the  Construction  Litigation  attached hereto as Schedule 5.17 annexed hereto is true and correct in all material respects as of the date hereof.

               C. Borrowers have sufficient Available Funds such that Available Funds will equal or exceed Remaining Costs after giving effect to the Additional Contingent Claims as a Remaining Cost (as such capitalized terms are defined in the Disbursement Agreement).

5.18     No Event of Default.
----     --------------------

               No Event of Default or Potential Event of Default exists or is continuing (other than those Events of Default and Potential Events of Default set forth on Schedule 5.18 annexed hereto).

5.19     Adelson Subordination Agreement.
----     --------------------------------

               Adelson has complied with the terms and conditions of that certain Subordination and Intercreditor Agreement (Trade Claims) dated as of November 12, 1999 by and among Scotiabank, as bank agent, the Company and Mall Construction Subsidiary and Adelson (the "Adelson Subordination Agreement").

5.20     Status of Certain Agreements.
----     -----------------------------

               A. Except as set forth on Schedule 5.20A, there have been no Liens created or contemplated by the Cooperation Agreement other than those created or contemplated by such agreement as in effect on November 14, 1997.

               B. Except as set forth on Schedule 5.20B, there have been no Liens created under the HVAC Services Agreement other than those created by such agreement as in effect on November 14, 1997.

               C. Except as set forth on Schedule 5.20C or as otherwise reasonably approved by Scotiabank, as Administrative Agent, Borrowers are not party to any agreement or plan pursuant to which Borrowers may repurchase or redeem employee options or stock other than employment agreements and stock option plans or agreements as in effect on November 14, 1997.

               D.  Except as set forth on  Schedule  5.20D,  there  have been no
amendments,   supplements  or  modifications   to  documents   evidencing  Other
Indebtedness as in effect on November 14, 1997.

Section 6.     BORROWERS' AFFIRMATIVE COVENANTS

               Borrowers covenant and agree that, so long as any of the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations and the cancellation or expiration of all Letters of Credit, unless the Requisite Lenders shall otherwise give prior written consent, Borrowers shall perform, and shall cause each of their Subsidiaries to perform, all covenants set forth in Article 5 of the
Disbursement  Agreement  (while in effect),  and all covenants set forth in this
Section 6.

6.1      Financial Statements and Other Reports.
---      ---------------------------------------

               Borrowers will maintain a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP. Borrowers will deliver to Administrative Agent and Lenders:

               (i) Monthly Financials: as soon as available and in any event within 30 days after the end of each month, the consolidated and consolidating balance sheets of LVSI and its Subsidiaries as at the end of such month and the related consolidated and consolidating statements of income, stockholders' equity and cash flows of LVSI and its Subsidiaries for such month and for the period from the beginning of the then current Fiscal Year to the end of such month, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the Financial Plan for the current Fiscal Year, to the extent prepared on a monthly basis, all in reasonable detail and certified by the chief financial officer of LVSI, on behalf of LVSI, that they fairly present, in all material respects, the financial condition of LVSI and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments;

               (ii) Quarterly Financials: as soon as available and in any event within 45 days after the end of each Fiscal Quarter,


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                    (a) the  consolidated  and  consolidating  balance sheets of
               LVSI and its subsidiaries (including the Excluded Subsidiaries) as at the end of such Fiscal Quarter and the related consolidated and consolidating statements of income, stockholders' equity and cash flows of LVSI and its subsidiaries (including the Excluded Subsidiaries) for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter), setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year, all in reasonable detail and certified by the chief financial officer of LVSI, on behalf of LVSI, that they fairly present, in all material respects, the financial condition
               of   LVSI   and  its   subsidiaries   (including   the   Excluded
               Subsidiaries) as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments;

                    (b) the consolidated balance sheets of LVSI and its Subsidiaries as at the end of such Fiscal Quarter and the related consolidated statements of income, stockholders' equity and cash flows of LVSI and its Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the Financial Plan for the current Fiscal Year, all in reasonable detail and certified by the chief financial officer of LVSI, on behalf of LVSI, that they fairly present, in all material respects, the financial condition of LVSI and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments;

                    (c) the  consolidated  balance sheets of New Mall Subsidiary and its subsidiaries as at the end of such Fiscal Quarter and the related consolidated statements of income, stockholders' equity and cash flows of New Mall Subsidiary and its subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year, all in reasonable detail and certified by the chief financial officer of LVSI, on behalf of LVSI, that they fairly present, in all material respects, the financial condition of New Mall Subsidiary and its subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments; and

                    (d) a narrative report describing the operations of LVSI and its subsidiaries (including the Excluded Subsidiaries) in the form prepared for presentation to senior management for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter;

               (iii) Year-End Financials: as soon as available and in any event within 90 days after the end of each Fiscal Year,

                    (a) the  consolidated  and  consolidating  balance sheets of
               LVSI and its subsidiaries (including the Excluded Subsidiaries) as at the end of such Fiscal Year and the related consolidated and consolidating statements of income, stockholders' equity and cash flows of LVSI and its subsidiaries (including the Excluded Subsidiaries) for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year, all in reasonable detail and certified by the chief financial officer of LVSI, on behalf of LVSI, that they fairly present, in all material respects, the financial condition of LVSI and its subsidiaries (including the Excluded Subsidiaries) as at the dates indicated and the results of their operations and their cash flows for the periods indicated;

                    (b) the consolidated balance sheets of LVSI and its Subsidiaries as at the end of such Fiscal Year and the related consolidated and consolidating statements of income, stockholders' equity and cash flows of LVSI and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year and the corresponding figures from the Financial Plan for the Fiscal Year covered by such financial statements, all in reasonable detail and certified by the chief financial officer of LVSI, on behalf of LVSI, that they fairly present, in all material respects, the financial condition of LVSI and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated;

                    (c) the  consolidated  balance sheets of New Mall Subsidiary and its subsidiaries as at the end of such Fiscal Year and the related consolidated statements of income, stockholders' equity and cash flows of New Mall Subsidiary and its subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year, all in reasonable detail and certified by the chief financial officer of LVSI, on behalf of LVSI, that they fairly present, in all material respects, the financial condition of Mall Subsidiary and its subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated;

                    (d) a narrative report describing the operations of LVSI and its subsidiaries (including the Excluded Subsidiaries) in the form prepared for presentation to senior management for such Fiscal Year; and

                    (e) in the case of such  consolidated  financial  statements specified in subdivisions (a) to (c) above, a report thereon of Price Waterhouse LLP or other independent certified public accountants of recognized national standing selected by Borrowers and reasonably satisfactory to Administrative Agent, which report shall be unqualified as to scope of audit, shall express no doubts about the ability of the Persons covered thereby to continue as a going concern, and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of LVSI and its subsidiaries (including the Excluded Subsidiaries), LVSI and its Subsidiaries and Mall Subsidiary and its subsidiaries, respectively as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

               (iv) Officers' and Compliance Certificates: together with each delivery of financial statements of LVSI and its Subsidiaries pursuant to subdivisions (ii) and (iii) above, (a) an Officers' Certificate of LVSI stating that the signers, on behalf of LVSI, have reviewed the terms of this Agreement and have made, or caused to be made under their supervision, a review in reasonable detail of the transactions and condition of LVSI and its Subsidiaries (and, to the extent applicable, New Mall Subsidiary, Mall Subsidiary, New Mall Manager, Mall Manager, Mall Direct Holdings, Phase II Subsidiary, Phase II Manager, Phase II Direct Holdings and their respective subsidiaries) during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signers do not have knowledge of the existence as at the date of such Officers' Certificate, of any condition or event that constitutes an Event of Default or Potential Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action Borrowers have taken, is taking and proposes to take with respect thereto; and (b) a Compliance Certificate demonstrating in reasonable detail compliance during and at the end of the applicable accounting periods with the restrictions contained in Section 7;

               (v) Reconciliation Statements: if, as a result of any change in accounting principles and policies from those used in the preparation of the audited financial statements referred to in subsection 5.3, the consolidated financial statements of LVSI and its subsidiaries delivered pursuant to subdivisions (i), (ii),
               (iii) or (xiii) of this subsection 6.1 will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made, then
               (a) together with the first delivery of financial statements pursuant to subdivision (i), (ii), (iii) or (xiii) of this subsection 6.1 following such change, consolidated financial statements of LVSI and its subsidiaries for (y) the current Fiscal Year to the effective date of such change and (z) the two full Fiscal Years immediately preceding the Fiscal Year in which such change is made, in each case prepared on a pro forma basis as if such change had been in effect during such periods, and (b) together with each delivery of financial statements for LVSI and its subsidiaries pursuant to subdivision (i), (ii), (iii) or
               (xiii) of this subsection 6.1 following such change, a written statement of the chief accounting officer or chief financial officer of LVSI setting forth the differences (including any

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

               differences that would affect any calculations relating to the financial covenants set forth in subsection 7.6) which would have resulted if such financial statements had been prepared without giving effect to such change;

               (vi) Accountants' Certification: together with each delivery of consolidated financial statements pursuant to subdivision (iii) above, a written statement by the independent certified public accountants giving the report thereon (a) stating that their audit examination has included a review of the terms of this Agreement and the other Loan Documents as they relate to accounting matters, (b) stating whether, in connection with their audit examination, any condition or event that constitutes an Event of Default or Potential Event of Default has come to their attention and, if such a condition or event has come to their attention, specifying the nature and period of existence thereof; provided that such accountants shall not be liable by reason of any failure to obtain knowledge of any such Event of Default or Potential Event of Default that would not be disclosed in the course of their audit examination, and (c) stating that based on their audit examination nothing has come to their attention that causes them to believe either or both that the information contained in the certificates delivered therewith pursuant to subdivision (iv) above is not correct or that the matters set forth in the Compliance Certificates delivered therewith pursuant to clause (b) of subdivision (iv) above for the applicable Fiscal Year are not stated in accordance with the terms of this Agreement;

               (vii) Accountants' Reports: promptly upon receipt thereof (unless restricted by applicable professional standards), copies of all reports submitted to Borrowers by independent certified public accountants in connection with each annual, interim or special audit of the financial statements of LVSI and its subsidiaries made by such accountants, including any comment letter submitted by such accountants to management in connection with their annual audit;

               (viii) SEC Filings, Press Releases and Other Financial Reports: promptly upon their becoming available, copies of (a) all financial statements, reports, notices and proxy statements sent or made available generally by Borrowers or any of their subsidiaries to their security holders, (b) all regular and periodic reports and all registration statements (other than on Form S-8 or a similar form) and prospectuses, if any, filed by Borrowers or any of their subsidiaries with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority, (c) all press releases and other statements made available generally by Borrowers and any of their subsidiaries to the public concerning material developments in the business of Borrowers and their subsidiaries  and  (d)  to the  extent  prepared,  any  financial statements and reports concerning any subsidiaries of Borrowers (including Excluded Subsidiaries not delivered pursuant to clauses (i), (ii) or (iii) above);

               (ix) Events of Default, etc.: promptly upon any officer of Borrowers obtaining knowledge (a) of any condition or event that constitutes an Event of Default or Potential Event of Default, or becoming aware that any Lender has given any notice (other than to Administrative Agent) or taken any other action with respect to a claimed Event of Default or Potential Event of Default, (b) that any Person has given any notice to Borrowers and their Subsidiaries or taken any other action with respect to a claimed default or event or condition of the type referred to in subsection 8.2, (c) of any condition or event that would be required to be disclosed in a current report filed by Borrowers with the Securities and Exchange Commission on Form 8-K (Items 1, 2, 4, 5 and 6 of such Form as in effect on the Closing Date) if Borrowers were required to file such reports under the Exchange Act, or (d) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, an Officers' Certificate specifying the nature and period of existence of such condition, event or change, or specifying the notice given or action taken by any such Person and the nature of such claimed Event of Default, Potential Event of Default, default, event or condition, and what action Borrowers have taken, are taking and propose to take with respect thereto;

               (x) Litigation or Other Proceedings: (a) promptly upon any officer of Borrowers obtaining knowledge of (X) the non-frivolous institution of, or threat of, any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration against or affecting Borrowers and their Subsidiaries, or any property of Borrowers and their

               Subsidiaries   (collectively,   "Proceedings")   not   previously
               disclosed in writing by Borrowers to Lenders or (Y) any material development in any Proceeding that, in any case:

                    (1) if adversely determined, has a reasonable possibility of giving rise to a Material Adverse Effect; or

                    (2) seeks to enjoin or  otherwise  prevent the  consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby;

          written notice thereof together with such other information as may be reasonably available to Borrowers to enable Lenders and their counsel to evaluate such matters; and (b) within twenty days after the end of each Fiscal Quarter, a schedule of all Proceedings involving an alleged liability of, or claims against or affecting, Borrowers or any of their Subsidiaries equal to or greater than $1,000,000, and promptly after request by Administrative Agent such other information as may be reasonably requested by Administrative Agent to enable Administrative Agent and its counsel to evaluate any of such Proceedings;

               (xi) ERISA Events: promptly upon becoming aware of the occurrence of or forthcoming occurrence of any ERISA Event, a written notice specifying the nature thereof, what action Borrowers or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto;

               (xii) ERISA Notices: with reasonable promptness, copies of (a) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by Borrowers, any of their Subsidiaries or any of their respective ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan; (b) all notices received by Borrowers or any of their respective ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event; and (c) copies of such other documents or governmental reports or filings relating to any Employee Benefit Plan as Administrative Agent shall reasonably request;

               (xiii) Financial Plans: as soon as practicable and in any event no later than the Completion Date and 30 days prior to the beginning of each Fiscal Year thereafter, a consolidated and consolidating plan and financial forecast for such Fiscal Year (or portion thereof from the Completion Date through the end of such Fiscal Year) and each subsequent Fiscal Year through the final maturity date of the Term Loans (the "Financial Plan" for such Fiscal Years), including (a) forecasted consolidated and consolidating balance sheets and forecasted consolidated and consolidating statements of income and cash flows of LVSI and its Subsidiaries for such Fiscal Years, together with a pro forma Compliance Certificate for such Fiscal Years and an explanation of the assumptions on which such forecasts are based, (b) forecasted consolidated and consolidating statements of income and cash flows of LVSI and its Subsidiaries for each month of such Fiscal Years, together with an explanation of the assumptions on which such forecasts are based, and (c) such other information and projections for such Fiscal Years as any Lender may reasonably request;

               (xiv) Insurance: as soon as practicable and in any event by the last day of each Fiscal Year, a report in form and substance reasonably satisfactory to Administrative Agent outlining all material insurance coverage maintained as of the date of such report by Borrowers and their Subsidiaries and all material insurance coverage planned to be maintained by Borrowers and their Subsidiaries in the immediately succeeding Fiscal Year;

               (xv) Board of Directors: with reasonable promptness, written notice of any change in the members of the Board of Directors of LVSI or any of its corporate Subsidiaries.

               (xvi) New Subsidiaries: promptly upon any Person becoming a Subsidiary of either of Borrowers, a written notice setting forth with respect to such Person (a) the date on which such Person became a Subsidiary of either of Borrowers and (b) all of the data required to be set forth in Schedule 5.1 annexed hereto with respect to all Subsidiaries of either of Borrowers (it being understood that such written notice shall be deemed to supplement
               Schedule 5.1 annexed hereto for all purposes of this Agreement);

               (xvii) Material Contracts: promptly, and in any event within ten Business Days after any Material Contract of Borrowers or any of their Subsidiaries is terminated or amended in a manner that is materially adverse to Borrowers or any of their Subsidiaries or any new Material Contract is entered into, or upon becoming aware of any material default by any Party under a Material Contract, a written statement describing such event with copies of such material amendments or new contracts, and an explanation of any actions being taken with respect thereto;

               (xviii) UCC Search Report: As promptly as practicable after the date of delivery to Administrative Agent of any UCC financing statement executed by any Loan Party pursuant to subsection 6.12, copies of completed UCC searches evidencing the proper filing, recording and indexing of all such UCC financing statement and listing all other effective financing statements that name such Loan Party as debtor, together with copies of all such other financing statements not previously delivered to Administrative Agent by or on behalf of such Loan Party;

               (xix) Notices under Operative Documents: promptly upon receipt, copies of all notices provided to the Borrowers or their Affiliates pursuant to any Operative Documents relating to material defaults or material delays and promptly upon execution and delivery thereof, copies of all amendments to any of the Operative Documents; and

               (xx) Other Information: with reasonable promptness, such other information and data with respect to Borrowers or any of their Subsidiaries as from time to time may be reasonably requested by any Lender.

6.2      Corporate Existence, etc.
---      -------------------------

               Borrowers will, and will cause each of their Subsidiaries to, at all times preserve and keep in full force and effect their corporate or limited liability company existence and all rights and franchises material to its business; provided, however that Borrowers and their Subsidiaries may merge or consolidate as permitted pursuant to subsection 7.7 of this Agreement and provided, further, that no Borrower nor any such Subsidiary shall be required to preserve any such right or franchise if the Board of Directors of the applicable Borrower or Subsidiary (or the managing member thereof, if applicable) shall determine (and shall so notify the Administrative Agent), that the preservation thereof is no longer desirable in the conduct of the business of such Borrower or Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to Borrowers and their Subsidiaries or Lenders.

6.3      Payment of Taxes and Claims; Tax Consolidation.
---      -----------------------------------------------

               A. Borrowers will, and will cause each of their Subsidiaries to, pay all material taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty accrues thereon, and all material claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided that no such charge or claim need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as (1) such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor and (2) in the case of a charge or claim which has or may become a Lien against any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such charge or claim.

               B. Borrowers will not, nor will they permit any of their Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than Borrowers or any of their Subsidiaries) unless Borrower and its Subsidiaries shall have entered into, a tax sharing agreement with such Person, in form and substance satisfactory to Administrative Agent.

6.4      Maintenance of Properties; Insurance; Application of Net Loss Proceeds.
---      -----------------------------------------------------------------------

               A. Maintenance of Properties. Borrowers will, and will cause each of their Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties used or useful in the business of Borrowers and their Subsidiaries and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof except to the extent that the Borrowers determine in good faith not to maintain, repair, renew or replace such property if such property is no longer desirable in the conduct of their business and the failure to do so is not disadvantageous in any material respect to the Borrowers and their Subsidiaries or the Lenders.

               B. Insurance. Borrowers will maintain or cause to be maintained, with financially sound and reputable insurers, such public liability insurance, third party property damage insurance, business interruption insurance and casualty insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of Borrowers, and their Subsidiaries as may customarily be carried or maintained under similar circumstances by corporations of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for corporations similarly situated in the industry. Without limiting the generality of the foregoing, Borrowers will maintain or cause to be maintained the insurance coverage required to be maintained under the Disbursement Agreement, while applicable, and the Cooperation Agreement, such insurance coverage to be provided by such insurance provider, in such amounts with such deductibles and covering such risks as are at all times required under the Disbursement Agreement, while applicable, and the Cooperation Agreement and to include, if the Mortgaged Property is located in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards, flood insurance in compliance with any applicable regulations of the Board of Governors of the Federal Reserve System.

               C. Application of Net Loss Proceeds. Borrowers shall (i) apply Loss Proceeds and Liquidated Damages to restore, replace or rebuild the Project in accordance with the Cooperation Agreement, (ii) apply Liquidated Damages, to repay any Completion Guaranty Loan in accordance with subsection 7.5 hereof and the Adelson Intercreditor Agreement, and (iii) apply any Loss Proceeds and Liquidated Damages not applied as provided in clauses (i) and (ii) to prepay the Loans in accordance with the Cooperation Agreement and subsection 2.4B(iii)(b) hereof. Administrative Agent shall, and Borrowers hereby authorize
Administrative Agent to, apply such Loss Proceeds and Liquidated Damages to prepay the Loans as provided in subsection 2.4B(iii)(b).

6.5      Inspection; Lender Meeting.
---      ---------------------------

               A. Inspection Rights. Borrowers shall, and shall cause each of their Subsidiaries to, permit any authorized representatives designated by any Lender to visit and inspect any of the properties of Borrowers and their Subsidiaries, to inspect, copy and take extracts from its and their financial and accounting records, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants, if requested by Administrative Agent (provided that any Borrower may, if it so chooses, be present at or participate in any such discussion), all upon reasonable notice and at such reasonable times during normal business hours and as often as may reasonably be requested.

               B.  Lender   Meeting.   Borrowers   will,  upon  the  request  of
Administrative  Agent  or  Requisite  Lenders,   participate  in  a  meeting  of
Administrative Agent and Lenders once during each Fiscal Year to be held at Borrowers' corporate offices (or at such other location as may be agreed to by Borrowers and Administrative Agent) at such time as may be agreed to by Borrowers and Administrative Agent.

6.6      Compliance with Laws, etc.; Permits.
---      ------------------------------------

               A. Borrowers shall and shall cause each of their Subsidiaries and all other Persons on or occupying any Facilities to, comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority (including all Environmental Laws), noncompliance with which could reasonably be expected to cause, individually or in the aggregate, a Material Adverse Effect.

               B. Borrowers shall, and shall cause each of their Subsidiaries to, from time to time obtain, maintain, retain, observe, keep in full force and effect and comply in all material respects with the terms, conditions and provisions of all Permits as shall now or hereafter be necessary under applicable laws except any thereof the noncompliance with which could not reasonably be expected to have a Material Adverse Effect.

6.7      Environmental Review and Investigation, Disclosure, Etc.; Borrowers'
---      --------------------------------------------------------------------
         Actions Regarding Hazardous Materials Activities,Environmental Claims
         ---------------------------------------------------------------------
         and Violations of Environmental Laws.
         -------------------------------------

               A. Environmental Review and Investigation. Borrowers agree that Administrative Agent may, from time to time and in its reasonable discretion,
(i) retain, at Borrowers' expense, an independent professional consultant to review any environmental audits, investigations, analyses and reports relating to Hazardous Materials in respect of the Site, the Project or the Phase I-A Project prepared by or for Borrowers and (ii) conduct their own investigation of any Facility; provided that, in the case of any Facility no longer owned, leased, operated or used by Borrowers or any of their Subsidiaries, Borrowers shall only be obligated to use their best efforts to obtain permission for

Administrative Agent's professional consultant to conduct an investigation of such Facility. For purposes of conducting such a review and/or investigation, Borrowers hereby grant to Administrative Agent and its agents, employees, consultants and contractors the right to enter into or onto any Facilities currently owned, leased, operated or used by Borrowers or any of their Subsidiaries and to perform such tests on such property (including taking samples of soil, groundwater and suspected asbestos-containing materials) as are reasonably necessary in connection therewith. Any such investigation of any Facility shall be conducted, unless otherwise agreed to by Borrowers and Administrative Agent, during normal business hours and, to the extent reasonably practicable, shall be conducted so as not to interfere with the ongoing operations at such Facility or to cause any damage or loss to any property at such Facility. Borrowers and Administrative Agent hereby acknowledge and agree that any report of any investigation conducted at the request of Administrative Agent pursuant to this subsection 6.7A will be obtained and shall be used by Administrative Agent and Lenders for the purposes of Lenders' internal credit decisions, to monitor and police the Loans and to protect Lenders' security interests, if any, created by the Loan Documents. Administrative Agent agrees to deliver a copy of any such report to Borrowers with the understanding that Borrowers acknowledge and agree that (x) they will indemnify and hold harmless Administrative Agent and each Lender from any costs, losses or liabilities relating to Borrowers' use of or reliance on such report, (y) neither Administrative Agent nor any Lender makes any representation or warranty with respect to such report, and (z) by delivering such report to Borrowers, neither Administrative Agent nor any Lender is requiring or recommending the implementation of any suggestions or recommendations contained in such report.

               B.   Environmental   Disclosure.   Borrowers   will   deliver  to
Administrative Agent and Lenders:

               (i) Environmental Audits and Reports. As soon as practicable following receipt thereof, copies of all environmental audits, investigations, analyses and reports of any kind or character, whether prepared by personnel of Borrowers or any of their
               Subsidiaries or by independent consultants, governmental authorities or any other Persons, with respect to significant environmental matters at any Facility or with respect to any Environmental Claims;

               (ii) Notice of Certain Releases, Remedial Actions, Etc. Promptly upon the occurrence thereof, written notice describing in reasonable detail (a) any Release required to be reported to any federal, state or local governmental or regulatory agency under any applicable Environmental Laws, (b) any remedial action taken by Borrowers or any other Person in response to (1) any Hazardous Materials Activities the existence of which has a reasonable possibility of resulting in one or more Environmental Claims having, individually or in the aggregate, a Material Adverse Effect, or (2) any Environmental Claims that, individually or in the aggregate, have a reasonable possibility of resulting in a Material Adverse Effect.

               (iii) Written Communications Regarding Environmental Claims, Releases, Etc. As soon as practicable following the sending or receipt thereof by Borrowers or any of their Subsidiaries, a copy of any and all written communications with respect to (a) any Environmental Claims that, individually or in the aggregate, have a reasonable possibility of giving rise to a Material Adverse Effect, (b) any Release required to be reported to any federal, state or local governmental or regulatory agency, and (c) any request for information from any governmental agency that suggests such agency is investigating whether Borrowers or any of their Subsidiaries may be potentially responsible for any Hazardous Materials Activity.

               (iv) Notice of Certain Proposed Actions Having Environmental Impact. Prompt written notice describing in reasonable detail (a) any proposed acquisition of stock, assets, or property by Borrowers or any of their Subsidiaries that could reasonably be expected to (1) expose Borrowers or any of their Subsidiaries to, or result in, Environmental Claims that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (2) affect the ability of Borrowers or any of their Subsidiaries to maintain in full force and effect all material Permits required under any Environmental Laws for their respective operations and (b) any proposed action to be taken by Borrowers or any of their Subsidiaries to modify current operations in a manner that could reasonably be expected to subject Borrowers or any of their Subsidiaries to any material additional obligations or requirements under any Environmental Laws that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

               (v) Other Information. With reasonable promptness, such other documents and information as from time to time may be reasonably requested by Administrative Agent in relation to any matters disclosed pursuant to this subsection 6.7.

               C. Borrowers' Actions Regarding Hazardous Materials Activities, Environmental Claims and Violations of Environmental Laws.

               (i) Remedial Actions Relating to Hazardous Materials Activities. Borrowers shall promptly undertake, and shall cause each of their Subsidiaries promptly to undertake, any and all investigations, studies, sampling, testing, abatement, cleanup, removal, remediation or other response actions necessary to remove, remediate, clean up or abate any Hazardous Materials Activity on, under or about any Facility that is in violation of any Environmental Laws or that presents a material risk of giving rise to an Environmental Claim. In the event Borrowers or any of their Subsidiaries undertake any such action with respect to any Hazardous Materials, Borrowers or such Subsidiary shall conduct and complete such action in compliance with all applicable Environmental Laws and in accordance with the policies, orders and directives of all federal, state and local governmental authorities except when, and only to the extent that, Borrowers' or such Subsidiary's liability with respect to such Hazardous Materials Activity is being contested in good faith by Borrowers or such Subsidiary.

               (ii) Actions with Respect to Environmental Claims and Violations of Environmental Laws. Borrowers shall promptly take, and shall cause each of their Subsidiaries promptly to take, any and all actions necessary to (i) cure any material violation of applicable Environmental Laws by Borrowers or their Subsidiaries and (ii) make an appropriate response to any Environmental Claim against Borrowers or any of their Subsidiaries and discharge any obligations it may have to any Person thereunder.

6.8      Interest Rate Protection.
---      -------------------------

               Borrowers, at all times, shall maintain in effect one or more Interest Rate Agreements with respect to the Term Loans, each such Interest Rate Agreement to be for a term and in form and substance reasonably satisfactory to Administrative Agent, which Interest Rate Agreements shall effectively limit the Unadjusted Eurodollar Rate Component (as hereinafter defined) of the interest costs to Borrowers with respect to an aggregate notional principal amount of not less than 50.0% of the aggregate principal amount of the Term Loans outstanding from time to time (based on the assumption that such notional principal amount was a Eurodollar Rate Loan with an Interest Period of three months) to a rate equal to not more than 9.0% per annum. For purposes of this subsection 6.8, the term "Unadjusted Eurodollar Rate Component" means that component of the interest costs to Borrowers in respect of a Eurodollar Rate Loan that is based upon the rate obtained pursuant to clause (i) of the definition of Adjusted Eurodollar Rate.

6.9      Compliance with Material Contracts.
---      -----------------------------------

               Borrowers shall, and shall cause each of their Subsidiaries to, comply, duly and promptly, in all material respects with its respective obligations and enforce all of its respective rights under all Material Contracts, including all Operative Documents except where the failure to comply could not reasonably be expected to have a Material Adverse Effect.

6.10     [Intentionally omitted].
----     ------------------------

6.11     Payment of Liens.
----     -----------------

               A. Removal by Borrowers. In the event that, notwithstanding the covenants contained in subsection 7.2, a Lien not otherwise permitted under subsection 7.2 may encumber the Mortgaged Property or other item of Collateral or any portion thereof, the Borrowers shall promptly discharge or cause to be discharged by payment to the lienor or lien claimant or promptly secure removal by bonding or deposit with the county clerk or otherwise or, at the Administrative Agent's option, and if obtainable promptly obtain title insurance against, any such Lien or mechanics' or materialmen's claims of lien filed or otherwise asserted against the Mortgaged Property or any other item of Collateral or any portion thereof within 60 days after the date of notice thereof; provided that, compliance with the provisions of this subsection 6.11 shall not be deemed to constitute a waiver of the provisions of subsection 7.2. The Borrowers shall exhibit to the Administrative Agent upon request all receipts or other satisfactory evidence of payment, bonding, deposit of taxes, assessments, Liens or any other item which may cause any such Lien to be filed against the Mortgaged Property or other item of Collateral of any Borrower or any of its Subsidiaries. Each Borrower and each of its Subsidiaries shall fully preserve the Lien and the priority of each of the Deed of Trust and the other

Collateral Documents without cost or expense to the Administrative Agent or the Lenders.

               B. Removal by the Agent. If any Borrower or any of its Subsidiaries fails to promptly discharge, remove or bond off any such Lien or mechanics' or materialmen's claim of lien as described above, which is not being contested by either Borrower or any of its Subsidiaries in good faith by appropriate proceedings promptly instituted and diligently conducted, within 30 days after the receipt of notice thereof, then the Administrative Agent may, but shall not be required to, procure the release and discharge of such Lien, mechanics' or materialmen's claim of lien and any judgment or decree thereon, and in furtherance thereof may, in its sole discretion, effect any settlement or compromise with the lienor or lien claimant or post any bond or furnish any security or indemnity as the Administrative Agent, in its sole discretion, may elect. In settling, compromising or arranging for the discharge of any Liens under this subsection, the Administrative Agent shall not be required to establish or confirm the validity or amount of the Lien. The Borrowers agree that all costs and expenses expended or otherwise incurred pursuant to this subsection 6.11 (including reasonable attorneys' fees and disbursements) by the Administrative Agent shall be paid by the Borrowers in accordance with the terms hereof.

6.12     Further Assurances.
----     -------------------

               A. Assurances. Without expense or cost to the Administrative Agent or the Lenders, each Borrower shall, and shall cause each of its Subsidiaries to, from time to time hereafter, execute, acknowledge, file, record, do and deliver all and any further acts, deeds, conveyances, mortgages, deeds of trust, deeds to secure debt, security agreements, hypothecations, pledges, charges, assignments, financing statements and continuations thereof, notices of assignment, transfers, certificates, assurances and other instruments as the Administrative Agent may from time to time reasonably require in order to carry out more effectively the purposes of this Agreement or the other Loan Documents, including to subject any items of Collateral, intended to now or hereafter be covered, to the Liens created by the Collateral Documents, to perfect and maintain such Liens, and to assure, convey, assign, transfer and confirm unto the Administrative Agent the property and rights hereby conveyed and assigned or intended to now or hereafter be conveyed or assigned or which any Borrower or any such Subsidiary may be or may hereafter become bound to convey or to assign to the Administrative Agent or for carrying out the intention of or facilitating the performance of the terms of this Agreement, or any other Loan Documents or for filing, registering or recording this Agreement or any other Loan Documents. Promptly upon a reasonable request each Borrower shall, and shall cause each of its Subsidiaries to, execute and deliver, and hereby authorizes the Agent to execute and file in the name of such Borrower or Subsidiary, to the extent the Administrative Agent may lawfully do so, one or more financing statements, chattel mortgages or comparable security instruments to evidence more effectively the Liens of the Collateral Documents upon the Collateral. Each Borrower hereby ratifies and confirms the grant of security interests and Liens made by such Borrower in favor of the Administrative Agent in and to the Collateral pursuant to the Collateral Documents as security for the Obligations.

               B. Filing and Recording Obligations. Borrowers shall pay or cause to be paid all filing, registration and recording fees and all expenses incident to the execution and acknowledgment of the Deed of Trust or any other Loan Document, including any instrument of further assurance described in subsection 6.12A, and shall pay or cause to be paid all mortgage recording taxes, transfer taxes, general intangibles taxes and governmental stamp and other taxes, duties, imposts, assessments and charges arising out of or in connection with the execution, delivery, filing, recording or registration of any Collateral Document or any other Loan Document, the Casino Lease and the Billboard Master Lease or memoranda thereof, including any instrument of further assurance described in subsection 6.12A, or by reason of its interest in, or measured by amounts payable under, the Notes, any Collateral Document or any other Loan Document, including any instrument of further assurance described in subsection 6.12A, and shall pay all stamp taxes and other taxes required to be paid on the Notes or any other Loan Document, but excluding in the case of each Lender and the Administrative Agent, Taxes imposed on its income by a jurisdiction under the laws of which it is organized or in which its principal executive office is located or in which its applicable lender office for funding or booking its Loans hereunder is located. If any Borrower fails to make or cause to be made any of the payments described in the preceding sentence within 15 days after notice thereof from the Administrative Agent (or such shorter period as is necessary to protect the loss of or diminution in value of any Collateral by reason of tax foreclosure or otherwise, as determined by the Administrative Agent, in its sole discretion) accompanied by documentation verifying the nature and amount of such payments, the Administrative Agent may (but shall not be obligated to) pay the amount due and such Borrower shall reimburse all amounts in accordance with the terms hereof.

               C. Costs of Defending and Upholding the Lien. The Administrative Agent may, upon at least five days' prior notice to the Borrower, (i) appear in and defend any action or proceeding, in the name and on behalf of the Administrative Agent or the Lenders in which the Administrative Agent or any

Lender is named or which the Administrative Agent in its sole discretion determines is reasonably likely to materially adversely affect the Mortgaged Property, any other Collateral, any Collateral Document, the Lien thereof or any other Loan Document and (ii) institute any action or proceeding which the Administrative Agent reasonably determines should be instituted to protect the interest or rights of the Administrative Agent and the Lenders in the Mortgaged Property or other Collateral or under this Agreement or any other Loan Document. The Borrowers agree that all reasonable costs and expenses expended or otherwise incurred pursuant to this subsection (including reasonable attorneys' fees and disbursements) by the Administrative Agent shall be paid by the Borrowers or reimbursed to the Administrative Agent, as the case may be, promptly after demand.

               D. Costs of Enforcement. The Borrowers agree to bear and shall pay or reimburse the Administrative Agent and the Lenders in accordance with the terms of subsection 10.2 for all reasonable sums, costs and expenses incurred by the Administrative Agent and the Lenders (including reasonable attorneys' fees and the expenses and fees of any receiver or similar official) of or incidental to the collection of any of the Obligations, any foreclosure (or transfer in lieu of foreclosure) of this Agreement, any Collateral Document or any other Loan Document or any sale of all or any portion of the Mortgaged Property or all or any portion of the other Collateral.

6.13     Execution of Subsidiary Guaranty and Personal Property Collateral
----     -----------------------------------------------------------------
         Documents by Certain Subsidiaries and Future Subsidiaries.
         ----------------------------------------------------------

               A. Execution of Subsidiary Guaranty and Personal Property Collateral Documents. In the event that any Person becomes a Subsidiary on or after November 14, 1997, Borrowers will promptly notify Administrative Agent of that fact and, provided such Subsidiary is not an Excluded Subsidiary or is excluded from the definition of Subsidiary Guarantor, cause such Subsidiary to execute and deliver to Administrative Agent a counterpart of the Subsidiary Guaranty and a Subsidiary Security Agreement and to take all such further actions and execute all such further documents and instruments as may be necessary or, in the reasonable opinion of Administrative Agent, desirable to create in favor of Administrative Agent, for the benefit of Lenders, a valid and perfected First Priority Lien on all of the personal and mixed property assets of such Subsidiary which constitute First Priority Collateral. Notwithstanding the foregoing (i) the Subsidiaries described in Section 7.3(x) shall not be required to become Subsidiary Guarantors or enter into any Subsidiary Security Agreement and (ii) the Phase I-A Subsidiary shall enter into a Subsidiary Security Agreement in the form of Exhibit VIII-A.

               B. Subsidiary Charter Documents, Legal Opinions, Etc. Borrowers shall deliver to Administrative Agent, together with such Loan Documents, (i) certified copies of such Subsidiary's Certificate or Articles of Incorporation or equivalent limited liability company documents, together with a good standing certificate from the Secretary of State of the jurisdiction of its incorporation and each other state in which such Person is qualified as a foreign corporation to do business and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each of such jurisdictions, each to be dated a recent date prior to their delivery to Administrative Agent, (ii) a copy of such Subsidiary's Bylaws, certified by its corporate secretary or an assistant secretary as of a recent date prior to their delivery to
Administrative Agent, (iii) a certificate executed by the secretary or an assistant secretary of such Subsidiary as to (a) the fact that the attached resolutions of the Board of Directors or managing member of such Subsidiary approving and authorizing the execution, delivery and performance of such Loan Documents are in full force and effect and have not been modified or amended and
(b) the incumbency and signatures of the officers of such Subsidiary executing such Loan Documents, and (iv) a favorable opinion of counsel to such Subsidiary, in form and substance reasonably satisfactory to Administrative Agent and its counsel, as to (a) the due organization and good standing of such Subsidiary,
(b) the due authorization, execution and delivery by such Subsidiary of such Loan Documents, (c) the enforceability of such Loan Documents against such Subsidiary, (d) such other matters (including matters relating to the creation and perfection of Liens in any Collateral pursuant to such Loan Documents) as Administrative Agent may reasonably request, all of the foregoing to be reasonably satisfactory in form and substance to Administrative Agent and its counsel.

               C. Real Estate Collateral Documents. Borrowers shall deliver to Administrative Agent together with such Loan Documents all such further documents and instruments and take such further action necessary to create in favor of Administrative Agent, for the benefit of Lenders, a valid and perfected first priority security interest on any real property assets of such Subsidiary, as Administrative Agent may reasonably request from time to time.

Section 7.     BORROWERS' NEGATIVE COVENANTS

               Borrowers covenant and agree that, so long as any of the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations and the cancellation or expiration of all

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Letters of Credit,  unless Requisite  Lenders shall otherwise give prior written consent, Borrowers shall perform, and shall cause each of their Subsidiaries to perform, all of the covenants set forth in Article 6 of the Disbursement Agreement (while in effect) and all of the covenants set forth in this Section 7.

7.1      Indebtedness.
---      -------------

               Borrowers shall not, and shall not permit any of their Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

               (i) Borrowers and their Subsidiaries may become and remain liable with respect to the Obligations;

               (ii) Borrowers and their Subsidiaries may become and remain liable with respect to Contingent Obligations permitted by subsection 7.4 and (other than with respect to clauses (iv) and (v) of subsection 7.4) upon any matured obligations actually arising pursuant thereto, the Indebtedness corresponding to the Contingent Obligations so extinguished;

               (iii) Borrowers may become and remain liable for Indebtedness represented by the Mortgage Notes in an aggregate principal amount not to exceed at any time $425,000,000, reduced by any principal payments required to be made thereon;

               (iv) any Borrower may become and remain liable with respect to Indebtedness to the other Borrower or any of its Subsidiaries, and any Subsidiary of Borrowers may become and remain liable with respect to Indebtedness to Borrowers or any other Subsidiary of Borrowers; provided that (a) all such intercompany Indebtedness shall be evidenced by promissory notes, (b) all such intercompany Indebtedness owed by Borrowers to any of their Subsidiaries shall be subordinated in right of payment to the payment in full of the Obligations pursuant to the terms of the applicable promissory notes or an intercompany subordination agreement, (c) any payment by any Subsidiary of Borrowers under any guaranty of the Obligations shall result in a pro tanto reduction of the amount of any intercompany Indebtedness owed by such Subsidiary to Borrowers or to any of their Subsidiaries for whose benefit such payment is made, and (d) the aggregate principal amount of all Indebtedness to any Subsidiaries described in subsection 7.3(x) hereof shall not exceed $10,000,000 at any time outstanding;

               (v) Borrowers may become and remain liable for Indebtedness represented by the Subordinated Notes in an aggregate principal amount not to exceed at any time $97,500,000 reduced by any principal payments required to be made thereon;

               (vi) Borrowers and their Subsidiaries may become and remain liable for Indebtedness under the FF&E Facility Agreement in an aggregate principal amount not to exceed at any time $132,700,000 (plus any accrued and unpaid interest thereon added to principal) reduced by any principal payments required to be made thereon;

               (vii) [Intentionally omitted];

               (viii) Borrowers and their Subsidiaries may become and remain liable for Non-Recourse Financing used to finance the purchase or lease of personal or real property for use in the business of a Borrower or one of its Subsidiaries provided that (x) such Non-Recourse Financing represents at least 75% of the purchase price of such personal or real property and (y) the Indebtedness incurred pursuant to this clause (viii) shall not exceed $50,000,000 at any time;

               (ix) Borrowers may become and remain liable for Indebtedness in respect of any Completion Guaranty Loan in an aggregate amount not to exceed $25,000,000 (plus any accrued and unpaid interest thereon added to principal);

               (x) Borrowers and their Subsidiaries may become and remain liable for additional Indebtedness to the extent permitted under and on the terms described in the Intercreditor Agreement;

               (xi) Borrowers may become and remain liable for Indebtedness to employees of Borrowers ("Employee Repurchase Notes") incurred in connection with any repurchase of employee options or stock upon death, disability, termination or exercise of any redemption or put of such option or stock of such employee in accordance with employment agreements or option plans or agreements as in effect on the Closing Date ("Permitted Employee Repurchases") provided that such Indebtedness shall be unsecured and subordinated on

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

               terms not less favorable to Borrowers and the Lenders than the terms of the Subordinated Notes and shall expressly provide that payments thereon shall be required only to the extent not restricted by any Financing Agreement;

               (xii) Borrowers may become and remain liable for Indebtedness incurred for the purpose of financing all or any part of the purchase or lease of gaming equipment to be used in connection with the casino located at the casino resort to be owned by Phase II Subsidiary or any casino to be operated within Phase II in the aggregate amount at any time outstanding not to exceed $10,000,000; provided, that upon default under such Indebtedness, the lender under such Indebtedness may seek recourse or payment against the Borrowers and their Subsidiaries only through the return or sale of the property or equipment so purchased or leased and may not otherwise assert a valid claim for payment on such Indebtedness against the Borrowers and their Subsidiaries or any other property of the Borrowers and their Subsidiaries.

               (xiii) Borrowers may become and remain liable with respect to other Indebtedness in an aggregate principal amount not to exceed $10,000,000 at any time outstanding;

               (xiv) [Intentionally omitted]; and

               (xv) Borrowers may incur Indebtedness in an aggregate principal amount not to exceed $15,000,000 (plus any accrued and unpaid interest thereon added to principal) at any time outstanding ("Additional Indebtedness"), provided that (a) such Additional Indebtedness shall not be secured by, directly or indirectly, any Liens on any property or assets owned directly or indirectly by Venetian or LVSI or any Subsidiary of Venetian or LVSI or by any stock, securities, membership interest, partnership interest or other direct or indirect equity interests in Venetian or LVSI or any Subsidiary of Venetian or LVSI; (b) such Additional Indebtedness shall be subordinated to all Obligations under this Agreement and all Indebtedness under the Mortgage Notes Indenture, the Subordinated Notes Indenture and the FF&E Facility (collectively, the "Superior Facilities") on terms reasonably acceptable to the Administrative Agent and the Arranger and no payments in respect thereof may be made or demanded prior to the payment in full of all Obligations (and further the principal of such Additional Indebtedness may not be paid back until all Obligations and all Indebtedness with respect to the Superior Facilities has been paid in full and this covenant of Borrowers shall survive the earlier termination of this Credit Agreement), other than payment of interest in kind provided that any instruments or documents evidencing such payments contain the same terms and conditions as the Additional Indebtedness (provided that such subordination shall not prohibit the exchange of any note evidencing any such Additional Indebtedness or of the payment of any amounts under any such note in whole or in part for securities of any Borrower) provided that no Restricted Junior Payment may be made in respect of such securities; (c) prior to incurring any Additional Indebtedness all documents and instruments evidencing such Indebtedness shall be delivered to Administrative Agent and the Arranger and such documents and instruments shall (x) incorporate the terms set forth in the other clauses of this proviso and otherwise be in form and substance reasonably satisfactory to Administrative Agent and the Arranger (y) provide that the Lenders shall be third party beneficiaries of such documents and instruments and (z) contain provisions prohibiting any amendment, modification or waiver thereof binding on Borrowers or their Subsidiaries without the prior written consent of Administrative Agent and the Arranger (which consent shall not be unreasonably withheld); and (d) the Additional Indebtedness shall be permitted under the other Superior Facilities and all other agreements to which the Borrowers are a party, and prior to the incurrence thereof counsel to the Borrowers shall have delivered an opinion to the Lenders to that effect (with respect to the Superior Facilities only) in form and substance reasonably satisfactory (including reasonably satisfactory assumptions) to the Administrative Agent and the Arranger on behalf of the Lenders.

7.2      Liens and Related Matters.
---      --------------------------

               A. Prohibition on Liens. Borrowers shall not, and shall not permit any of their Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of such Borrower or Subsidiary, whether now owned or



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

hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the Uniform Commercial Code of any State or under any similar recording or notice statute, except:

               (i) Permitted Liens;

               (ii) Liens granted pursuant to the Collateral Documents;

               (iii) Liens securing Indebtedness permitted under clause (iii) of subsection 7.1, provided that such Liens are junior in priority (other than in respect of the Mortgage Notes Proceeds Account) to the Liens securing the Obligations; (iv) [Intentionally omitted];

               (v) Liens securing Indebtedness permitted under clause (vi) of subsection 7.1, provided that such Liens attach only to the Specified FF&E and to any proceeds of such Specified FF&E or Indebtedness and related collateral accounts in which such proceeds are held;

               (vi) Liens securing Indebtedness permitted under clause (viii) of subsection 7.1, provided that such Liens extend only to the real property or personal property purchased or leased with the proceeds of such Non-Recourse Financing and to any proceeds of such property or Indebtedness and related collateral accounts in which such proceeds are held, and either (i), in the case of the Phase I-A Non-Recourse Loan, the proceeds of such Non-Recourse Financing shall be paid by the Phase I-A Subsidiary to Venetian as rent pursuant to the Phase I-A Lease within 180 days of the incurrence of such Indebtedness and (ii), in all other cases, such property is leased or acquired within 180 days of the incurrence of such Indebtedness;

               (vii) Liens in favor of the Mortgage Note Holders or other Persons securing Indebtedness advanced by any such Person and permitted under (x) of subsection 7.1 to the extent that such Liens are permitted under the Intercreditor Agreement, provided that such Liens in favor of the Mortgage Note Holders or such other Persons are junior (other than in respect of the Mortgage Notes Proceeds Account) to the Liens securing the Obligations;

               (viii) Liens securing Indebtedness permitted under clause (xii) of subsection 7.1 provided that such Liens attach only to the casino equipment purchased or leased with the proceeds of such Indebtedness and such assets are acquired or leased within 180 days of the incurrence of such Indebtedness;

               (ix) [Intentionally omitted];

               (x) Liens described in Schedule 7.2 annexed hereto; and

               (xi) Other Liens securing Indebtedness in an aggregate amount not to exceed $5,000,000 at any time outstanding.

          Notwithstanding the foregoing, the Borrowers shall not permit the Intermediate Holding Companies to create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind of the Intermediate Holding Companies, Mall Direct Holdings and Mall Subsidiary other than Permitted Liens which do not secure Indebtedness.

               B. Equitable Lien in Favor of Lenders. If Borrowers or any of their Subsidiaries, shall create or assume any Lien upon any of its properties or assets, whether now owned or hereafter acquired, other than Liens excepted by the provisions of subsection 7.2A, they shall make or cause to be made effective provision whereby the Obligations will be secured by such Lien equally and ratably with any and all other Indebtedness secured thereby as long as any such Indebtedness shall be so secured; provided that, notwithstanding the foregoing, this covenant shall not be construed as a consent by Requisite Lenders to the creation or assumption of any such Lien not permitted by the provisions of subsection 7.2A.

               C. No Further Negative Pledges. Except with respect to specific property encumbered to secure payment of particular Indebtedness or leases or to be sold pursuant to an executed agreement with respect to an Asset Sale, none of the Borrowers nor any of their Subsidiaries, shall enter into any agreement prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired other than (w) as provided herein or in the other Loan Documents, (x) as set forth in the documents evidencing the Phase I-A Subsidiary Non-Recourse Loan, (y) as set forth in the documents evidencing Other Indebtedness as in effect on the Closing Date including any refinancing thereof permitted hereunder provided that the provisions regarding the creation or assumption of Liens is not less favorable to Borrowers, such Subsidiary or Lenders than those set forth in the documents


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

evidencing the Indebtedness being refinanced or (z) as required by applicable law or any applicable rule or order of any Gaming Authority.

               D. No Restrictions on Subsidiary Distributions to Borrowers or Other Subsidiaries. Except as provided herein and as provided in the documents evidencing the Phase I-A Subsidiary Non-Recourse Loan, Borrowers will not, and will not permit any of their Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any of their Subsidiaries to (i) pay dividends or make any other distributions on any of such Subsidiary's capital stock owned by Borrowers or any other Subsidiary of Borrowers, (ii) repay or prepay any Indebtedness owed by any such Subsidiaries to Borrowers, (iii) make loans or advances to Borrowers, or (iv) transfer any of its property or assets to Borrowers other than (x) as provided herein or in the other Loan Documents, (y) as set forth in the documents evidencing Other Indebtedness as in effect on November 14, 1997 including any refinancing thereof permitted hereunder provided that the provisions regarding dividends, distributions, repayments of Indebtedness, loans and advances and transfers of assets are not less favorable to Borrowers, such Subsidiary or Lenders than those set forth in the documents evidencing the Indebtedness being refinanced or (z) as required by applicable law or any applicable rule or order of any Gaming Authority.

7.3      Investments; Joint Ventures; Formation of Subsidiaries.
---      -------------------------------------------------------

               Borrowers shall not, and shall not permit any of their Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including any Joint Venture or otherwise form or create any Subsidiary, except:

               (i) Borrowers and their Subsidiaries may make and own Investments in Cash Equivalents;

               (ii) Borrowers may continue to own their existing Investments in the Intermediate Holding Companies, the Excluded Subsidiaries and Mall Construction Subsidiary described in Schedule 7.3 annexed hereto, provided that Borrowers and their Subsidiaries may not make any additional Investments in such Persons except as permitted by clauses (iv) and (v) below;

               (iii) Borrowers may (a) form the Phase I-A Subsidiary, (b) enter into the Phase I-A Lease and (c) make Investments in the Phase I-A Subsidiary to service the Phase I-A Subsidiary Non-Recourse Loan and to make any lease payments or other payments that may be required under the Phase I-A Lease, the Cooperation Agreement or any other agreement entered into by the Phase I-A Subsidiary;

               (iv) Borrowers may transfer a 1% managing membership interest in each of Phase II Subsidiary and Phase II Direct Holdings to Phase II Manager;

               (v) Borrower and their Subsidiaries may invest in New Mall Subsidiary or Phase II Subsidiary any cash or other property contributed to Borrowers by Adelson or any of his Affiliates for such purpose;

               (vi) So long as no Event of Default or Potential Event of Default shall have occurred and be continuing or would result therefrom, Borrowers may form and make Investments in new Subsidiaries and in Supplier Joint Ventures; provided that (a) the aggregate amount of all such Investments shall not at any time exceed $10,000,000, (b) no such Subsidiary or Supplier Joint Venture shall own or operate or possess any material license, franchise or right used in connection with the ownership or operation of the Project or any material Project assets, (c) in the case of any Investment in a Supplier Joint Venture, LVSI shall have delivered an Officers' Certificate which certifies that in the reasonable judgment of such officer the Investment in such Supplier Joint Venture will result in an economic benefit to Borrowers (taking into account such Investment) as a result of a reduction in the cost of the goods or services being acquired from the Supplier Joint Venture over the life of the Investment and (d) none of the Borrowers, nor any other Subsidiary of the Borrower shall incur any liabilities or contingent obligations in respect of the obligations of such Subsidiary or Joint Venture;

               (vii)  Borrowers  may  make  Consolidated   Capital  Expenditures
               permitted by subsection 7.14;

               (viii)  Borrowers  may make loans or advances to their  employees
               (a)  to  fund  the  exercise  price  of  options   granted  under
               Borrowers' stock option plans or agreements or employment agreements as in effect on the Closing Date and (b) for other purposes in an amount not to exceed $1,000,000 in the aggregate outstanding at any time;


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

               (ix) Borrowers and their Subsidiaries may hold investments consisting of securities received in settlement of debt created in the ordinary course of business and owing to the Borrowers or any Subsidiary or in satisfaction of judgments;

               (x) Borrowers may (x) create one or more Subsidiaries for the purpose of establishing foreign or domestic offices for marketing or to otherwise further the business of the Borrowers as described in Section 7.12 hereof (at their election, Borrowers may designate any such Subsidiary to be an Excluded Subsidiary) and (y) make Investments in any or all of such Subsidiaries in an aggregate amount not to exceed $10,000,000;

               (xi) Borrowers may make and own other Investments in an aggregate amount not to exceed at any time $5,000,000.

7.4      Contingent Obligations.
---      -----------------------

               Borrowers   shall  not,   and  shall  not  permit  any  of  their
Subsidiaries to, directly or indirectly, create or become or remain liable with respect to any Contingent Obligation, except:

               (i) Borrowers may become and remain liable with respect to Contingent Obligations under Interest Rate Agreements which are
               (a) required under subsection 6.8 or under the terms of any other Financing Agreements or (b) entered into to hedge against interest rate fluctuations in respect of up to 50% of the principal amount of the Indebtedness outstanding under clause
               (vi) of subsection 7.1 so long as such Interest Rate Agreements are on substantially the same terms as those entered into to satisfy subsection 6.8 hereof and all obligations thereunder are secured solely by Liens included in Permitted Liens under clause
               (xx) of the definition thereof;

               (ii) Borrowers and their Subsidiaries may become and remain liable with respect to Contingent Obligations under the Loan Documents;

               (iii) Borrowers and their Subsidiaries may become and remain liable with respect to the Contingent Obligations for the Indebtedness permitted under clauses (iii), (v), (viii), (x) and
               (xiii) of subsection 7.1, provided that any such Contingent Obligations of the Intermediate Holding Companies are subordinate to the Obligations on terms at least as favorable to the Lender as those relating to the subordination of the Intermediate
               Holding Company guaranties set forth in Section 11.07 of the Mortgage Notes Indenture (as in effect on November 14, 1997);

               (iv) to the extent such incurrence does not result in the incurrence by Borrowers or any of their Subsidiaries of any obligation for the payment of borrowed money, Borrowers may become and remain liable with respect to Contingent Obligations incurred solely in respect of performance bonds, completion guaranties and standby letters of credit or bankers' acceptances, provided that such Contingent Obligations are incurred in the ordinary course of business and do not at any time exceed $10,000,000 in the aggregate;

               (v) Borrowers and their Subsidiaries may become and remain liable for customary indemnities under Project Documents as in effect on November 14, 1997; and

               (vi) Borrowers may become and remain liable with respect to other Contingent Obligations, provided that the maximum aggregate liability, contingent or otherwise, of Borrowers in respect of all such Contingent Obligations shall at no time exceed $5,000,000.

7.5      Restricted Junior Payments.
---      ---------------------------

               Borrowers   shall  not,   and  shall  not  permit  any  of  their
Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Junior Payment, except:

               (i) Borrowers may make regularly scheduled or required payments of principal and interest in respect of any Other Indebtedness of Borrowers in accordance with the terms of, and only to the extent required by the agreement pursuant to which such Other Indebtedness was issued provided that (a) any such payments shall be subject to the terms of the Intercreditor Agreement, the Adelson Intercreditor Agreement, the Adelson Subordination Agreement, the Adelson Completion Guaranty and any FF&E Intercreditor Agreements, as applicable, (b) any such payments in respect of any Completion Guaranty Note and any Employee

               Repurchase Note may be made only to the extent no Event of Default or Potential Event of Default shall then exist and be continuing or would result therefrom and (c) any such payments in respect of any Employee Repurchase Note may be made only to the extent that the ratio of Consolidated Adjusted EBITDA without giving effect to any Conforming Adelson L/C pursuant to the last sentence of the definition of Consolidated Adjusted EBITDA to Consolidated Fixed Charges for the four Fiscal Quarter period ended on the most recent Quarterly Date preceding such payment or such shorter period tested on such Quarterly Date under subsection 7.6A (determined on a pro forma basis (as though such payment on the Employee Repurchase Note had been made during the period tested as of such Quarterly Date under subsection 7.6A) would have been in compliance with the requirements of subsection 7.6A as certified to Administrative Agent by the chief financial officer of Borrowers, on behalf of Borrowers, at the time of such payment;

               (ii) Borrowers may prepay any FF&E Facility from the portion of any Loss Proceeds or net proceeds from Asset Sales of collateral under such FF&E Facility (as permitted under subsection 7.7(iv)) required to be so applied in accordance with such FF&E Facility;

               (iii) LVSI may make cash distributions in respect of its common stock in an aggregate amount not to exceed $8,000,000 per year to, or repurchase common stock from, senior managers or officers of LVSI who may become holders of LVSI common stock as a result of the exercise of stock options, provided that nothing in this subsection 7.5(iii) shall be deemed to permit cash distributions or payments to Adelson or any Family Member (as defined in the definition of "Related Parties");

               (iv) Borrowers may exchange up to $15,000,000 in shares of LVSI common stock held by Adelson for up to $15,000,000 of preferred membership interest in Venetian;

               (v) [Intentionally omitted];

               (vi) Borrowers and their Subsidiaries may redeem or purchase any equity interests in Borrowers or their Subsidiaries or any
               Indebtedness to the extent required by any Nevada Gaming Authority in order to preserve a material Gaming License, provided that so long as such efforts do not jeopardize any material Gaming License, Borrowers shall have diligently tried to find a third-party purchaser for such equity interests or Indebtedness and no third-party purchasers acceptable to the Nevada Gaming Authority is willing to purchase such equity interests or Indebtedness within a time period acceptable to the Nevada Gaming Authority;

               (vii) for so long as LVSI is a corporation under Subchapter S of the Code or a substantially similarly treated pass-through entity or Venetian is a limited liability company that is treated as a partnership or a substantially similarly treated pass-through entity for Federal income tax purposes (as evidenced by an opinion of counsel at least annually), Borrowers may each make cash distributions to shareholders or members, during each Quarterly Period, in an aggregate amount not to exceed the Permitted Quarterly Tax Distribution in respect of the related Estimation Period, and if any portion of the Permitted Quarterly Tax Distribution is not distributed during such Quarterly Payment Period, the Permitted Quarterly Tax Distribution payable during the immediately following four quarter period shall be increased by such undistributed portion; provided that Borrowers may not make any such distribution to pay taxes attributable to income of New Mall Subsidiary or Phase II Subsidiary or any of their subsidiaries unless Borrowers have received from the applicable holding companies of New Mall Subsidiary or Phase II Subsidiary, as applicable, a cash distribution for such purpose in respect of the applicable Estimation Period in an equal amount;

               (viii) Borrowers and their wholly-owned Subsidiaries may make intercompany payments between such entities and intercompany payments from any Subsidiary of a Borrower to any wholly-owned Subsidiary of Borrowers or any Borrower;

               (ix) Borrowers may make Permitted Employee Repurchases so long as
               (a) no Event of Default or Potential Event of Default shall exist and be continuing or would result therefrom and (b) the ratio of Consolidated Adjusted EBITDA without giving effect to any Conforming Adelson L/C pursuant to the last sentence of the definition of Consolidated Adjusted EBITDA to Consolidated Fixed Changes for the four Fiscal Quarter period ended as of the most recent Quarterly Date prior to such repurchase or such shorter period tested on such immediately preceding Quarterly Date under subsection 7.6A (determined on a pro forma basis as though such

               Permitted Employee Repurchase had been made during the period tested as of such Quarterly Date under subsection 7.6A) would have been in compliance with the requirements of subsection 7.6A as certified to Administrative Agent by the chief financial officer of Borrowers, on behalf of Borrowers, at the time of such payment;

               (x) Borrowers may make repurchases of capital stock of LVSI deemed to occur upon exercise of stock options to the extent such capital stock represents a portion of the exercise price of such options; and

               (xi) Borrowers may make payments on any Completion  Guaranty Loan
               (a) prior to Final Completion, from amounts permitted to be deposited in the Guaranty Deposit Account subject to the terms of the Adelson Completion Guaranty and the Disbursement Agreement,
               (b) on Final Completion Date from amounts which are advanced to Borrowers pursuant to subsection 2.12 of the Disbursement Agreement for the purpose of making such payments, (c) after Final Completion Date from Liquidated Damages and (d) on Final Completion Date, from amounts which are returned to Mall Construction Subsidiary from funds in the Mall Retainage/Punchlist Account in accordance with the Mall Escrow Agreement, up to the aggregate amount previously deposited into the Mall Retainage/Punchlist Account from the Guaranty Deposit Account, provided in each case that such payments shall be permitted only to the extent allowed under the Adelson Intercreditor Agreement and only so long as no Event of Default or Potential Event of Default shall then exist and be continuing or would result therefrom.

7.6      Financial Covenants.
---      --------------------

               A. Minimum Fixed Charge Coverage Ratio. Borrowers shall not permit the ratio of (i) Consolidated Adjusted EBITDA to (ii) Consolidated Fixed Charges for any four-Fiscal Quarter period ending on any Quarterly Date set forth below to be less than the correlative ratio indicated:



                                                           Minimum
                                                           Fixed Charge
         Period                                            Coverage Ratio
         ===========================================       ==============
         Each of the Quarters ending on December 31,       1.05:1
         1999, March 31, 2000, June 30, 2000 and
         September 30, 2000

         Each of the Quarters ending on December 31,       1.05:1
         2000, March 31, 2001, June 30, 2001 and
         September 30, 2001

         Each of the Quarters ending on December 31,       1.10:1
         2001 and the last day of each calendar
         quarter thereafter


               B. Maximum Leverage Ratio. Borrowers shall not permit the ratio (the "Leverage Ratio") of (i) Consolidated Total Debt as of such Quarterly Date to (ii) Consolidated Adjusted EBITDA for the four Fiscal Quarter period ending on such Quarterly Date ending on any Quarterly Date set forth below to exceed the correlative ratio indicated:


                                                           Maximum
         Period                                            Leverage Ratio
         ==========================================        ==============
         Each of the Quarters ending on December           4.75:1
         31, 1999, March 31, 2000, June 30, 2000,
         September 30, 2000, December 31, 2000 and
         March 31, 2001

         The Quarter ending on June 30, 2001               4.50:1

         Each of the Quarters ending on September          6.00:1
         30, 2001, December 31, 2001 and March 31,
         2002

         The Quarter ending on June 30, 2002               5.50:1

         The Quarter ending on September 30, 2002          5.00:1


         Each of the Quarters ending on December           4.90:1
         31, 2002 and the last day of each
         calendar quarter thereafter


               C. Minimum Consolidated Adjusted EBITDA. Borrowers shall not permit Consolidated Adjusted EBITDA for any four Fiscal Quarter period ending on any Quarterly Date set forth below to be less than the correlative amount indicated:


                                                           Minimum Consolidated
         Period                                            Adjusted EBITDA
         =========================================         =====================
         The Quarter ending on December 31, 1999           $ 30,000,000
         The Quarter ending on March 31, 2000              $ 75,000,000
         The Quarter ending on June 30, 2000               $100,000,000
         The Quarter ending on September 30, 2000          $150,000,000
         The Quarter ending on December 31, 2000           $155,000,000
         Each of the Quarters ending on March 31,          $160,000,000
         2001 and June 30, 2001
         The Quarter ending on September 30, 2001          $145,000,000
         The Quarter ending on December 31, 2001           $150,000,000
         The Quarter ending on March 31, 2002              $155,000,000
         The Quarter ending on June 30, 2002               $160,000,000
         The Quarter ending on September 30, 2002          $165,000,000
         The Quarter ending on December 31, 2002           $170,000,000
         The Quarter ending on March 31, 2003, and         $180,000,000
         the last day of each calendar quarter
         thereafter



               D. Minimum Consolidated Net Worth. Borrowers shall not permit Consolidated Net Worth at any Quarterly Date to be less than $120,000,000 plus an amount equal to the sum of 85% of Consolidated Net Income for all periods from November 14, 1997 through such Quarterly Date (net of all net losses for Borrowers and their Subsidiaries on a consolidated basis for the same period).

7.7      Restriction on Fundamental Changes; Asset Sales and Acquisitions.
---      -----------------------------------------------------------------

               Borrowers shall not, and shall not permit any of their Subsidiaries to, alter the corporate, capital or legal structure (except with respect to changes in capital structure to the extent a Change of Control does not occur as a result thereof) of any Borrower, or any of its Subsidiaries, or enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or sub-lease (as lessor or sublessor), transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, property or assets, whether now owned or hereafter acquired, or acquire by purchase or otherwise all or substantially all the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person or any division or line of business of any Person, except:

               (i)  Borrowers  may  make   Consolidated   Capital   Expenditures
               permitted under subsection 7.14;

               (ii) Borrowers and their Subsidiaries may dispose of obsolete, worn out or surplus assets or assets no longer used or useful in the business of Borrowers and the Subsidiaries in each case to the extent made in the ordinary course of business, provided that either (i) such disposal does not materially adversely affect the Mortgaged Property or (ii) prior to or promptly following such disposal any such property shall be replaced with other property of substantially equal utility and a value at least substantially equal to that of the replaced property when first acquired and free from any security of any other Person subject only to Permitted Liens and by such removal and replacement Borrowers and their Subsidiaries shall be deemed to have subjected such replacement property to the lien of the Collateral Documents in favor of Lenders, as applicable;

               (iii) Borrowers and their Subsidiaries may sell or otherwise dispose of assets in transactions that do not constitute Asset Sales, provided that the consideration received for such assets shall be in an amount at least equal to the fair market value thereof except under subsections 7.7(v), (vii)-(ix) and (xi) below;

               (iv) subject to subsection 7.11, Borrowers and their Subsidiaries may make Asset Sales of assets having a fair market value not in excess of (x) $4,000,000 in respect of the sale or other disposition of construction equipment prior to or during the first year following the Completion Date and (y) $2,000,000 with respect to any other Asset Sales; provided in each case that (1) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof; (2) the sole consideration received shall be cash; and (3) the proceeds of such Asset Sales shall be applied as required by subsection 2.4B(iii)(a);

               (v) Borrowers and their Subsidiaries may enter into the Phase I-A Lease;

               (vi) Borrowers and their Subsidiaries may enter into the Phase II Lease;

               (vii) Borrowers and their Subsidiaries may enter into any leases with respect to any space on or within the Project;

               (viii) Borrowers may enter into the HVAC Ground Lease.

               (ix) LVSI may lease the casino from Venetian pursuant to the Casino Lease;

               (x) Borrower may enter into sale(s) transactions in accordance with the terms set forth in Section 2.4B(iii)(a)(iii);

               (xi) Either Borrower may be merged with the other Borrower;

               (xii) Either Borrower may sell, lease or otherwise transfer assets to another Borrower or to a wholly-owned Subsidiary of such Borrower to the extent permitted by subsection 7.3 and any wholly-owned Subsidiary of a Borrower may sell, lease or otherwise transfer assets to any other wholly-owned Subsidiary of such Borrower (other than the Intermediate Holding Companies) or to the other Borrower;

               (xiii) Mall Construction Subsidiary may be merged with or liquidated into Venetian;

               (xiv)Borrower  may dedicate space for the purpose of constructing
               (i) a mass transit system, (ii) a pedestrian bridge over or a pedestrian tunnel under Las Vegas Boulevard and Sands Avenue or similar structures to facilitate pedestrians or traffic and (iii) a right turn lane or other roadway dedication at or near the Project; provided in each case that such dedication does not materially impair the use or operations of the Project;

               (xv) Borrowers may license trademarks and trade names in the ordinary course of business;

               (xvi) Mall Construction Subsidiary may enter into or take by assignment the Mall Management Agreement and assign its interest therein to Mall Subsidiary and Mall Subsidiary may assign its interest therein to New Mall Subsidiary;

               (xvii)   Borrowers  may  make  the  transfers   permitted   under
               subsections 7.3(iii), (iv), (v) and (x).

               (xviii) Venetian and Mall Construction Subsidiary (or Mall Subsidiary or New Mall Subsidiary, as applicable) may enter into the Billboard Master Lease and the other Master Leases (as defined in that certain FADAA Limited Waiver dated as of November 12, 1999 among inter alia Borrowers, Mall Construction Subsidiary and Scotiabank as bank agent);

               (xix) Borrowers and their Subsidiaries may transfer any assets leased or acquired with proceeds of a Non-Recourse Financing permitted under subsection 7.1 or other financing permitted under subsection 7.1(xii) to the lender providing such financing upon default, expiration or termination of such Non-Recourse Financing or other financing;

               (xx) Borrowers may sell receivables for fair market value in the ordinary course of business; and

               (xxi) incurrence of Liens permitted under subsection 7.2, provided that any leases, other than those described in clauses
               (v) and (vi) above (whether or not constituting Permitted Liens), shall be permitted only to the extent provided in clause (vii) above and the last paragraph of this subsection 7.7.

               Notwithstanding the foregoing provisions of this subsection 7.7, clause (vii) shall be subject to the additional provisos that: (a) no Event of Default or Potential Event of Default shall exist and be continuing at the time of such transaction or lease or would occur after as a result of entering into such transaction or lease (or immediately after any renewal or extension thereof at the option of Borrowers or one of their Subsidiaries), (b) such transaction or lease will not materially interfere with, impair or detract from the operation of the business of Borrowers and their Subsidiaries, (c) such transaction or lease is at a fair market rent or value (in light of other similar or comparable prevailing commercial transactions) and contains such other terms such that the lease, taken as a whole, is commercially reasonable and fair to Borrowers and their Subsidiaries in light of prevailing or comparable transactions in other casinos, hotels, hotel attractions or shopping venues, (d) no gaming or casino operations (other than the operation of arcades and games for children) may be conducted on any space that is subject to such transaction or lease other than by Borrowers and (e) no lease may provide that the Borrowers or any of their Subsidiaries may subordinate its fee, condominium or leasehold interest to any lessee or any party financing any lessee; provided that Administrative Agent on behalf of Lenders shall agree to provide the tenant under any such lease with a Subordination, Non-Disturbance and Attornment Agreement with the tenant under any such lease substantially in the form of
Exhibit VIII hereto with such changes as Administrative Agent may approve, which approval shall not be unreasonably withheld or delayed. Administrative Agent on behalf of Lenders shall also provide such agreement to the tenant under the Phase I-A Lease and under the Guggenheim Projects.

7.8      Sales and Lease-Backs.
---      ----------------------

               Borrowers shall not, and shall not permit any of their Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any property (whether real, personal or mixed), whether now owned or hereafter acquired, (i) which Borrowers or any of their Subsidiaries has sold or transferred or is to sell or transfer to any other Person or (ii) which Borrowers or any of their Subsidiaries intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by Borrowers or any of their Subsidiaries to any Person in connection with such lease, except that Borrowers and their Subsidiaries may enter into sale-leaseback transactions in connection with any Non-Recourse Financing permitted hereunder or such other financings permitted under clause
(xii) of subsection 7.1 to the extent that the assets subject to such sale-leaseback are acquired contemporaneously with, or within 180 days prior to, such Non-Recourse Financing or such other financings and with the proceeds thereof and neither Borrower nor any of its Subsidiaries theretofore held any interest in such assets and except that (a) Venetian may enter into the Phase II Lease with Phase II Subsidiary and (b) Borrowers and their Subsidiaries may enter into the Phase I-A Lease, provided that all other applicable terms and conditions with respect to such leases set forth in this Agreement are satisfied.

7.9      Sale or Discount of Receivables.
---      --------------------------------

               Borrowers shall not, and shall not permit any of their Subsidiaries to, directly or indirectly, sell with recourse, or discount or otherwise sell for less than the face value thereof, any of its notes or accounts receivable other than an assignment for purposes of collection in the ordinary course of business.

7.10     Transactions with Shareholders and Affiliates.
----     ----------------------------------------------

               Borrowers   shall  not,   and  shall  not  permit  any  of  their
Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of 5% or more of any class of equity Securities of any Borrower or with any Affiliate of a Borrower or of any such holder, except, that Borrowers may enter into and permit to exist:

               (i) transactions that are on terms that are not less favorable to that Borrower or Subsidiary, as the case may be, than those that might be obtained at the time from Persons who are not such a holder or Affiliate if (a) Borrowers have delivered to Administrative Agent (1) with respect to any transaction involving an amount in excess of $500,000, an Officers Certificate certifying that such transaction complies with this subsection 7.10, (2) with respect to any transaction involving an amount in excess of $1,000,000, a resolution adopted by a majority of the disinterested non-employee directors of the applicable Borrower or Subsidiary approving such transaction and an Officers Certificate certifying that such transaction complies with this subsection 7.10, at the time such transaction is entered into and (c) with respect to any such transaction that involves aggregate payments in excess of $10,000,000 or that is a loan transaction involving a principal amount in excess of $10,000,000, an opinion as to the fairness to the applicable Borrower or Subsidiary from a financial point of view issued by an Independent Financial Advisor at the time such transaction is entered into,

               (ii) the Services Agreement;

               (iii) purchases of materials or services from a Joint Venture Supplier by the Borrowers or any of their Subsidiaries in the ordinary course of business on arm's length terms;

               (iv) any employment, indemnification, noncompetition or confidentiality agreement entered into by Borrowers or any of their Subsidiaries with their employees or directors in the ordinary course of business;

               (v) loans or advances to employees of Borrowers or their Subsidiaries permitted under subsection 7.3(viii);

               (vi) the payment of reasonable fees to directors of Borrowers and their Subsidiaries who are not employees of Borrowers or their Subsidiaries;

               (vii) the grant of stock options or similar rights to employees and directors of Borrowers pursuant to plans approved by the Board of Directors of LVSI and any repurchases of stock or options of Borrowers from such employees to the extent permitted by subsection 7.5;

               (viii) transactions between or among Borrowers and any of their wholly-owned Subsidiaries;

               (ix) the transactions contemplated by the Adelson Completion Guaranty;

               (x) the transactions contemplated by the Cooperation Agreement;

               (xi)  the   transactions   contemplated   by  the  HVAC  Services
               Agreement;

               (xii) the use of the Congress Center by the owner of the Sands Expo and Convention Center; provided that Venetian receives fair market value for the use of such property;

               (xiii) the transactions contemplated by the Phase I-A Lease, the Phase II Lease and any other agreements with respect to the Lido Facility (including, without limitation, the agreements relating to the Phase I-A Non-Recourse Loan);

               (xiv) [Intentionally omitted];

               (xv) [Intentionally omitted];

               (xvi) Borrowers may enter into and perform their obligations under a gaming operations lease agreement with Phase II Subsidiary relating to the casino to be in the casino resort owned by the Phase II Subsidiary on terms substantially similar to those of the Casino Lease except that (a) the rent payable under such lease shall be equal to all revenues derived from such casino minus the sum of (1) the operating costs related to such casino (including an allocated portion (based on gaming revenue) of the Borrower's administrative costs related to its gaming operations) and (2) the lesser of $250,000 or 1.0% of such casino's operating income (or zero if there is an operating loss) (determined in accordance with GAAP), (b) the Borrowers may agree that they shall operate the casino in the casino resort owned by the Phase II Subsidiary and the casino in the Project in substantially similar manners and (c) the Borrowers may agree to have common gaming and surveillance operations in such casinos (based on equal allocations of revenues and operating costs).

               (xvii) employees of Interface may participate in the Las Vegas Sands Inc. 401(k) Retirement Plan if Interface reimburses the Borrowers for a pro rata portion of the administrative expenses of such plan based on the number of employees of each of Interface and LVSI participating in such plan;

               (xviii) transactions contemplated by the Interface Lease;

               (xix) the Borrowers may reimburse Yona Aviation Services, Inc., or its successors for its operating and lease costs related to the use of its aircraft by the Borrower's employees (based on the actual allocated costs and time of usage);

               (xx) transactions contemplated by the Restaurant Leases; and

               (xxi) transactions contemplated by the Billboard Master Lease and the other Master Leases.

7.11     Disposal of Subsidiary Stock.
----     -----------------------------

               Borrowers shall not, and shall not permit any of their Subsidiaries to, directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any shares of capital stock or other equity Securities of Venetian or any of Borrowers' Subsidiaries (other than the sale of preferred membership interests in Venetian to Adelson or an Affiliate of Adelson), except
(i) to qualify directors if required by applicable law and (ii) to the extent required by any Nevada Gaming Authority in order to preserve a material Gaming License.

7.12     Conduct of Business.
----     --------------------

               Borrowers shall not, and shall not permit any of their Subsidiaries to, engage in any business other than (i) in the case of LVSI, the casino gaming, hotel, retail and entertainment mall and resort business and any activity or business incidental, directly related or similar thereto (including operating the conference center and meeting facilities), or any business or activity that is a reasonable extension, development or expansion thereof or ancillary thereto, including any hotel, entertainment, recreation, convention, trade show, meeting, retail sales or other activity or business designated to promote, market, support, develop, construct or enhance the casino gaming, hotel, retail and entertainment mall and resort business operated by Borrowers and their Subsidiaries, including, without limitation, participating in the Supplier Joint Ventures and ownership of Mall Manager, Phase II Manager and Venetian, (ii) in the case of Venetian and its Subsidiaries (other than those listed in clause (iii) below), (a) development, construction and the operation of the Project, the Phase I-A Project and the Guggenheim Projects, (b) the casino gaming, hotel, retail and entertainment mall and resort business (including operating a conference center and meeting facilities) at the Project, the Phase I-A Project and the Guggenheim Projects and any activity or business incidental, directly related or similar thereto, or any business or activity that is a reasonable extension, development or expansion thereof or ancillary thereto, including any hotel, entertainment, recreation, convention, trade show, meeting, retail sales, or other activity or business designated to promote, market, support, develop, construct or enhance the casino gaming, hotel, retail and entertainment mall and resort business operated at the Project by Borrowers and their Subsidiaries, including, without limitation, the creation of the Phase I-A Subsidiary and the Phase I-A Project and participating in the Supplier Joint Venturers, and (c) ownership of equity interests in Subsidiaries, including the Intermediate Holding Companies and (iii) in the case of Intermediate Holding Companies, the ownership of equity interests in Mall Direct Holdings, Phase II Direct Holdings and the delivery of guarantees in favor of the Lenders, the Mortgage Noteholders and the holders of the Subordinated Notes. Borrower shall not permit the Excluded Subsidiaries set forth below to engage in any business other than (i) in the case of Mall Manager and Phase II Manager, ownership of 1% managing membership interests in Mall Subsidiary and Mall Direct Holdings and Phase II Direct Holdings and Phase II Subsidiary, respectively, (ii) in the case of New Mall Subsidiary, ownership of the Mall and other matters reasonably incidental thereto; (iii) in the case of Mall Direct Holdings and Phase II Direct Holdings, ownership of equity interests in Mall Subsidiary and Phase II Subsidiary, respectively; (iv) in the case of Mall Subsidiary, ownership of equity interests in New Mall Subsidiary; (v) Mall Manager may hold the equity interests in New Mall Manager and (vi) in the case of New Mall Manager, ownership of a 1% managing membership interest in New Mall Subsidiary.

7.13     Certain Restrictions on Changes to Operative Documents, Permits,
----     ----------------------------------------------------------------
         Project Budget or Project Schedule.
         -----------------------------------

               A. Modifications of Certain Operative Documents and Permits; New Material Contracts or Permits. Borrowers shall not, and shall not permit any of their Subsidiaries to, agree to any material amendment to, or waive any of its material rights under, any Permit or Material Contract or enter into new Material Contracts or Permits (it being understood that any Material Contracts which are covered by clause B or C below shall also be subject to the restrictions set forth therein) without in each case obtaining the prior written consent of Requisite Lenders if in any such case, such amendment or waiver or new Material Contract or Permit could reasonably be expected to have a Material Adverse Effect or otherwise adversely affect Lenders in any material respect.

               B. Amendments of Documents Relating to Other Indebtedness. Borrowers shall not, and shall not permit any of their Subsidiaries to, amend or otherwise change the terms of any Financing Agreements (other than the Loan Documents) or permit the termination thereof (other than in accordance with the terms thereof), or enter into any new Financing Agreements or make any payment consistent with an amendment thereof or change thereto, if the effect of such amendment or change is to increase the interest rate or fees on such Other Indebtedness, change (to earlier dates) any dates upon which payments of principal or interest are due thereon, change any event of default or condition to an event of default with respect thereto (other than to eliminate any such event of default or increase any grace period related thereto or otherwise change such event of default in a manner more favorable to the Borrower or such Subsidiary than the existing event of default), change the commitment thereunder, change the redemption, prepayment or defeasance provisions thereof, change the subordination provisions thereof (or of any guaranty thereof), or change any collateral therefor (other than to release such collateral), or if the effect of such amendment or change, together with all other amendments or changes made, is to increase materially the obligations of the obligor thereunder or to confer any additional rights on the holders of the Indebtedness or obligations evidenced thereby (or a trustee or other representative on their behalf) which would be materially adverse to Borrowers, such Subsidiary or Lenders, provided, that (i) Borrowers may modify the terms of the Interim Mall Credit Facility or any agreement relating thereto to the extent expressly permitted by the Intercreditor Agreement, (ii) Borrowers may amend the terms of any other Financing Agreement solely to increase the principal amount thereof to the extent expressly permitted by the Intercreditor Agreement and (iii) Borrowers may enter into an Approved Equipment Funding Commitment to the extent permitted by the definition of such term and may amend, supplement or terminate an existing Approved Equipment Funding Commitment for the purpose of replacing all or a portion of it with such new Approved Equipment Funding Commitment.

               C. Certain Other Restrictions on Amendments. Borrowers shall not, and shall not permit any of their Subsidiaries to, agree to any material amendment to, or waive any of its material rights under the Cooperation Agreement which would require the consent of the Administrative Agent pursuant to Article XIV, Section 26 thereof, including, but not limited to, any material amendment to, or any waiver of material rights under Article III, Sections 1 and 3, Article IV, Section 1, Article IX(b)-(e), Articles X-XII and Article XIV, Sections 1, 3, 4, 6, 7, 8, 14 and 26, without obtaining the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld or delayed.

               D. Consent to Certain Agreements. Notwithstanding the foregoing provisions of this subsection 7.13, on or after the Closing Date, Borrowers may enter into (i) the HVAC Services Agreement (and any amendments thereto), (ii) the FF&E Facility Agreement (2001) (and any amendments thereto) and (iii) the Cooperation Agreement (and any amendments thereto), in each case, in form and substance satisfactory to the Administrative Agent; and (iv) the Fourth Amendment to Term Loan and Security Agreement to be entered into among the FF&E Lenders, Venetian and LVSI, either on (x) the terms set forth in Exhibit XXI and such other terms as are satisfactory in form and substance to the Administrative Agent or (y) such terms as are satisfactory in form and substance to the Administrative Agent. The Administrative Agent is hereby authorized by the Lenders and the Arranger to execute, deliver and perform that certain amended and restated Conforming Adelson L/C Drawing Agreement (the "Amended and Restated Conforming Adelson L/C Drawing Agreement") in substantially the form of Exhibit XX attached hereto and to request the release of the Conforming Adelson L/C held on the date hereof by the Conforming Adelson L/C Drawing Agent in accordance with the terms of the Amended and Restated Conforming Adelson L/C Drawing Agreement.

7.14     Consolidated Capital Expenditures.
----     ----------------------------------

               Borrowers shall not, and shall not permit their Subsidiaries to, make or incur Consolidated Capital Expenditures, in any four Fiscal Quarter period indicated below, in an aggregate amount in excess of the corresponding amount (the "Maximum Consolidated Capital Expenditures Amount") set forth below opposite such four Fiscal Quarter period; provided that the Maximum Consolidated Capital Expenditures Amount for any four Fiscal Quarters shall be increased by an amount equal to the excess, if any, of the Maximum Consolidated Capital Expenditures Amount for the previous four Fiscal Quarter period over the actual amount of Consolidated Capital Expenditures for such previous four Fiscal Quarter period:


                                                      Maximum
         Four Fiscal                                  Consolidated Capital
         Quarter                                      Expenditures Amount
         ====================================         ====================
         Fiscal Quarter ending December 31,           $15,000,000
         1999, Fiscal Quarter ending March
         31, 2000, Fiscal Quarter ending June
         30, 2000 and Fiscal Quarter ending
         September 30, 2000

         Fiscal Quarter ending December 31,           $25,000,000
         2000, Fiscal Quarter ending March
         31, 2001 and Fiscal Quarter ending
         June 30, 2001

         Fiscal Quarter ending September 30,          $33,000,000
         2001, Fiscal Quarter ending December
         31, 2001, Fiscal Quarter ending
         March 31, 2002, Fiscal Quarter
         ending June 30, 2002, Fiscal Quarter
         ending September 30, 2002, Fiscal
         Quarter ending December 31, 2002,
         Fiscal Quarter ending March 31, 2003
         and Fiscal Quarter ending June 30,
         2003

;provided further (x) that the aggregate amount of construction costs expended by Borrowers on the Guggenheim Project shall not exceed $38,000,000, and (y) the aggregate amount of construction costs expended by Borrowers on the construction of the Phase I-A Tower and expansion of the parking garage described under clause (ii) of the definition of Phase I-A Tower (excluding any costs associated with the construction of the HVAC Component incurred pursuant any HVAC Services Agreements) shall not exceed $30,000,000; provided, however, that upon the execution by all parties thereto of the Lido Facility Agreement, the HVAC Services Agreement (as it relates to the Phase I-A Tower) and the Fourth Amendment to Term Loan Agreement and Security Agreement and with the consent of Lenders having or holding at least 66 2/3% of the sum of the aggregate Loans and unused Commitment of all Lenders, such amount described in clause (y) shall be increased to $250,000,000.

7.15     Fiscal Year.
----     ------------

               Neither  Borrower shall change its Fiscal  Year-end from December
31.

7.16     Zoning and Contract Changes and Compliance.
----     -------------------------------------------

               Without the prior written approval of the Administrative Agent, the Borrowers shall not, and shall not permit any of their Subsidiaries to, initiate or consent to any zoning downgrade of the Mortgaged Property or seek any material variance under any existing zoning ordinance or use or permit the use of the Mortgaged Property in any manner that could result in such use becoming a non-conforming use (other than a non-conforming use permissible under automatic grandfathering provisions) under any zoning ordinance or any other applicable land use law, rule or regulation. The Borrowers shall not, and shall not permit any of their Subsidiaries to, initiate or consent to any change in any laws, requirements of Governmental Authorities or obligations created by private contracts which now or hereafter could reasonably be likely to materially and adversely affect the ownership, occupancy, use or operation of the Mortgaged Property without the prior written consent of the Administrative Agent.

7.17     No Joint Assessment; Separate Lots.
----     -----------------------------------

               Without the prior written approval of the Administrative Agent, which approval may be granted, withheld, conditioned or delayed in its sole discretion, the Borrowers shall not suffer, permit or initiate, and shall not permit any of their Subsidiaries to, suffer, permit or initiate, the joint assessment of the Mortgaged Property (i) with any other real property constituting a separate tax lot and (ii) with any portion of the Mortgaged Property which may be deemed to constitute personal property, or any other procedure whereby the lien of any Taxes which may be levied against any such personal property shall be assessed or levied or charged to the Mortgaged

Property as a single lien. The Mortgaged Property is comprised of one or more parcels, each of which, to the knowledge of the Borrowers, constitutes a separate tax lot and none of which constitutes a portion of any other tax lot.

7.18     Certain Covenants Applicable to New Mall Subsidiary and Other Mall
----     ------------------------------------------------------------------
         Related Companies.
         ------------------

               A. Line of Business. Borrowers shall not permit New Mall Subsidiary to engage in any business other than (i) acquiring, developing, constructing, owning, holding, managing, marketing and operating of the Mall,
(ii) any activity and business incidental, directly related or similar thereto, and (iii) engaging in any business or activity that is a reasonable extension, development or expansion thereof or ancillary thereto including any retail, restaurant, entertainment or other activity or business designed to promote, market, support, develop, construct or enhance the retail, restaurant and entertainment business of the Mall (including, owning and operating joint ventures to supply materials or services for the construction or operation of the Mall). Borrowers shall not permit Mall Direct Holdings, Mall Subsidiary or Mall Manager to engage in any business or any transaction except (i) Mall Direct Holdings may hold equity interests in Mall Subsidiary, (ii) Mall Subsidiary may hold equity interests in New Mall Subsidiary, (iii) Mall Manager may hold a 1% managing membership interest in Mall Direct Holdings and Mall Subsidiary and may own the equity interests in New Mall Manager and (iv) New Mall Manager may hold a 1% managing membership interest in New Mall Subsidiary.

               B. Restrictions on Investment. Borrowers shall not permit New Mall Subsidiary to purchase or acquire any Securities, loan, advance, capital contribution or other investment of any kind except (i) advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business, (ii) any such investments in Cash Equivalents and similar liquid Investments permitted under the Financing Agreements to which it is a party; (iii) any investments in Joint Ventures with third parties to develop and operate restaurants in the Mall in an aggregate amount not to exceed $5,000,000 at any time; (iv) other such investments reasonably necessary for the operation, maintenance and improvement of the Mall in an aggregate amount not to exceed $2,500,000 at any time; (v) loans or advances to employees made in the ordinary course of business of the New Mall Subsidiary in an aggregate amount not to exceed $500,000 at any time; and (vi) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to New Mall Subsidiary or in satisfaction of judgments.

               C. Affiliate Transactions. Borrowers shall not permit New Mall Subsidiary to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service), with any holder of 5% or more of any class of equity Securities of any Borrower or New Mall Subsidiary or with any Affiliate of a Borrower or New Mall Subsidiary or any such holder, provided that New Mall Subsidiary may enter into or permit to exist (i) transactions that are not less favorable to New Mall Subsidiary than those that might be obtained at the time from Persons who are not such a holder or Affiliate if Borrowers have delivered to Administrative Agent (a) with respect to any transaction involving an amount in excess of $500,000, an Officers Certificate certifying that such transaction complies with this clause (i), (b) with respect to any transaction involving an amount in excess of $1,000,000, a resolution adopted by a majority of the disinterested non-employee directors of the Borrowers approving such transaction and an Officers Certificate certifying that such transaction complies with this clause (i) and (c) with respect to any such transaction that involves aggregate payments in excess of $10,000,000 or that is a loan transaction involving a principal amount in excess of $10,000,000, an opinion as to the fairness to New Mall Subsidiary from a financial point of view issued by an Independent Financial Advisor at the time such transaction is entered into, (ii) transactions contemplated or permitted by the Sale and Contribution Agreement, the Second Sale and Contribution Agreement dated December 20, 1999 between Mall Subsidiary and New Mall Subsidiary, the Permanent Mall Loan Agreement as in effect on the date hereof, the HVAC Services Agreements, the Services Agreement, the Restaurant Leases, the Billboard Master Lease and the other Master Leases (as defined in that certain FADAA Limited Waiver dated as of November 12, 1999 among inter alia Borrowers, Mall Construction Subsidiary and Scotiabank as bank agent) and the Cooperation Agreement, (v) any guarantees by Adelson of Indebtedness of New Mall Subsidiary, (vi) purchases of materials or services from a Joint Venture Supplier by the New Mall Subsidiary in the ordinary course of business on arm's length terms; (vii) any employment, indemnification, noncompetition or confidentiality agreement entered into by New Mall Subsidiary with its employees or directors in the ordinary course of business, (viii) loans or advances to employees of New Mall Subsidiary, but in any event not to exceed $500,000 in the aggregate outstanding at any one time and (ix) the payment of reasonable fees to directors of New Mall Subsidiary or its managing member who are not employees of New Mall Subsidiary.

               D. Restricted Junior Payments. Borrowers shall not permit New Mall Subsidiary, Mall Subsidiary, Mall Direct Holdings, Mall Manager or New Mall Manager (the "Excluded Mall Subsidiaries") to make any payments or distributions which would constitute Restricted Junior Payments described in clauses (i) through (iii) inclusive of the definition of Restricted Junior Payments if the reference to Borrower in each such clause were a reference to the applicable Excluded Mall Subsidiary unless such payments or distributions are made (i) to the Borrowers or their Subsidiaries or another Excluded Mall Subsidiary (for further distribution to Borrowers or their Subsidiaries) or (ii) pro rata on all equity interests of the applicable Excluded Mall Subsidiary (so that Borrowers receive a portion of such payment or distribution equal to the direct or indirect ownership interest of Borrowers in such Excluded Mall Subsidiary).

7.19     Limitation on Declaration of Restricted Subsidiaries.
----     -----------------------------------------------------

               Borrowers  shall not  declare  or permit  to be  designated  as a
"Restricted   Subsidiary"  under  either  of  the  Mortgage  Note  Indenture  or
Subordinated Notes Indenture any Affiliate which is an Excluded Subsidiary.

7.20     Payments to Adelson.
----     --------------------

               Borrowers shall not directly or indirectly make any payment to or for the benefit of Adelson until the Additional Contingent Claims shall be finally determined and paid in full except for (i) payments made pursuant to and as permitted by the Adelson Subordination Agreement, (ii) payments made in respect of Adelson's taxes, salary and as reimbursement for reasonable expenses, in each case, if and to the extent permitted under the Facility Agreements, and
(iii) payments made to Affiliates that are required under the Cooperation Agreement or any other arm's-length agreement entered into with an Affiliate, provided that nothing contained herein shall be deemed to permit any such payment to or for the benefit of Adelson if such payment shall be otherwise prohibited or restricted under any other provision of this Agreement (including, without limitation, subsections 7.5 or 7.10) or any other agreement or document.

7.21     Interest Payments.
----     ------------------

               On or prior to October 22, 2001, the Borrowers agree to provide a $12.5 million letter of credit (which amount shall be reduced on a quarterly basis to reflect interest payments made) to the Lenders to support interest payments on the Loans through October 31, 2002 on terms satisfactory to the Administrative Agent and issued by a financial institution acceptable to the Administrative Agent; provided, however that such letter of credit shall be released upon the earlier of (x) October 31, 2002 or (y) immediately following the first Fiscal Quarter period ending after September 30, 2001 in which Consolidated Adjusted EBITDA equals or exceeds $30 million for such Fiscal Quarter period (without giving effect to cash equity contributions made by Adelson or any of his Affiliates to Borrowers or any Conforming Adelson L/C) so long as no Event of Default or Default is existing and continuing on such date.

Section 8.     EVENTS OF DEFAULT

               If any of the following conditions or events set forth in subsections 8.1 through 8.20 inclusive below shall occur or if prior to the Final Completion Date any Disbursement Agreement Event of Default shall occur (any such conditions or events collectively "Events of Default"):

8.1      Failure to Make Payments When Due.
---      ----------------------------------

               Failure by Borrowers to pay any installment of principal on any Loan when due, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise; failure by Borrowers to pay when due any amount payable to an Issuing Lender in reimbursement of any drawings; or failure by Borrowers to pay any interest on any Loan or any fee or any other amount due under this Agreement within five days after the date due; or

8.2      Default under Other Indebtedness or Contingent Obligations.
---      -----------------------------------------------------------

               (i) Failure of any Borrower or any of its Subsidiaries, to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness (other than Indebtedness referred to in subsection 8.1) or Contingent Obligations in an individual principal amount of $2,500,000 or more or with an aggregate principal amount of $5,000,000 or more, in each case beyond the end of any grace period provided therefor; or (ii) breach or default by any Borrower or any of its Subsidiaries with respect to any other material term of (a) one or more items of Indebtedness or Contingent Obligations in the individual or aggregate principal amounts referred to in clause (i) above or (b) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness or Contingent Obligation(s), if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness or Contingent Obligation(s) (or a trustee on behalf of such holder or holders) to cause, that Indebtedness or Contingent Obligation(s) to become or be declared due and payable prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be (upon the giving or receiving of notice, lapse of time, both, or otherwise); or

8.3      Breach of Certain Covenants.
---      ----------------------------

               Failure of Loan Parties to perform or comply with any term or condition contained in subsection 2.5 or 6.2 or Section 7 of this Agreement provided that the failure to perform or comply with any such provision incorporated by reference from the Disbursement Agreement shall constitute an Event of Default hereunder only to the extent such failure to perform or comply constitutes a Disbursement Agreement Event of Default; or

8.4      Breach of Warranty.
---      -------------------

               Any representation, warranty, certification or other statement made by Borrowers or any of their Subsidiaries in any Loan Document or in any statement or certificate at any time given by Borrowers or any of their Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect on the date as of which made provided that the failure to perform or comply with any such provision incorporated by reference from the Disbursement Agreement shall constitute an Event of Default hereunder only to the extent such failure to perform or to comply constitutes a Disbursement Agreement Event of Default; or

8.5      Other Defaults Under Loan Documents.
---      ------------------------------------

               Any Loan Party shall default in the performance of or compliance with any term contained in this Agreement or any of the other Loan Documents, other than any such term referred to in any other subsection of this Section 8, and such default shall not have been remedied or waived within 30 days after the earlier of (i) an officer of Borrowers or such Loan Party becoming aware of such default or (ii) receipt by Borrowers and such Loan Party of notice from Administrative Agent or any Lender of such default provided that the failure to perform or comply with any such provision incorporated by reference from the Disbursement Agreement shall constitute an Event of Default hereunder only to the extent such failure to perform or comply constitutes a Disbursement Agreement Event of Default; or

8.6      Involuntary Bankruptcy; Appointment of Receiver, etc.
---      -----------------------------------------------------

               (i) A court having jurisdiction in the premises shall enter a decree or order for relief in respect of a Borrower or any of its Subsidiaries in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against a Borrower or any of its Subsidiaries, under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over a Borrower or any of its Subsidiaries, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of a Borrower or any of its Subsidiaries, for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of a Borrower or any of its Subsidiaries, and any such event described in this clause (ii) shall continue for 60 days unless dismissed, bonded or discharged; or

8.7      Voluntary Bankruptcy; Appointment of Receiver, etc.
---      ---------------------------------------------------

               (i) A Borrower or any of its Subsidiaries shall have an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or a Borrower or any of its Subsidiaries shall make any assignment for the benefit of creditors; or (ii) a Borrower or any of its Subsidiaries shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due and in each case a period of 30 days shall have elapsed; or the Board of Directors of a Borrower or any of its Subsidiaries (or any committee thereof) or of its managing member shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to in clause (i) above or this clause (ii); or

8.8      Judgments and Attachments.
---      --------------------------

               Any money judgment, writ or warrant of attachment or similar process involving (i) in any individual case an amount in excess of $2,500,000 or (ii) in the aggregate at any time an amount in excess of $5,000,000 (in

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

either case not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against a Borrower or any of its Subsidiaries or any of their respective assets and shall remain unpaid and undischarged, unvacated, unbonded or unstayed for a period of 60 days (or in any event later than five days prior to the date of any proposed sale thereunder); or

8.9      Dissolution.
---      ------------

               Any order, judgment or decree shall be entered against a Borrower or any of its Subsidiaries decreeing the dissolution or split up of such Person and such order shall remain undischarged or unstayed for a period in excess of 30 days; or

8.10     Employee Benefit Plans.
----     -----------------------

               There shall occur one or more ERISA Events which individually or in the aggregate results in or might reasonably be expected to result in liability of a Borrower, or any of its Subsidiaries or any of their respective ERISA Affiliates in excess of $2,500,000 during the term of this Agreement; or there shall exist an amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), which exceeds $5,000,000; or

8.11     Change in Control.
----     ------------------

               As a result of any sale, pledge or other transfer, either (a) Adelson and the Related Parties shall cease to beneficially own and control directly or indirectly at least 70% of the issued and outstanding shares of capital stock of LVSI, entitled (without regard to the occurrence of any contingency) to vote for the election of members of the Board of Directors of LVSI; (b) Adelson or any Related Party (as applicable but excluding any of the persons specified in clause (ii) of the definition of Related Parties) shall not have invested the proceeds of any sale, or transfer of shares of LVSI by Adelson or any Related Party (as applicable) in the business of Borrowers (including any Excluded Subsidiary) or (c) LVSI shall cease to own 100% of the equity Securities of Venetian other than any preferred equity of Venetian owned by Interface or another Affiliate of Adelson or (d) Borrowers shall cease to own 100% of the equity securities of each of their Subsidiaries, Mall Manager and Phase II Manager, (e) Mall Manager and Mall Holdings together shall cease to own 100% of Mall Direct Holdings and Phase II Holdings and Phase II Manager together shall cease to own 100% of Phase II Direct Holdings, (f) Mall Direct Holdings shall cease to own not less than 99% of the equity securities in Mall Subsidiary or (g) Mall Subsidiary shall cease to own not less than 80% of the equity securities in New Mall Subsidiary or (h) Mall Manager shall cease to own not less than 100% of the equity securities in New Mall Manager or (i) Phase II Direct Holdings shall cease to own at least 51% of the equity securities in Phase II Subsidiary or (j) the sole managing member of Mall Direct Holdings, Phase II Direct Holdings, Intermediate Holding Companies, Mall Subsidiary and Phase II Subsidiary shall cease to be LVSI, Venetian or (directly or indirectly) a wholly-owned Subsidiary of LVSI or Venetian or (k) the sole managing member of New Mall Subsidiary shall cease to be LVSI, Venetian, or (directly or indirectly) a wholly-owned Subsidiary of LVSI or Venetian or (l) any "Change of Control" (as defined in either of the Indentures) shall occur; or

8.12     Failure of Guaranty; Repudiation of Obligations.
----     ------------------------------------------------

               At any time after the execution and delivery thereof, (i) the Subsidiary Guaranty for any reason, other than the satisfaction in full of all Obligations, shall cease to be in full force or effect (other than in accordance with its terms), or shall be declared null and void by a Governmental Instrumentality of competent jurisdiction, (ii) any Collateral Document shall cease to be in full force and effect (other than by reason of a release of Collateral thereunder in accordance with the terms hereof or thereof, the satisfaction in full of the Obligations or any other termination of such Collateral Document in accordance with the terms hereof or thereof) or shall be declared null and void by a Governmental Instrumentality of competent jurisdiction, or Administrative Agent shall not have or shall cease to have a valid and perfected First Priority Lien in the First Priority Collateral for any reason other than the failure of Administrative Agent or any Lender to take any action within its control, or (iii) any Loan Party shall contest the validity or enforceability of any Loan Document in writing or deny in writing that it has any further liability prior to the indefeasible payment in full of all Obligations, the cancellation of all outstanding Letters of Credit and the termination of all Commitments, including with respect to future advances by Lenders, under any Loan Document to which it is a party or (vi) the subordination provisions in the Subordinated Notes, the Employee Repurchase Notes, any Completion Guaranty Note or in any other instrument required under any provision of this Agreement to be subordinated to the Obligations shall cease to be enforceable against the holder thereof; or

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8.13     Default Under or Termination of Operative Documents.
----     ----------------------------------------------------

               Any of the Operative Documents shall terminate or be terminated or canceled, prior to its stated expiration date or either Borrower shall be in default (after the giving of any applicable notice and the expiration of any applicable grace period) or any Affiliate of the Borrowers shall be in default (after the giving of any applicable notice and the expiration of any applicable grace period) under any of the Operative Documents; provided that a default or termination under any Project Document shall constitute an Event of Default hereunder only if such default or termination may reasonably be expected to cause a Material Adverse Effect; or

8.14     Default Under or Termination of Permits.
----     ----------------------------------------

               A Borrower or any of its Subsidiaries shall fail to observe, satisfy or perform, or there shall be a violation or breach of, any of the material terms, provisions, agreements, covenants or conditions attaching to or under the issuance to such Person of any material Permit, including the gaming license held by LVSI or any such Permit or any material provision thereof shall be terminated or fail to be in full force and effect or any Governmental Instrumentality shall challenge or seek to revoke any such Permit if such failure to perform, breach or termination could reasonably be expected to have a Material Adverse Effect; or

8.15     Default Under or Termination of Cooperation Agreement.
----     ------------------------------------------------------

               Any default by Interface shall occur under Article III, Section 3 of the Cooperation Agreement beyond any applicable notice or cure periods; or

8.16     Bankruptcy or Dissolution of New Mall Subsidiary.
----     -------------------------------------------------

               Any event or circumstance described under subsections 8.6 or 8.7 hereof shall occur with respect to New Mall Subsidiary, Mall Subsidiary, New Mall Manager, Mall Manager or Mall Direct Holdings which would constitute an Event of Default if such Excluded Subsidiary were a Subsidiary of Borrowers for purposes of those subsections; or

8.17     Acceleration of Obligations of New Mall Subsidiary.
----     ---------------------------------------------------

               New Mall Subsidiary shall be in breach or default with respect to any term of one or more items or Indebtedness or Contingent Obligation(s) in an individual principal amount of $2,500,000 or more or an aggregate principal amount of $5,000,000 or more, if as result thereof the holders of such Indebtedness or Contingent Obligations) (or an agent or trustee acting on their behalf) have caused that Indebtedness or Contingent Obligation(s) to become due and payable prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be; or

8.18     Certain Investments in any Excluded Subsidiary.
----     -----------------------------------------------

               Adelson or any of his Affiliates (other than Borrowers and their wholly-owned Subsidiaries) shall acquire or hold any Investment in any Excluded Subsidiary or any Person which any Excluded Subsidiary controls or holds an Investment other than (a) in the case of New Mall Subsidiary or Phase II Subsidiary, through transactions expressly permitted under subsection 7.18 or purchases of public debt securities in the secondary market and (b) in the case of Phase II Subsidiary or any of its subsidiaries, investments arising through loans, completion guaranties or other guaranties substantially similar to those provided in connection with the development of the Project and permitted under clause (a) of this subsection 8.18; or

8.19     Conforming Adelson L/C.
----     -----------------------

               Except as released as permitted under subsections 2.4B(iii)(n) and Section 7.13, any Conforming Adelson L/C shall cease to be in full force and effect at any time prior to twenty-four (24) months from and after the date of its delivery to Drawing Agent other than following a drawing in full by Drawing Agent or, if permitted under the definition of Conforming Adelson L/C Draw Event, the replacement of such Conforming Adelson L/C with a cash equity contribution in Borrowers in the amount of the Conforming Adelson L/C; or

8.20     Default Under or Termination of the Phase II Lease.
----     ---------------------------------------------------

               Any default occurring after the expiration of applicable grace periods under the lease to be entered into by Phase II Subsidiary, as lessor, and Venetian, as lessee, for the Phase II Land and the conference center to be constructed thereon in form and substance satisfactory to Scotiabank, as Administrative Agent, in its sole discretion ("Phase II Lease"), whereby such

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

lease shall terminate or be terminated or cancelled prior to the stated expiration date therefor.

THEN (i) upon the occurrence of any Event of Default described in subsection 8.6 or 8.7, each of (a) the unpaid principal amount of and accrued interest on the Loans, (b) an amount equal to the maximum amount that may at any time be drawn under all Letters of Credit then outstanding (whether or not any beneficiary under any such Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents or certificates required to draw under such Letter of Credit), and (c) all other Obligations shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by Borrowers, and the obligation of each Lender to make any Loan, the obligation of Administrative Agent to issue any Letter of Credit and the right of any Lender to issue any Letter of Credit hereunder shall thereupon terminate, and (ii) upon the occurrence and during the continuation of any other Event of Default, Administrative Agent shall, upon the written request or with the written consent of Requisite Lenders, by written notice to Borrowers, declare all or any portion of the amounts described in clauses (a) and (b) above to be, and the same shall forthwith become, immediately due and payable, and the obligation of each Lender to make any Loan, the obligation of Administrative Agent to issue any Letter of Credit and the right of any Lender to issue any Letter of Credit hereunder shall thereupon terminate; provided that the foregoing shall not affect in any way the obligations of Lenders under subsection 3.3C(i).

               Any amounts described in clause (b) above, when received by Administrative Agent, shall be held by Administrative Agent pursuant to a cash collateral arrangement reasonably satisfactory to Administrative Agent. Notwithstanding anything contained in the preceding paragraph, if at any time within 60 days after an acceleration of the Loans pursuant to clause (ii) of such paragraph Borrowers shall pay all arrears of interest and all payments on account of principal which shall have become due otherwise than as a result of such acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Agreement) and all Events of Default and Potential Events of Default (other than non-payment of the principal of and accrued interest on the Loans, in each case which is due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to subsection 10.6, then Requisite Lenders, by written notice to Borrowers, may at their option rescind and annul such acceleration and its consequences; but such action shall not affect any subsequent Event of Default or Potential Event of Default or impair any right consequent thereon. The provisions of this paragraph are intended merely to bind Lenders to a decision which may be made at the election of Requisite Lenders and are not intended, directly or indirectly, to benefit Borrowers, and such provisions shall not at any time be construed so as to grant Borrowers the right to require Lenders to rescind or annul any acceleration hereunder or to preclude Administrative Agent or Lenders from exercising any of the rights or remedies available to them under any of the Loan Documents, even if the conditions set forth in this paragraph are met.

Section 9.     AGENTS

9.1      Appointment.
---      ------------

               A. Appointment of Administrative Agent. Scotiabank is hereby appointed Administrative Agent hereunder and under the other Loan Documents and each Lender hereby authorizes Administrative Agent to act as its agent in accordance with the terms of this Agreement and the other Loan Documents. Scotiabank is hereby further appointed Arranger hereunder and under the other Loan Documents and each Lender hereby authorizes Arranger to act as its agent in accordance with the terms of this Agreement and the other Loan Documents. Each Agent agrees to act upon the express conditions contained in this Agreement and the other Loan Documents, as applicable. The provisions of this Section 9 are solely for the benefit of each Agent and Lenders; Borrowers shall have no rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties under this Agreement, each Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Borrowers or any of their Subsidiaries. Upon the Closing Date all obligations of Arranger hereunder shall terminate.

               B. Appointment of Supplemental Agents. It is the purpose of this Agreement and the other Loan Documents that there shall be no violation of any law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction. It is recognized that in case of litigation under this Agreement or any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case any Agent deems that by reason of any present or future law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be desirable or necessary in connection therewith, it may be necessary that such Agent appoint an additional individual or institution as a




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separate trustee, co-trustee,  collateral agent or collateral co-agent (any such additional individual or institution being referred to herein individually as a "Supplemental Agent" and collectively as "Supplemental Agents").

               In the event that an Agent appoints a Supplemental Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to an Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Agent to the extent, and only to the extent, necessary to enable such Supplemental Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Supplemental Agent shall run to and be enforceable by either such Agent or such Supplemental Agent, and (ii) the provisions of this
Section 9 and of subsections 10.2 and 10.3 that refer to Agent shall inure to the benefit of such Supplemental Agent and all references therein to Agent shall be deemed to be references to Administrative Agent and/or such Supplemental Agent, as the context may require.

               Should any instrument in writing from Borrowers or any other Loan Party be required by any Supplemental Agent so appointed for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, Borrowers shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by the appropriate Agent. In case any Supplemental Collateral Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Agent, to the extent permitted by law, shall vest in and be exercised by Administrative Agent until the appointment of a new Supplemental Agent.

9.2      Powers and Duties; General Immunity.
---      ------------------------------------

               A. Powers; Duties Specified.  Each Lender irrevocably  authorizes
Administrative Agent to take such action on such Lender's behalf and to exercise such powers, rights and remedies hereunder and under the other Loan Documents as are specifically delegated or granted to Administrative Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. Administrative Agent shall have only those duties and responsibilities that are expressly specified in this Agreement and the other Loan Documents. Administrative Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. Administrative Agent shall not have, by reason of this Agreement or any of the other Loan Documents, a fiduciary relationship in respect of any Lender; and nothing in this Agreement or any of the other Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon Administrative Agent any obligations in respect of this Agreement or any of the other Loan Documents except as expressly set forth herein or therein.

               B. No Responsibility for Certain Matters. Administrative Agent shall not be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any other Loan Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by Administrative Agent to Lenders or by or on behalf of Borrowers to Administrative Agent or any Lender in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of Borrowers or any other Person liable for the payment of any Obligations, nor shall Administrative Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Loans or the use of the Letters of Credit or as to the existence or possible existence of any Event of Default or Potential Event of Default. Anything contained in this Agreement to the contrary notwithstanding, Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Loans or the Letter of Credit Usage or the component amounts thereof.

               C. Exculpatory Provisions. Neither Administrative Agent nor any of its officers, directors, employees or agents shall be liable to Lenders for any action taken or omitted by Administrative Agent under or in connection with any of the Loan Documents except to the extent caused by Administrative Agent's gross negligence or willful misconduct. Administrative Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection with this Agreement or any of the other Loan Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until Administrative Agent shall have received instructions in respect thereof from Requisite Lenders (or such other Lenders as may be required to give such instructions under subsection 10.6) and, upon receipt of such instructions from Requisite Lenders (or such other Lenders, as the case may be), Administrative Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions. Without prejudice to the generality of the foregoing, (i) Administrative Agent shall be entitled to rely,

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

and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Borrowers and their Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against Administrative Agent as a result of Administrative Agent acting or (where so instructed) refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of Requisite Lenders (or such other Lenders as may be required to give such instructions under subsection 10.6).

               D. Administrative Agent Entitled to Act as Lender. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, Administrative Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans and the Letters of Credit, Administrative Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not performing the duties and functions delegated to it hereunder, and the term "Lender" or "Lenders" or any similar term shall, unless the context clearly otherwise indicates, include Administrative Agent in its individual capacity. Administrative Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust, financial advisory or other business with Borrowers or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from Borrowers for services in connection with this Agreement and otherwise without having to account for the same to Lenders.

               E. Administrative Agent Determinations. To the extent the Administrative Agent is entitled or required to make any determinations under the Intercreditor Agreement, the Adelson Intercreditor Agreement, the Adelson Subordination Agreement or any FF&E Intercreditor Agreement, the Administrative Agent shall make such determinations upon the advice of Requisite Lenders.

9.3 Representations and Warranties; No Responsibility For Appraisal of Credit Worthiness.
         ------------------

               Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of Borrowers and their Subsidiaries in connection with the making of the Loans and the issuance of the Letters of Credit hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of Borrowers and their Subsidiaries. Administrative Agent shall not have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and Administrative Agent shall not have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

9.4      Right to Indemnity.
---      -------------------

               Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify Administrative Agent, to the extent that Administrative Agent shall not have been reimbursed by Borrowers, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Administrative Agent in exercising its powers, rights and remedies or performing its duties hereunder or under the other Loan Documents or otherwise in its capacity as Administrative Agent in any way relating to or arising out of this Agreement or the other Loan Documents; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Administrative Agent's gross negligence or willful misconduct. If any indemnity furnished to Administrative Agent for any purpose shall, in the opinion of Administrative Agent, be insufficient or become impaired, Administrative Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

9.5      Successor Administrative Agent.
---      -------------------------------

               Administrative Agent may resign at any time by giving 30 days' prior written notice thereof to Lenders and Borrowers, and Administrative Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to Borrowers and Administrative Agent and signed by Requisite Lenders. Upon any such notice of resignation or any such removal, Requisite Lenders shall have the right, upon five Business Days' notice to Borrowers, to appoint a successor Administrative Agent (provided that such successor is or simultaneously therewith becomes a Lender). Upon the acceptance of any appointment as Administrative Agent hereunder by a successor

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Administrative  Agent,  that  successor  Administrative  Agent  shall  thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent and the retiring or removed Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

9.6      Collateral Documents and Subsidiary Guaranties.
---      -----------------------------------------------

               Each Lender hereby further authorizes Administrative Agent, on behalf of and for the benefit of Lenders, to enter into each Collateral Document and Subsidiary Guaranty as secured party or beneficiary (as applicable), and each Lender agrees to be bound by the terms of each Collateral Document and Subsidiary Guaranty; provided that Administrative Agent shall not (i) enter into or consent to any material amendment, modification, termination or waiver of any provision contained in any Collateral Document or Subsidiary Guaranty, or (ii) release any Collateral (except as otherwise expressly permitted or required pursuant to the terms of this Agreement or the applicable Collateral Document), in each case without the prior consent of Requisite Lenders (or, if required pursuant to subsection 10.6, all Lenders); provided further, however, that, without further written consent or authorization from Lenders, Administrative Agent may execute any documents or instruments necessary to (i) release any Subsidiary from the Subsidiary Guaranty to the extent the stock of such Subsidiary is sold in a transaction permitted under this Agreement or otherwise consented to by Requisite Lenders in accordance with subsection 10.6, (ii) release any Lien encumbering any item of Collateral that is the subject of a sale or other disposition of assets permitted by this Agreement or to which Requisite Lenders have otherwise consented in accordance with subsection 10.6 and (iii) release any Lien encumbering any item of Collateral acquired after the Closing Date the purchase of which was financed with funds from the FF&E Facility Agreement (2001) and the other Collateral permitted under Section 7.2(A)(vi). Anything contained in any of the Loan Documents to the contrary notwithstanding, Borrowers, Administrative Agent and each Lender hereby agree that (X) no Lender shall have any right individually to realize upon any of the Collateral under any Collateral Document, it being understood and agreed that all powers, rights and remedies under the Collateral Documents and each Guaranty may be exercised solely by Administrative Agent for the benefit of Lenders in accordance with the terms thereof, and (Y) in the event of a foreclosure by Administrative Agent on any of the Collateral pursuant to a public or private sale, Administrative Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale and Administrative Agent, as agent for and representative of Lenders (but not any Lender or Lenders in its or their respective individual capacities unless Requisite Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by Administrative Agent at such sale.

9.7      Disbursement Agreement and Intercreditor Agreement.
---      ---------------------------------------------------

               Each Lender hereby further authorizes Administrative Agent, on behalf of and for the benefit of Lenders, to enter into the Disbursement Agreement, the Intercreditor Agreement, the Adelson Intercreditor Agreement, the Adelson Subordination Agreement, the FF&E Intercreditor Agreement (2001) and any FF&E Intercreditor Agreements and any other intercreditor agreements in the form of the Adelson Intercreditor Agreement entered into by Administrative Agent with any subsequent holders of a Completion Guaranty Note, and each Lender agrees to be bound by the terms of the Disbursement Agreement, the Intercreditor Agreement and each other such intercreditor agreement; provided that Administrative Agent shall not enter into or consent to any amendment, modification, termination or waiver of any provision contained in the Disbursement Agreement, the Intercreditor Agreement or any other such intercreditor agreement without the prior consent of Requisite Lenders (or, if such amendment, modification, termination or waiver would result in a change that under subsection 10.6 would require the consent of all Lenders, then the prior consent of all Lenders).

9.8      Appointment of Lead Arranger after November 14, 1997.
---      -----------------------------------------------------

               Scotiabank is hereby appointed Lead Arranger hereunder and under the other Loan Documents and each Lender hereby authorizes such Lead Arranger to act as its agent in accordance with the terms of this Agreement and the other Loan Documents. The Lead Arranger agrees to act upon the express conditions contained in this Agreement and the other Loan Documents, as applicable. The provisions of this Section 9 are solely for the benefit of each of the Lead
Arranger and Lenders; Borrowers shall have no rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties under this Agreement, the Lead Arranger shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Borrowers or


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any of their  Subsidiaries.  Upon the Closing Date all  obligations  of the Lead
Arranger hereunder shall terminate.

Section 10.    MISCELLANEOUS

10.1     Assignments and Participations in Loans.
----     ----------------------------------------

               A. General. Subject to subsection 10.1B, each Lender shall have the right at any time to (i) sell, assign or transfer to any Eligible Assignee, or (ii) sell participations to any Eligible Assignee or any other Person with the approval of Borrowers in, all or any part of its Commitments or any Loan or Loans made by it or its Letters of Credit or participations therein or any other interest herein or in any other Obligations owed to it; provided that no such sale, assignment, transfer or participation shall, without the consent of Borrowers, require Borrowers to file a registration statement with the Securities and Exchange Commission or apply to qualify such sale, assignment, transfer or participation under the securities laws of any state; provided, further that no such sale, assignment or transfer described in clause (i) above shall be effective unless and until an Assignment Agreement effecting such sale, assignment or transfer shall have been accepted by Administrative Agent and recorded in the Register as provided in subsection 10.1B(ii) and provided, further that no such sale, assignment, transfer or participation of any Letter of Credit or any participation therein may be made separately from a sale, assignment, transfer or participation of a corresponding interest in the Commitment and the Loans of the Lender effecting such sale, assignment, transfer or participation. Except as otherwise provided in this subsection 10.1, no Lender shall, as between Borrowers and such Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment or transfer of, or any granting of participations in, all or any part of its Commitments or the Loans, the Letters of Credit or participations therein, or the other Obligations owed to such Lender.

               B. Assignments.

               (i) Amounts and Terms of Assignments. Each Commitment, Loan, Letter of Credit or participation therein, or other Obligation may in whole or in part (a) be assigned, in any amount to another Lender, or to an Affiliate of the assigning Lender or another Lender, or may be pledged to an Eligible Assignee in support of its obligations to such assignee (without releasing the pledging Lender from any of its obligations hereunder), with the giving of notice to Borrowers and Administrative Agent; provided that if such assignment relates to Revolving Loans or Revolving Loan Commitments, the assignee shall represent that it has the financial resources to fulfill its commitments hereunder and such assignment is consented to by Administrative Agent and Issuing Lender (such consent not to be unreasonably withheld or delayed) or (b) be assigned in an aggregate amount of not less than $1,000,000 (or such lesser amount as shall constitute the aggregate amount of the Commitments, Loans, Letters of Credit and participations therein, and other Obligations of the assigning Lender) to any other Eligible Assignee with the consent of Borrowers and Administrative Agent (which consent shall not be unreasonably withheld or delayed); provided that any such assignment in accordance with either clause (a) or (b) above shall effect a pro rata assignment (based on the respective principal amounts thereof then outstanding or in effect) of both the Term Loan Commitment and the Term Loans of the assigning Lender, on the one hand, and the Revolving Loan Commitment and the Revolving Loans of the assigning Lender, on the other hand, except where such Lender does not hold both Revolving Loan Commitments or Revolving Loans and Term Loan Commitments or Term Loans. To the extent of any such assignment in accordance with either clause (a) or (b) above, the assigning Lender shall be relieved of its obligations with respect to its Commitments, Loans, Letters of Credit or participations therein, or other Obligations or the portion thereof so assigned. The assignor or assignee to each such assignment shall execute and deliver to Administrative Agent, for its acceptance and recording in the Register, an Assignment Agreement, together with a processing and recordation fee of $3,500 in respect of assignments, and such forms, certificates or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee under such Assignment Agreement may be required to deliver to Administrative Agent pursuant to subsection
               2.7B(iii)(a). Upon such execution, delivery, acceptance and recordation, from and after the effective date specified in such Assignment Agreement, (y) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement, shall have the rights and obligations of a Lender hereunder and (z) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment Agreement, relinquish its rights (other than any rights which survive the termination of

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               this Agreement under  subsection  10.9B) and be released from its obligations under this Agreement (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto; provided that, anything contained in any of the Loan Documents to the contrary notwithstanding, if such Lender is the Issuing Lender with respect to any outstanding Letters of Credit such Lender shall continue to have all rights and obligations of an Issuing Lender with respect to such Letters of Credit until the cancellation or expiration of such Letters of Credit and the reimbursement of any amounts drawn thereunder). The Commitments hereunder shall be modified to reflect the Commitment of such assignee and any remaining Commitment of such assigning Lender and, if any such assignment occurs after the issuance of Notes hereunder, the assigning Lender shall, upon the effectiveness of such assignment
               or  as  promptly   thereafter  as   practicable,   surrender  its
               applicable Notes to Administrative Agent for cancellation, and thereupon new Notes shall be issued to the assignee and to the assigning Lender, substantially in the form of Exhibits III-A and III-B annexed hereto, as applicable, with appropriate insertions, to reflect the new Commitments and/or outstanding Loans, as the case may be, of the assignee and the assigning Lender.

               (ii) Acceptance by Administrative Agent; Recordation in Register. Upon its receipt of an Assignment Agreement executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with the processing and recordation fee referred to in subsection 10.1B(i) and any forms, certificates or other evidence with respect to United States federal income tax withholding matters that such assignee may be required to deliver to Administrative Agent pursuant to subsection 2.7B(iii)(a), Administrative Agent shall, if Administrative Agent has consented to the assignment evidenced thereby (to the extent such consent is required pursuant to subsection 10.1B(i)), (a) accept such Assignment Agreement by executing a counterpart thereof as provided therein (which acceptance shall evidence any required consent of Administrative Agent to such assignment), (b) record the information contained therein in the Register, and (c) give prompt notice thereof to Borrowers. Administrative Agent shall maintain a copy of each Assignment Agreement delivered to and accepted by it as provided in this subsection 10.1B(ii).

               C. Participations. The holder of any participation, other than an Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except action directly affecting (i) the extension of the scheduled final maturity date of any Loan allocated to such participation, (ii) a reduction of the principal amount of or the rate of interest payable on any Loan allocated to such participation, or (iii) releasing all or substantially all of the Collateral, and all amounts payable by Borrowers hereunder (including amounts payable to such Lender pursuant to subsections 2.6D and 2.7) shall be determined as if such Lender had not sold such participation. Borrowers and each Lender hereby acknowledge and agree that, solely for purposes of subsections 10.4 and 10.5, (a) any participation will give rise to a direct obligation of Borrowers to the participant and (b) the participant shall be considered to be a "Lender".

               D. Assignments to Federal Reserve Banks. In addition to the assignments and participations permitted under the foregoing provisions of this subsection 10.1, any Lender may assign and pledge all or any portion of its Loans, the other Obligations owed to such Lender, and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve Bank; provided that (i) no Lender shall, as between Borrowers and such Lender, be relieved of any of its obligations hereunder as a result of any such assignment and pledge and (ii) in no event shall such Federal Reserve Bank be considered to be a "Lender" or be entitled to require the assigning Lender to take or omit to take any action hereunder.

               E. Information. Each Lender may furnish any information concerning Borrowers and their Subsidiaries in the possession of that Lender from time to time to assignees and participants (including prospective assignees and participants), subject to subsection 10.20.

               F. Representations of Lenders. Each Lender listed on the signature pages hereof hereby represents and warrants (i) that it is an Eligible Assignee described in clause (A) of the definition thereof; (ii) that it has experience and expertise in the making of loans such as the Loans; and (iii) that it will make its Loans for its own account in the ordinary course of its business and without a view to distribution of such Loans within the meaning of the Securities Act or the Exchange Act or other federal or state securities laws (it being understood that, subject to the provisions of this subsection 10.1, the disposition of such Loans or any interests therein shall at all times remain within its exclusive control). Each Lender that becomes a party hereto pursuant


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to an Assignment Agreement shall be deemed to agree that the representations and warranties of such Lender contained in Section 2(c) of such Assignment Agreement are incorporated herein by this reference.

10.2     Expenses.
----     ---------

               Whether or not the transactions contemplated hereby shall be consummated, Borrowers agree to pay promptly (i) all the actual and reasonable costs and expenses of preparation of the Loan Documents and any consents, amendments, waivers or other modifications thereto; (ii) all the costs of furnishing all opinions by counsel for Borrowers (including any opinions requested by Lenders as to any legal matters arising hereunder) and of Borrowers' performance of and compliance with all agreements and conditions on its part to be performed or complied with under this Agreement and the other Loan Documents including with respect to confirming compliance with environmental, insurance and solvency requirements; (iii) the reasonable fees, expenses and disbursements of counsel to Administrative Agent in connection with the negotiation, preparation, execution and administration of the Loan Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by Borrowers; provided that the fees and costs of such counsel for the preparation and negotiation of the Loan Documents may not exceed $350,000; (iv) all the actual costs and reasonable expenses of creating and perfecting Liens in favor of Administrative Agent on behalf of Lenders pursuant to any Collateral Document, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums, and reasonable fees, expenses and disbursements of counsel to Administrative Agent and of counsel providing any opinions that
Administrative Agent or Requisite Lenders may request in respect of the Collateral Documents or the Liens created pursuant thereto; (v) all the actual costs and reasonable expenses (including the reasonable fees, expenses and disbursements of any auditors, accountants or appraisers and any environmental or other consultants, advisors and agents employed or retained by Administrative Agent or its counsel) of obtaining and reviewing any appraisals provided for under any Loan Documents or the Disbursement Agreement, any environmental audits or reports provided for under subsection 6.8B or under the Disbursement Agreement; and (vi) the custody or preservation of any of the Collateral; (vii) all other actual and reasonable costs and expenses incurred by Administrative Agent in connection with the syndication of the Commitments and the negotiation, preparation and execution of the Loan Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby; and (viii) after the occurrence of an Event of Default, all costs and expenses, including reasonable attorneys' fees (including allocated costs of internal counsel) and costs of settlement, incurred by Administrative Agent and Lenders in enforcing any Obligations of or in collecting any payments due from any Loan Party hereunder or under the other Loan Documents by reason of such Event of Default (including in connection with the sale of, collection from, or other realization upon any of the Collateral or the enforcement of any Guaranty) or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or pursuant to any insolvency or bankruptcy proceedings.

10.3     Indemnity.
----     ----------

               In addition to the payment of expenses pursuant to subsection 10.2, whether or not the transactions contemplated hereby shall be consummated, Borrowers agree to defend (subject to Borrowers' selection of counsel with the consent of the Indemnitee, which shall not be unreasonably withheld), indemnify, pay and hold harmless Administrative Agent, Arranger and Lenders, and the officers, directors, employees, agents and affiliates of Administrative Agent, Arranger and Lenders (collectively called the "Indemnitees"), from and against any and all Indemnified Liabilities (as hereinafter defined); provided that Borrowers shall not have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise solely from the gross negligence or willful misconduct of that Indemnitee as determined by a final judgment of a court of competent jurisdiction.

               As used herein, "Indemnified Liabilities" means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, actions, judgments, suits, claims (including Environmental Claims), costs (including the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any Hazardous Materials Activity), expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of (i) this Agreement or the other Loan Documents or the Project

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Documents or the transactions contemplated hereby or thereby (including Lenders'
agreement to make the Loans hereunder or the use or intended use of the proceeds thereof or the use or intended use of any thereof, or any enforcement of any of the Loan Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of any Guaranty), (ii) the statements contained in the commitment letter delivered by any Lender to Borrowers with respect thereto, or (iii) any Environmental Claim or any
Hazardous   Materials  Activity  relating  to  or  arising  from,   directly  or
indirectly, any past or present activity, operation, land ownership, or practice of Borrowers or any of their Subsidiaries.

               To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this subsection 10.3 may be unenforceable in whole or in part because they are violative of any law or public policy, Borrowers shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

10.4     Set-Off; Security Interest in Deposit Accounts.
----     -----------------------------------------------

               In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default each Lender is hereby authorized by Borrowers at any time or from time to time, without notice to Borrowers or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by that Lender to or for the credit or the account of Borrowers against and on account of the obligations and liabilities of Borrowers to that Lender under this Agreement, the Letters of Credit and participations therein and the other Loan Documents, including all claims of any nature or description arising out of or connected with this Agreement, the Letters of Credit and participations therein or any other Loan Document, irrespective of whether or not (i) that Lender shall have made any demand hereunder or (ii) the principal of or the interest on the Loans or any amounts in respect of the Letters of Credit or any other amounts due hereunder shall have become due and payable pursuant to Section 9 and although said obligations and liabilities, or any of them, may be contingent or unmatured. Borrowers hereby further grants to Administrative Agent and each Lender a security interest in all deposits and accounts maintained with Administrative Agent or such Lender as security for the Obligations.

10.5     Ratable Sharing.
----     ----------------

               Lenders hereby agree among themselves that if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Loans made and applied in accordance with the terms of this Agreement), by realization upon security, through the exercise of any right of set-off or banker's lien, by counterclaim or cross action or by the enforcement of any right under the Loan Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, amounts payable in respect of Letters of Credit, fees and other amounts then due and owing to that Lender hereunder or under the other Loan Documents (collectively, the "Aggregate Amounts Due" to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (i) notify Administrative Agent and each other Lender of the receipt of such payment and
(ii) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate
Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided that if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of Borrowers or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. Borrowers expressly consent to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker's lien, set-off or counterclaim with respect to any and all monies owing by Borrowers to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.

10.6     Amendments and Waivers.
----     -----------------------

               A. No amendment, modification, termination or waiver of any provision of this Agreement or of the Notes, and no consent to any departure by Borrowers therefrom, shall in any event be effective without the written concurrence of Requisite Lenders; provided that no amendment, modification, termination, waiver or consent shall, unless approved in writing and signed by

Borrowers and all the Lenders, do any of the following: reduce the principal of, or interest on, the Loans or any fees hereunder (other than any waiver of any increase in the interest rate applicable to any of the Loans pursuant to subsection 2.2E); change in any manner the definition of "Pro Rata Share" or the definition of "Requisite Lenders" (it being understood that, with the consent of Requisite Lenders, additional extensions of credit pursuant to this Agreement may be included in "Pro Rata Share" and "Requisite Lenders" on substantially the same terms as the Term Loan Commitments and the Term Loans and the Revolving Loan Commitments and the Revolving Loans); change in any manner any provision of this Agreement which, by its terms, expressly requires the approval or concurrence of all Lenders; postpone any date fixed for the payment in respect of principal of, or interest on, the Loans or any fees hereunder; release any Lien granted in favor of Administrative Agent with respect to 25% or more in aggregate fair market value of the Collateral; releases any Subsidiary Guarantor from its obligations under its Guaranty, other than in accordance with the terms of the Loan Documents; change in any manner the provisions contained in subsections 7.21, 9.1 or this subsection 10.6; or waive any provision of subsection 7.21; provided further that any such amendment, modification, termination, waiver or consent which increases the amount of the Commitment for any Lender shall be effective only if evidenced by a writing signed by or on behalf of such Lender.

               B. In addition, (i) any amendment, modification, termination or waiver of any of the provisions contained in Section 4 shall be effective only if evidenced by a writing signed by or on behalf of Administrative Agent and Requisite Lenders, (ii) no amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the Lender which is the holder of that Note except that to the extent such amendment, modification, termination or waiver would not otherwise require the consent of all Lenders, only the holder of such Note or Notes up to the amount constituting Requisite Lenders shall be required hereunder and (iii) no amendment, modification, termination or waiver of any provision of Section 9 or of any other provision of this Agreement which, by its terms, expressly requires the approval or concurrence of Administrative Agent shall be effective without the written concurrence of Administrative Agent.

               C. Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of that Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Borrowers in any case shall entitle Borrowers to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this subsection 10.6 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by Borrowers, on Borrowers. To the extent the Bank Agent is entitled or required to make any determinations under the Intercreditor Agreement, the Adelson Intercreditor Agreement or any FF&E Intercreditor Agreement, Bank Agent shall make such determinations upon the advice of Requisite Lenders.

               D. Notwithstanding the foregoing, if any Lender does not agree to any amendment hereunder requiring the consent of all Lenders and consented to by Lenders having or holding at least 66 2/3% of the sum of the aggregate Loans and unused Commitment of all Lenders, then the Borrowers may, at their sole expense and effort, upon notice to such Lender and Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in subsection 10.1, including, without limitation, as a condition precedent to such assignment, (i) Administrative Agent's consent to the assignee unless not otherwise required by subsection 10.1 and (ii) payment of the registration fee set forth in subsection 10.1B(i)), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) such Lender shall have received irrevocable payment in full in cash of an amount equal to the outstanding principal of its Loans, accrued interest thereon, and accrued fees and all other Obligations and other amounts payable to it hereunder from the assignee or the Borrowers and (ii) such assignment will result in such amendment being approved.

10.7     Certain Matters Affecting Lenders.
----     ----------------------------------

               (a) If (i) the Nevada Gaming Commission shall determine that any Lender does not meet suitability standards prescribed under the Nevada Gaming Regulations or (ii) any other gaming authority with jurisdiction over the gaming business of Borrowers shall determine that any Lender does not meet its suitability standards (in any such case, a "Former Lender"), the Administrative Agent or the Borrowers shall have the right (but not the duty) to designate bank(s) or other financial institution(s) (in each case, a "Substitute Lender," which may be any Lender or Lenders that agree to become a Substitute Lender and to assume the rights and obligations of the Former Lender, subject to receipt by the Administrative Agent of evidence that such Substitute Lender is an Eligible Assignee. The Substitute Lender shall assume the rights and obligations of the Former Lender under this Agreement. Borrowers shall bear the costs and expenses of any Lender required by the Nevada Gaming Commission, or any other gaming authority with jurisdiction over the gaming business of Borrowers, to file an application for a finding of suitability in connection with the investigation of an application by Borrowers for a license to operate a gaming establishment, in connection with such application for a finding of suitability.

               (b)  Notwithstanding  the  provisions of  subsection  (a) of this subsection 10.7, if any Lender becomes a Former Lender, and if the Administrative Agent or the Borrowers fail to find a Substitute Lender pursuant to subsection (a) of this subsection 10.7 within any time period specified by the appropriate gaming authority for the withdrawal of a Former Lender (the "Withdrawal Period"), the Borrowers shall immediately prepay in full the outstanding principal amount of Loans made by such Former Lender, together with accrued interest thereon to the earlier of (x) the date of payment or (y) the last day of any Withdrawal Period.

10.8     Independence of Covenants.
----     --------------------------

               All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Potential Event of Default if such action is taken or condition exists.

10.9     Notices.
----     --------

               Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile or telex, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided that notices to Administrative Agent shall not be effective until received. For the purposes hereof, the address of each party hereto shall be as set forth under such party's name on the signature pages hereof or (i) as to Borrowers and Administrative Agent, such other address as shall be designated by such Person in a written notice delivered to the other parties hereto and (ii) as to each other party, such other address as shall be designated by such party in a written notice delivered to Administrative Agent.

10.10    Survival of Representations, Warranties and Agreements.
-----    -------------------------------------------------------

               A. All representations, warranties and agreements made herein shall survive the execution and delivery of this Agreement and the making of the Loans and the issuance of the Letters of Credit hereunder.

               B. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Borrowers set forth in subsections 2.6D, 2.7, 10.2, 10.3 and 10.4 and the agreements of Lenders set forth in subsections 9.2C, 9.4, 10.5 and 10.20 shall survive the payment of the Loans and the reimbursement of any amounts drawn thereunder, and the termination of this Agreement.

10.11    Failure or Indulgence Not Waiver; Remedies Cumulative.
-----    ------------------------------------------------------

               No failure or delay on the part of Administrative Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Loan Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available.

10.12    Marshalling; Payments Set Aside.
-----    --------------------------------

               Neither Administrative Agent nor any Lender shall be under any obligation to marshal any assets in favor of Borrowers or any other party or against or in payment of any or all of the Obligations. To the extent that Borrowers make a payment or payments to Administrative Agent or Lenders (or to Administrative Agent for the benefit of Lenders), or Administrative Agent or Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

10.13    Severability.
-----    -------------

               In case any provision in or obligation under this Agreement or the Notes shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

10.14    Obligations Several; Independent Nature of Lenders' Rights.
-----    -----------------------------------------------------------

               The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitments of any other Lender hereunder. Nothing contained herein or in any other Loan Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

10.15    Headings.
-----    ---------

               Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

10.16    Applicable Law.
-----    ---------------

               THIS  AGREEMENT  AND THE RIGHTS AND  OBLIGATIONS  OF THE  PARTIES
HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

10.17    Successors and Assigns.
-----    -----------------------

               This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders (it being understood that Lenders' rights of assignment are subject to subsection 10.1). Neither Borrowers' rights or obligations hereunder nor any interest therein may be assigned or delegated by Borrowers without the prior written consent of all Lenders.

10.18    Consent to Jurisdiction and Service of Process.
-----    -----------------------------------------------

               ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST BORROWERS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY OBLIGATIONS THEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, BORROWERS, FOR THEMSELVES AND IN CONNECTION WITH THEIR PROPERTIES, IRREVOCABLY

               (I)  ACCEPT  GENERALLY  AND   UNCONDITIONALLY   THE  NONEXCLUSIVE
               JURISDICTION AND VENUE OF SUCH COURTS;

               (II) WAIVE ANY DEFENSE OF FORUM NON CONVENIENS;

               (III) AGREE THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO BORROWERS AT THEIR ADDRESS PROVIDED IN ACCORDANCE WITH SUBSECTION 10.9;

               (IV) AGREE THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER BORROWERS IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT;

               (V) AGREE THAT LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST BORROWERS IN THE COURTS OF ANY OTHER JURISDICTION; AND

               (VI) AGREE THAT THE PROVISIONS OF THIS SUBSECTION 10.18 RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER NEW YORK GENERAL OBLIGATIONS LAW
               SECTION 5-1402 OR OTHERWISE.

10.19    Waiver of Jury Trial.
-----    ---------------------

               EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on this waiver in entering into this Agreement, and that each will continue to rely on this waiver in their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SUBSECTION 10.19 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

10.20    Confidentiality.
-----    ----------------

               Each Lender shall hold all non-public information obtained pursuant to the requirements of this Agreement in accordance with such Lender's customary procedures for handling confidential information of this nature and in accordance with safe and sound banking or investment practices, it being understood and agreed by Borrowers that in any event a Lender may make disclosures to Affiliates of such Lender or disclosures reasonably required by any bona fide assignee, transferee or participant in connection with the contemplated assignment or transfer by such Lender of any Loans or any participations therein (provided that such assignee, transferee or participant agrees to also be bound by this subsection 10.20), or disclosures required or requested by any governmental agency or representative thereof or pursuant to legal process; provided that, unless specifically prohibited by applicable law or court order, each Lender shall notify Borrowers of any request by any governmental agency or representative thereof (other than any such request in connection with any examination of the financial condition of such Lender by such governmental agency) for disclosure of any such non-public information; and provided, further that in no event shall any Lender be obligated or required to return any materials furnished by Borrowers or any of their Subsidiaries.

10.21    Counterparts; Effectiveness.
-----    ----------------------------

               This Agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Agreement shall become effective as of the date hereof.

10.22    Restriction on Adelson Indebtedness.
-----    ------------------------------------

               Each of the Borrowers and Adelson agrees that the Borrowers and their Subsidiaries shall not incur any Indebtedness owed to Adelson or any of his Affiliates (other than with respect to the Affiliates of Adelson, the Borrowers and their Subsidiaries), except upon terms and conditions (including subordination provisions) that are in form and substance satisfactory to the Administrative Agent and Adelson. The foregoing restriction shall not apply to any Indebtedness of the Borrowers and their Subsidiaries (i) existing on the Closing Date and held on the Closing Date by a Person or Persons unaffiliated with Adelson, (ii) incurred in connection with any FF&E Facility Agreement or any financing of the HVAC Component or similar equipment or property, (iii) incurred under the Phase I-A Subsidiary Non-Recourse Loan, (iv) incurred under the Completion Guaranty Loan or (v) incurred under Employee Repurchase Notes.

               Adelson acknowledges that the execution, delivery and performance of this Agreement shall not alter, modify or affect in any manner the subordination provisions applicable to Indebtedness in respect of the Completion Guaranty Loan.

               Nothing in this Section 10.22 shall in any way modify the provisions of Section 7.5.

10.23    Gaming Authorities.
-----    -------------------

               The Arranger, the Administrative Agent and each Lender agree to cooperate with the Nevada Gaming Authorities in connection with the administration of their regulatory jurisdiction over the Borrowers and their Subsidiaries, including, without limitation, to the extent not inconsistent with the internal policies of such Lender or Issuing Lender and any applicable legal or regulatory restrictions the provision of such documents or other information as may be requested by any such Nevada Gaming Authority relating to the Arranger, the Administrative Agent or any of the Lenders, or Borrowers or any of their Subsidiaries, or to the Loan Documents. Notwithstanding any other provision of the Agreement, Borrowers expressly authorize each Agent and Lender to cooperate with the Nevada Gaming Authorities as described above.

10.24    Automatic Amendment of this Agreement.
-----    --------------------------------------

               If the Borrowers shall not have entered into an amendment to the FF&E Facility Agreement described in clause (i) of the definition thereof in accordance with the terms of Section 7.13D on or before September 30, 2001, the provisions of Sections 6 and 7 (and any definitions used in such sections) shall be automatically amended so that such provisions are the same as those in the Existing Credit Agreement immediately prior to the effectiveness of this Agreement. Borrowers agree to execute any documents reasonably requested by the Administrative Agent to confirm the foregoing.

                  [Remainder of page intentionally left blank]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                  BORROWERS:
                                 LAS VEGAS SANDS, INC.


                                 By:    /s/David Friedman
                                        -------------------------------
                                        Name:   David Friedman
                                        Title:  Secretary


                                 Notice Address:

                                        3355 Las Vegas Boulevard South
                                        Room 1A
                                        Las Vegas, Nevada 89109
                                        Attention:     General Counsel
                                        Telefax:       (702) 733-5499



                                 VENETIAN CASINO RESORT, LLC

                                 By:    Las Vegas Sands, Inc. its managing
                                        member

                                 By:    /s/David Friedman
                                        -------------------------------
                                        Name:   David Friedman
                                        Title:  Secretary


                                 Notice Address:

                                        3355 Las Vegas Boulevard South
                                        Room 1A
                                        Las Vegas, Nevada 89109
                                        Attention:     General Counsel
                                        Telefax:       (702) 733-5499

For purpose of subsection
10.22 only:



                                 SHELDON G. ADELSON


                                 By:    /s/Sheldon G. Adelson
                                        -------------------------------

                  LENDERS:

                                 THE BANK OF NOVA SCOTIA,
                                 individually and as a Lender, Lead Arranger and Administrative Agent


                                 By:    /s/Alan W. Pendergast
                                        -------------------------------
                                        Name:   Alan W. Pendergast
                                        Title:  Managing Director


                                 Notice Address:

                                        The Bank of Nova Scotia
                                        580 California Street, Suite 2100
                                        San Francisco, California 94104
                                        Attention:     Alan Pendergast
                                        Telefax:       (415) 397-0791


                                 With copy to:

                                        The Bank of Nova Scotia
                                        600 Peachtree Street, N.E.
                                        Atlanta, Georgia 30308
                                        Attention:     Marianne Velker
                                        Telefax:       (404) 888-8998

                                 FOOTHILL INCOME TRUST, L.P.



                                 By:    /s/R. Michael Bohannon
                                        -------------------------------
                                        Name:   R. Michael Bohannon
                                        Title:  Managing Member

                                 Notice Address:

                                        Foothill Income Trust, L.P.
                                        2450 Colorado Avenue
                                        Suite 3000 West
                                        Santa Monica, California  90404
                                        Attention:     Mike Bohannon
                                        Telefax:       310-453-7470






                                 FOOTHILL INCOME TRUST II, L.P.



                                 By:    /s/R. Michael Bohannon
                                        -------------------------------
                                        Name:   R. Michael Bohannon
                                        Title:  Managing Member

                                 Notice Address:

                                        Foothill Income Trust, L.P.
                                        2450 Colorado Avenue
                                        Suite 3000 West
                                        Santa Monica, California  90404
                                        Attention:     Mike Bohannon
                                        Telefax:       310-453-7470

                                 THE INTERNATIONAL COMMERCIAL
                                 BANK OF CHINA, NEW YORK AGENCY



                                 By:    /s/Wen-Hui Wang
                                        -------------------------------
                                        Name:   Wen-Hui Wang
                                        Title:  A.V.P. & Deputy General Manager


                                 Notice Address:

                                        International Commercial Bank of China
                                        360 Lexington Avenue, 6th Floor
                                        New York, New York 10017
                                        Attention:     M. S. Wu
                                        Telefax:       646-865-1373

                                 OPPENHEIMER SENIOR FLOATING
                                 RATE FUND



                                 By:    /s/David Foxhoven
                                        -------------------------------
                                        Name:   David Foxhoven
                                        Title:  A.V.P.


                                 Notice Address:

                                        Oppenheimer Senior Floating Rate Fund
                                        P.O. Box 5061
                                        Denver, CO 80217-5061
                                        Attention:     Elton Baggett
                                                       Fund Analyst III
                                        Telefax:       (303) 768-4383

                                 CSAM FUNDING I


                                 By:    /s/David Lerner
                                        -------------------------------
                                        Name:   David Lerner
                                        Title:  Director

                                 Notice Address:

                                        CSAM Funding I
                                        466 Lexington Avenue, 14th Floor
                                        New York, NY  10017
                                        Attention:     Judith Drummond
                                        Telefax:       (713) 216-3572

                          Acknowledgement and Consent

               Each of the undersigned is a Loan Party to the Existing Credit Agreement and is a party to certain Subsidiary Guaranties, Collateral Documents and/or Loan Documents. Each of the undersigned confirms that it has reviewed the terms and provisions of the foregoing Amended and Restated Credit Agreement (the "Amended and Restated Credit Agreement"), including any documents referred to therein, and confirms and agrees that, notwithstanding the effectiveness of the Amended and Restated Credit Agreement, the obligations of the undersigned under the Subsidiary Guaranties, the Collateral Documents and/or the Loan Documents to which it is a party shall not be impaired or affected and each such Subsidiary Guaranty, Loan Document and/or Collateral Document shall continue in full force and effect and is hereby ratified and confirmed. Mall Construction Subsidiary hereby ratifies and confirms the grant of security interests and Liens made by such Mall Construction Subsidiary in favor of the Administrative Agent in and to the Collateral pursuant to the Collateral Documents as security for the Obligations.

               Each of the undersigned acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in the Amended and Restated Credit Agreement, it is not required by the terms of the Existing Credit Agreement, the Subsidiary Guaranties, the Collateral Documents or any other Loan Document to which it is a party to consent to the amendment and restatement of the Existing Credit Agreement effected pursuant to the Amended and Restated Credit Agreement and (ii) nothing in the Existing Credit Agreement, the Amended and Restated Credit Agreement, the Subsidiary Guaranties, the Collateral Documents or any other Loan Document to which it is a party shall be deemed to require the consent of the undersigned to any future amendments.

               Capitalized terms used in the foregoing two paragraphs and not otherwise defined therein, shall be used as defined in the Amended and Restated Credit Agreement.


               MALL INTERMEDIATE HOLDING COMPANY, LLC


               By:  VENETIAN CASINO RESORT, LLC, its sole member

               By:  LAS VEGAS SANDS, INC., its managing member

                         By: /s/David Friedman
                            ---------------------------------------
                            Name:   David Friedman
                            Title:  Secretary


               Notice Address:

                         Mall Intermediate Holding Company, LLC
                         3355 Las Vegas Boulevard South
                         Room 1H
                         Las Vegas, Nevada 89109
                         Attn:     General Counsel
                         Telefax:  (702) 733-5499


































                                      S1-1

               LIDO INTERMEDIATE HOLDING COMPANY, LLC


               By:  VENETIAN CASINO RESORT, LLC, its sole member

               By:  LAS VEGAS SANDS, INC., its managing member


                      By: /s/David Friedman
                         ---------------------------------------
                         Name:  David Friedman
                         Title: Secretary


               Notice Address:


                         Lido Intermediate Holding, LLC
                         3355 Las Vegas Boulevard South
                         Room 1F
                         Las Vegas, Nevada 89109
                         Attn:      General Counsel
                         Telefax:   (702) 733-5499




               GRAND CANAL SHOPS MALL CONSTRUCTION, LLC


               By:  VENETIAN CASINO RESORT, LLC, its sole member

               By:  LAS VEGAS SANDS, INC., its managing member


                         By:  /s/David Friedman
                              -----------------------------
                              Name:     David Friedman
                              Title:    Secetary


               Notice Address:

                    Grand Canal Shops Mall Construction, LLC
                    3355 Las Vegas Boulevard South
                    Room 1G
                    Las Vegas, Nevada 89109
                    Attn:     General Counsel
                    Telefax:  (702) 733-5499


































                                      S1-2

                      AMENDED AND RESTATED CREDIT AGREEMENT


                         DATED AS OF SEPTEMBER 17, 2001


                                      AMONG

                             LAS VEGAS SANDS, INC.,
                                       and
                           VENETIAN CASINO RESORT, LLC
                                  as Borrowers,

                           THE LENDERS LISTED HEREIN,
                                   as Lenders,

                             THE BANK OF NOVA SCOTIA
                                as Lead Arranger,

                                       and

                             THE BANK OF NOVA SCOTIA
                             as Administrative Agent

                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----


Section 1.        DEFINITIONS.................................................2

         1.1      Certain Defined Terms.......................................2

         1.2      Accounting Terms; Utilization of GAAP for Purposes
                  of Calculations Under Agreement ...........................34

         1.3      Other Definitional Provisions and Rules of
                  Construction ..............................................34

Section 2.        AMOUNTS AND TERMS OF COMMITMENTS AND LOANS.................35

         2.1      Commitments; Making of Loans; the Register; Notes..........35

         2.2      Interest on the Loans......................................38

         2.3      Fees.......................................................40

         2.4      Repayments, Prepayments and Reductions in
                  Commitments; General Provisions Regarding Payments ........40

         2.5      Use of Proceeds............................................45

         2.6      Special Provisions Governing Eurodollar Rate Loans.........45

         2.7      Increased Costs; Taxes; Capital Adequacy...................47

         2.8      Obligation of Lenders to Mitigate..........................49

         2.9      Obligations Joint and Several..............................50

Section 3.        LETTERS OF CREDIT..........................................50

         3.1      Issuance of Letters of Credit and Lenders'
                  Purchase of Participations Therein ........................50

         3.2      Letter of Credit Fees......................................52

         3.3      Drawings and Reimbursement of Amounts Paid Under
                  Letters of Credit .........................................53

         3.4      Obligations Absolute.......................................54

         3.5      Indemnification; Nature of Issuing Lenders' Duties.........55

         3.6      Increased Costs and Taxes Relating to Letters of
                  Credit ....................................................56

Section 4.        CONDITIONS TO LOANS AND LETTERS OF CREDIT..................56

         4.1      Conditions to the Occurrence of the Closing Date...........57

         4.2      Conditions to all Loans on or after the Closing
                  Date ......................................................58

         4.3      Conditions to Letters of Credit............................59

Section 5.        BORROWERS' REPRESENTATIONS AND WARRANTIES..................59

         5.1      Organization, Powers, Qualification, Good
                  Standing, Business and Subsidiaries .......................59

         5.2      Authorization of Borrowing, etc............................60

         5.3      Financial Condition........................................61

         5.4      No Material Adverse Change; No Restricted Junior
                  Payments ..................................................61

         5.5      Title to Properties; Liens; Real Property..................61

         5.6      Litigation; Adverse Facts..................................62

         5.7      Payment of Taxes...........................................62

         5.8      Performance of Agreements; Materially Adverse
                  Agreements; Material Contracts ............................62

         5.9      Governmental Regulation....................................62

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

         5.10     Securities Activities......................................62

         5.11     Employee Benefit Plans.....................................63

         5.12     Certain Fees...............................................63

         5.13     Environmental Protection...................................63

         5.14     Employee Matters...........................................64

         5.15     Solvency...................................................64

         5.16     Matters Relating to Collateral.............................64

         5.17     Construction Litigation....................................64

         5.18     No Event of Default........................................65

         5.19     Adelson Subordination Agreement............................65

         5.20     Status of Certain Agreements...............................65

Section 6.        BORROWERS' AFFIRMATIVE COVENANTS...........................65

         6.1      Financial Statements and Other Reports.....................65

         6.2      Corporate Existence, etc ..................................70

         6.3      Payment of Taxes and Claims; Tax Consolidation ............70

         6.4      Maintenance of Properties; Insurance; Application
                  of Net Loss Proceeds ......................................70

         6.5      Inspection; Lender Meeting ................................71

         6.6      Compliance with Laws, etc.; Permits .......................71

         6.7      Environmental Review and Investigation,
                  Disclosure, Etc.; Borrowers' Actions Regarding
                  Hazardous Materials Activities, Environmental
                  Claims and Violations of Environmental Laws ...............71

         6.8      Interest Rate Protection ..................................73

         6.9      Compliance with Material Contracts ........................73

         6.10     [Intentionally omitted] ...................................73

         6.11     Payment of Liens ..........................................73

         6.12     Further Assurances ........................................74

         6.13 Execution of Subsidiary Guaranty and Personal Property Collateral Documents by Certain Subsidiaries and Future
                  Subsidiaries ..............................................75

Section 7.        BORROWERS' NEGATIVE COVENANTS .............................75

         7.1      Indebtedness ..............................................76

         7.2      Liens and Related Matters .................................77

         7.3      Investments; Joint Ventures; Formation of Subsidiaries ....79

         7.4      Contingent Obligations ....................................80

         7.5      Restricted Junior Payments ................................80

         7.6      Financial Covenants .......................................82

         7.7      Restriction on Fundamental Changes; Asset Sales
                  and Acquisitions ..........................................83

         7.8      Sales and Lease-Backs .....................................85

         7.9      Sale or Discount of Receivables ...........................85

         7.10     Transactions with Shareholders and Affiliates .............85

         7.11     Disposal of Subsidiary Stock ..............................87

         7.12     Conduct of Business .......................................87

         7.13     Certain Restrictions on Changes to Operative
                  Documents, Permits, Project Budget or Project
                  Schedule ..................................................88

         7.14     Consolidated Capital Expenditures .........................88

         7.15     Fiscal Year ...............................................89

         7.16     Zoning and Contract Changes and Compliance ................89

         7.17     No Joint Assessment; Separate Lots ........................89

         7.18     Certain Covenants Applicable to New Mall
                  Subsidiary and Other Mall Related Companies ...............90

         7.19     Limitation on Declaration of Restricted
                  Subsidiaries ..............................................91

         7.20     Payments to Adelson .......................................91

         7.21     Interest Payments .........................................91

Section 8.        EVENTS OF DEFAULT .........................................91

         8.1      Failure to Make Payments When Due .........................91

         8.2      Default under Other Indebtedness or Contingent
                  Obligations ...............................................91

         8.3      Breach of Certain Covenants ...............................92

         8.4      Breach of Warranty ........................................92

         8.5      Other Defaults Under Loan Documents .......................92

         8.6      Involuntary Bankruptcy; Appointment of Receiver, etc ......92

         8.7      Voluntary Bankruptcy; Appointment of Receiver, etc ........92

         8.8      Judgments and Attachments .................................92

         8.9      Dissolution ...............................................93

         8.10     Employee Benefit Plans ....................................93

         8.11     Change in Control .........................................93

         8.12     Failure of Guaranty; Repudiation of Obligations ...........93

         8.13     Default Under or Termination of Operative
                  Documents .................................................94

         8.14     Default Under or Termination of Permits ...................94

         8.15     Default Under or Termination of Cooperation
                  Agreement .................................................94

         8.16     Bankruptcy or Dissolution of New Mall Subsidiary ..........94

         8.17     Acceleration of Obligations of New Mall Subsidiary ........94

         8.18     Certain Investments in any Excluded Subsidiary ............94

         8.19     Conforming Adelson L/C ....................................94

         8.20     Default Under or Termination of the Phase II Lease ........94

Section 9.        AGENTS ....................................................95

         9.1      Appointment ...............................................95

         9.2      Powers and Duties; General Immunity .......................96

         9.3      Representations and Warranties; No Responsibility
                  For Appraisal of Credit Worthiness ........................97

         9.4      Right to Indemnity ........................................97

         9.5      Successor Administrative Agent ............................97

         9.6      Collateral Documents and Subsidiary Guaranties ............98

         9.7      Disbursement Agreement and Intercreditor Agreement ........98

         9.8      Appointment of Lead Arranger after November 14, 1997 ......98

Section 10.       MISCELLANEOUS .............................................99

         10.1     Assignments and Participations in Loans ...................99

         10.2     Expenses..................................................101

         10.3     Indemnity.................................................101

         10.4     Set-Off; Security Interest in Deposit Accounts............102

         10.5     Ratable Sharing...........................................102

         10.6     Amendments and Waivers....................................102

         10.7     Certain Matters Affecting Lenders.........................103

         10.8     Independence of Covenants.................................103

         10.9     Notices...................................................104

         10.10    Survival of Representations, Warranties and
                  Agreements ...............................................104

         10.11    Failure or Indulgence Not Waiver; Remedies
                  Cumulative ...............................................104

         10.12    Marshalling; Payments Set Aside...........................104

         10.13    Severability..............................................105

         10.14    Obligations Several; Independent Nature of
                  Lenders' Rights ..........................................105

         10.15    Headings..................................................105

         10.16    Applicable Law............................................105

         10.17    Successors and Assigns....................................105

         10.18    Consent to Jurisdiction and Service of Process............105

         10.19    Waiver of Jury Trial......................................106

         10.20    Confidentiality...........................................106

         10.21    Counterparts; Effectiveness...............................106

         10.22    Restriction on Adelson Indebtedness.......................106

         10.23    Gaming Authorities........................................107

         10.24    Automatic Amendment of this Agreement.....................107

Signature pages ............................................................S-1

Acknowledgement and Consent................................................S1-1

SCHEDULES



2.1         LENDERS' COMMITMENTS AND PRO RATA SHARES
5.1A        JURISDICTION OF ORGANIZATIONS
5.1C        OWNERSHIP OF BORROWERS
5.1D        SUBSIDIARIES OF BORROWERS
5.1E        OPTIONS
5.4         RESTRICTED JUNIOR PAYMENTS
5.5         REAL PROPERTY
5.6         LITIGATION
5.8         MATERIAL CONTRACTS
5.11        CERTAIN EMPLOYEE BENEFIT PLANS
5.12        CERTAIN FEES
5.13        ENVIRONMENTAL MATTERS
5.16        PERMITS
5.17        CONSTRUCTION LITIGATION
5.18        EVENTS OF DEFAULT AND POTENTIAL EVENTS OF DEFAULT
5.20A       COOPERATION AGREEMENT LIENS
5.20B       HVAC SERVICES AGREEMENT LIENS
5.20C       ADDITIONAL EMPLOYMENT AGREEMENTS/OPTION PLANS OR AGREEMENTS
5.20D       AMENDMENTS TO OTHER INDEBTEDNESS DOCUMENTS
7.2         CERTAIN EXISTING LIENS
7.3         CERTAIN EXISTING INVESTMENTS

                                    EXHIBITS



I-A         FORM OF NOTICE OF BORROWING FOR REVOLVING LOANS
II          FORM OF NOTICE OF CONVERSION/CONTINUATION
III-A       FORM OF  TERM NOTE
III-B       FORM OF REVOLVING NOTE
IV          FORM OF COMPLIANCE CERTIFICATE
V-A         FORM OF OPINION OF PAUL, WEISS, RIFKIND, WHARTON & GARRISON
V-B         FORM OF OPINION OF LIONEL SAWYER & COLLINS
VI          [INTENTIONALLY OMITTED]
VII         FORM OF ASSIGNMENT AGREEMENT
VIII        FORM OF SUBSIDIARY SECURITY AGREEMENT
VIII-A      FORM OF PHASE I-A SUBSIDIARY SECURITY AGREEMENT
IX          FORM OF CERTIFICATE RE NON-BANK STATUS
X           [INTENTIONALLY OMITTED]
XI          FORM OF SUBSIDIARY GUARANTY
XII         FORM OF COMPANY SECURITY AGREEMENT
XIII        FORM OF DEED OF TRUST
XIV         FORM OF INTERCREDITOR AGREEMENT (CREDIT PARTIES)
XV          FORM OF NOTICE OF ISSUANCE OF LETTER OF CREDIT
XVI         FORM OF INTERCREDITOR AGREEMENT (ADELSON)
XVII        FORM OF DISBURSEMENT AGREEMENT
XVIII       FORM OF SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT
XIX         FORM OF MALL CONSTRUCTION SUBSIDIARY SECURITY AGREEMENT
XX          FORM OF CONFORMING ADELSON L/C DRAWING AGREEMENT
XXI         FF&E LETTER AGREEMENT